DATED August 1, 1997




             Trans-Continental Leaf Tobacco Corporation Limited, (1)
                Standard Commercial Tobacco Company (UK) Limited
                                       and
                      Standard Commercial Tobacco Co., Inc.
                                 (as Borrowers)

                       Standard Commercial Corporation (2)
                                 (as Guarantor)

                           The Steering Committee (3)

                        Deutsche Bank A.G. in Hamburg (4)
                                 (as Lead Bank)

                            Bankers Trust Company (5)
                    (as Co-Lead Bank and Documentation Agent)

                              MeesPierson N.V. (6)
                        (as International Security Agent)

                            Bankers Trust Company (7)
                             (as US Security Agent)

                                      -and-

                                  The Banks (8)



                  ---------------------------------------------


                          THIRD SUPPLEMENTAL AGREEMENT
                       TO THE MASTER FACILITIES AGREEMENT

                  ---------------------------------------------



                              LOVELL WHITE DURRANT
                               65 Holborn Viaduct
                                 London EC1A 2DY
                                 A1/KB/112557-1

THIS AGREEMENT is made the      day of      1997

BETWEEN:

(1)  THE COMPANIES LISTED IN SCHEDULE 1 (the "Borrowers");

(2)  STANDARD  COMMERCIAL   CORPORATION   (Federal  Tax  Identification   Number
     13/1337610) whose registered office is at 2201 Miller Road, PO Box 450, Wilson NC 27894-0450, USA ("SCC");

(3)  BANKERS TRUST  COMPANY,  DEUTSCHE BANK A.G. IN HAMBURG,  MEESPIERSON  N.V.,
     NORDDEUTSCHE    LANDESBANK   GIROZENTRALE   AND   WESTDEUTSCHE   LANDESBANK
     GIROZENTRALE (the "Steering Committee");

(4)  DEUTSCHE BANK A.G. in Hamburg(the "Lead Bank");

(5)  BANKERS TRUST COMPANY (the "Co-Lead Bank" and the "Documentation Agent");

(6)  MEESPIERSON N.V. (the "International Security Agent");

(7)  BANKERS TRUST COMPANY (the "US Security Agent"); and

(8)  THE BANKS LISTED IN SCHEDULE 2 ("the Banks").

WHEREAS:

     (A) On 5 May, 1995, certain of the parties entered into the MFA (as defined below).

     (B) The parties now wish to amend and supplement the MFA as set out in this Agreement.


IT IS AGREED:

1.   DEFINITIONS

1.1 Save as expressly provided in this Agreement, expressions defined in the MFA shall bear the same meanings in this Agreement and principles of interpretation applicable to the MFA shall also apply to this Agreement.

1.2 In this Agreement the following expressions shall have the following respective meanings:

     "MFA"means the Master Facilities Agreement dated 5th May 1995 as amended by a first Supplemental Agreement dated 1 February 1996 and by a Second Supplemental Agreement dated 16 July 1996 and otherwise as amended, varied, supplemented and in force immediately prior to the Effective Date;

     "Effective Date" means the first date on which the Lead Bank shall have received the documents and payments referred to in clause 2.3 below, satisfactory in form and substance to the Lead Bank and on which the Lead Bank is satisfied with the matters referred to in clause 2.3 of this Agreement;

     "Exiting Banks" means the Banks listed in Schedule 3;

     "Obligor" shall have the meaning given in the Appendix to this Agreement.

1.3 Unless otherwise specified, any reference in this Agreement to a Clause or a Schedule is to a Clause or a Schedule of the MFA.

1.4  The MFA shall be amended as set out below.


2.   AMENDMENT

2.1 With effect from the Effective Date, the MFA shall be amended to read as set out in the attached Appendix and the Borrowers, SCC, the Steering Committee, the Lead Bank, the Co-Lead Bank, the Documentation Agent, the International Security Agent, the US Security Agent and the Banks shall each be parties to the MFA in their respective capacities and on the terms set out in the Appendix to this Agreement.

2.2 SCC enters into this Agreement on behalf of itself, Spierer Freres & Cie S.A., Werkhof GmbH, W.A. Adams Company and General Processors Inc. In respect of Spierer Freres & Cie S.A., Werkhof GmbH, W.A. Adams Company and General Processors Inc, SCC enters into this Agreement on their behalf to agree the amendment of this Agreement which releases them from their obligations to the Banks under the MFA.

2.3 (a) Arrangement Fees: the fees being the arrangement and renewal fee stated in the fees letter of even date from the Lead Bank to Standard Commercial Tobacco Company Inc. ("SCTC Inc").

     (b)  Payment of Fees: all fees payable to the Lead Bank, MeesPierson NV and
          Bankers  Trust  Company  together  with  any   disbursements  and  any
          applicable taxes shall have been paid in full.

     (c) Agreement: this Agreement duly signed on behalf of each of the parties.

     (d)  Company Documents

          (i) Constitutional Documents: certified copies of the certificate of incorporation, certificate of incorporation on change of name (if any) and current memorandum and articles of association of each person named in Schedule 1 to this Agreement or, if previously provided to the Lead Bank, a certificate signed by a director of such person confirming that the copies previously provided to the Lead Bank under the MFA remain unchanged;

          (ii) Certificate of Authorisation: in relation to SCTC Inc, SCTC (UK), and SCC, a certificate of two of its directors to the effect that the requisite resolution of its board of directors, in the Agreed Terms, has been duly and properly passed:-

               (aa) authorising its execution,  delivery and performance of this
                    Agreement and each other Finance Document to be executed by it; and

               (bb) authorising  a named  person or  persons  specified  in such certificate and whose specimen signatures appear there to sign (where appropriate, as a Deed) this Agreement and each other Finance Document to be executed by it and any amendments and renewals thereof and to give any notices or certificates required in connection with such documents, and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory;


                  (iii) Authorising Board Resolutions: a certified copy of the resolutions of the board of directors referred to in paragraph (d) (ii) above or an original Resolution by Circular Letter of TCLTC in the agreed terms unless local legal counsel to the Lead Bank and the Security Agents advises that this is not necessary;

                  (iv) Certificate of Authorisation of other Obligors: in relation to each Obligor other than SCTC Inc, SCTC
                          (UK), TCLTC, and SCC, a certificate of two of its directors to the effect that the requisite resolution of its board of directors, in the Agreed Terms, has been duly and properly passed:-

                    (aa) approving   this   Agreement  and  each  other  Finance
                         Document and authorising the execution of any Finance Document to be executed by it; and

                    (bb) authorising a named person or persons specified in such certificate and whose specimen signatures appear there to sign (where appropriate, as a Deed) any amendments and renewals of any Finance Document to which it is a party and to give any notices or certificates required in connection with such Finance Documents, and confirming that such resolutions are still in effect and have not been varied or rescinded or a certificate in such other form as local legal counsel to the Lead Bank and the Security Agents consider to be satisfactory;

                    (v) Authorising Board Resolutions: a certified copy of the resolutions of the board of directors of each Obligor referred to in paragraph (d)(iv) above unless local legal counsel to the Lead Bank and the Security Agents advises that this is not necessary;

     (e) Directors' Certificates: a certificate (signed in each case by two directors) of each of SCTC Inc. SCTC (UK) and TCLTC and SCC that, after making diligent enquiry, the directors are not aware that any Event of Default or Potential Event of Default under the MFA has occurred and is Continuing.

     (f)  Budgets, Accounts and Reports

          (i)  Budget:   a  Budget  for  SCTC  Inc.  and  its  tobacco   trading
               Subsidiaries for the 12 month period ending 31 March 1998;

          (ii) The Cash Flow Forecast: a Cash Flow Forecast for SCTC Inc. and its tobacco trading Subsidiaries on a 12 month rolling basis for the period ending 31 March 1998.

     (g)  Security Documents and Legal Opinions

          (i)  UK:

               (aa) Supplemental  Deed to a Guarantee and Debenture by SCTC (UK)
                    in favour of MeesPierson NV dated 11 May 1995;

               (bb) Supplemental  Deed to a Guarantee and Debenture by SCTC (UK)
                    in favour of MeesPierson NV dated 5 May 1995;


               (cc) Deed of release by MeesPierson NV and SCC of the Charge over
                    Shares by SCC to MeesPierson NV as Security Agent of its shares in SCTC (UK) and SCTS (UK) dated 5 May 1995;

               (dd) Charge  over  Shares  by  SCTC,  Inc  to  MeesPierson  NV as
                    International Security Agent of its shares in SCTC (UK) and SCTS (UK);

               (ee) Minutes  of SCTC  (UK) and  SCTS  (UK)  Directors'  meetings approving entry into the above documents; and

               (ff) Legal Opinion of Lovell White Durrant;

               (gg) Legal Opinion of Clifford Chance; and

               (hh) Share  Certificates  to be delivered in connection with (dd)
                    above.

          (ii) USA:

               (aa) Documents  Associated with Cancellation of Intercreditor and
                    Subordination Agreement

                    (1) the Junior Lender Release (Exhibit B to Intercreditor Agreement) .

          (bb) Documents Associated with Satisfaction of ABL Indebtedness of Release of ABLs' Security Interests and Liens

                    (1) Payoff Letter which terminates the Intercreditor and Subordination Agreement, dated July 15, 1996.;

                    (2)  Escrow  Letter  which  relates  to,  inter  alia,   the
                         cancellation  of  the  $2,000,000   Standby  Letter  of
                         Credit;

                    (3)  UCC   termination   Statements   for  UCC-1   Financing
                         Statements by SCTC Inc. filed in favour of ABLs in the following locations:

          (x)  North Carolina:

               (A)  Secretary of State; and

               (B)  Wilson Country;

          (y)  Virginia:

               (A)  State Corporation commission; and

               (B)  City of Danville; and

          (z)  Kentucky:

               (A)  Secretary of State; and

               (B)  Washington Country.


               (4) UCC Termination Statements for UCC-1 Financing Statements by General Processors, Inc, filed in the following locations:

          (x)  North Carolina:

               (A)  Secretary of State; and

               (B)  Granville County.

               (5) UCC Termination Statements for UCC-1 Financing Statements by W A Adams Company files in the following locations:

          (x)  North Carolina:

               (A)  Secretary of State; and

               (B)  Granville County.

               (6) Release Deed of Trust for the Deed of Trust and Security Agreement by SCTC Inc. ABLs (Wilson County, North Carolina Property).

               (7) Release of Deed of Trust for the Deed of Trust and Security Agreement by General Processors, Inc. to ABLs (Granville County, North Carolina Property).

               (8) Release of Deed of Trust for Deed of Trust and Security Agreement by W A Adams Company to ABLs (Granville County, North Carolina Property).

               (9) Release of Mortgage by SCTC Inc. to ABLs (Washington County, Kentucky Property).

     (cc) Documents Relating to Guaranty, Security, etc that may be Amended and/or Restated

               (1)  amended and restated Guaranty Agreement.

               (2)  amended and restated Security Agreement.

               (3)  amended   and   restated   Hazardous   Materials   Indemnity
                    Agreement.

               (4) amended and restated Deed of Trust and Security Agreement by SCTC, Inc. (Wilson County, North Carolina Property).

               (5) amended and restated Deed of Trust and Security Agreement by General Processors, Inc. (Granville County, North Carolina Property).

               (6)  amended and restated Deed of Trust and Security Agreement by
                    W  A  Adams  Company  (Granville   County,   North  Carolina
                    Property).

               (7) amended and restated Mortgage by SCTC Inc. (Washington County, Kentucky Property).


               (8) UCC-3 termination financing Statements amendments by SCTC Inc. filed in the following locations:

     (x)  North Carolina:

          (A)  Secretary of State; and

          (B)  Wilson County;

     (y)  Virginia:

          (A)  Secretary of State; and

          (B)  City of Danville;

     (z)  Kentucky:

          (A)  State Corporation Commission; and

          (B)  Washington County.

          (9) UCC-3 termination Financing Statements by General Processors, Inc. Filed in the following locations:

     (x)  North Carolina:

     (A)  North Carolina;

     (B)  Granville County.

     (10) UCC-3 termination Financing Statement by W.A. Adams Company filed in the following locations:

     (x)  North Carolina:

     (A)  Secretary of State; and

     (B)  Granville County.

     (11) Opinion Letters:

     (x)  State of North Carolina by Robinson, Bradshaw & Hinson

     (y)  State of North Carolina by Narron,  Holdford,  Babb, Harrison & Rhodes
          P.A.

     (z)  State of Kentucky by Wyatt Tarrant & Combs.


          (iii) Belgium:

          (aa) Supplemental Agreement to General Letter of Pledge by SCTC (UK) to MeesPierson NV as Security Agent dated 30 May 1995;


          (bb) Supplemental Agreement to General Letter of Pledge by TCLTC to MeesPierson NV as Security Agent dated 30 May 1995;

          (cc) Supplemental Agreement to Warehouse Locking Agreement between MeesPierson NV and SCTC (UK) and Tabaknatie; and

          (dd) Supplemental Agreement to Warehouse Locking Agreement between MeesPierson NV and TCLTC and Tabaknatie.

          (ee) legal opinion of Lovell White Durrant in Brussels;

     (iv) Jersey:

          (aa) Supplemental Agreement to the Security Agreement granted by TCLTC dated 26 February 1996 in respect of all the shares in TCLTC Jersey;

          (bb) Deed of Covenant by TCLTC Jersey, TCLTC and SCTC Inc. in favour of the Security Agent in relation to TCLTC Jersey;

          (cc) Supplemental Agreement to Guarantee and Debenture by TCLTC Jersey in favour of the Security Agent dated 26 February 1996;

          (dd) power of attorney in respect of the TCLTC Jersey signatories of the documents at (bb) and (cc) above

          (ee) legal opinion of Bedell & Cristin;

          (ff) legal opinion of Mourant du Feu & Jeune;

          (gg) legal opinion of Clifford Chance.


         (v)      Canada:

                  (aa) Deed of release by MeesPierson NV and SCC of the Pledge by SCC to MeesPierson NV as Security Agent of its shares in SCTC of Canada Limited dated 5 May 1995; and

                  (bb) Pledge by SCTC, Inc to MeesPierson NV as International Security Agent of its shares in SCTC of Canada Limited.

         (vi)     Liechtenstein:

                    (aa) Pledge by SCTC, Inc to MeesPierson NV as  International
                         Security Agent of its shares in TCLTC including a release of SCC in respect of shares pledged in TCLTC;.and

                    (bb) letter  of   instruction   from  SCC  to  Dr   Batliner
                         concerning the shares in TCLTC

         (vii)    Switzerland:

                    (aa) Deed of release by MeesPierson NV and SCC of the Pledge by SCC to MeesPierson NV as Security Agent of its shares in Spierer Freres Cie dated 5 May 1995; and


                    (bb) Pledge by SCTC, Inc to MeesPierson NV as  International
                         Security Agent of its shares in Spierer Freres Cie.

                    (cc) a legal opinion to be given by Swiss counsel.

                    (dd) Spierer Freres & Cie S.A. 1996 Annual Report;

                    (ee) power  of  attorney  given  in  favour  of SCC  and the addendum thereto;

                    (ff) certificate in relation to negative pledges;

                    (gg) certified  true copy of the  Memorandum and Articles of
                         Association of the Spierer Freres & Cie S.A.;

                    (hh) directors' certificate (in facsimile form);

                    (ii) attestation  of negative  result of a search  regarding any pending debt collection proceedings against the Spierer Freres & Cie S.A.;

                    (jj) certified  excerpt from the Geneva  Companies  registry regarding the Spierer Freres & Cie S.A.; and

                    (kk) statement as to real estate  currently  held by Spierer
                         Freres & Cie S.A. in Switzerland.

     (viii) Germany:

                    (aa) the release of the Pledge by SCC to  MeesPierson  NV as
                         Security Agent of its shares in Werkhof dated 2 May 1995 and the pledge of the same shares by SCTC Inc. after the transfer of shares to SCTC, Inc.

     (h) Insurance Arrangements: a letter from SCC's insurance brokers addressed to the Lead Bank (on behalf of itself and the other Finance Parties) setting out in relation to each Tobacco Group Company the insurance arrangements which will be in effect as at the date of this Agreement and showing that the resulting level and extent of insurance cover are sufficient to enable the Borrowers to comply with the covenant in Clause 14.12 (Insurance) of the MFA (as amended by this Agreement);

     (i) Reorganisation: confirmation that the group reorganisation of the Tobacco Group has been carried out and that the structure of the Tobacco Group is as set out in Schedule VII to the Appendix to this Agreement;

     (j)  Auditors' Letter: a faxed copy of the signed Auditors' Letter;

     (k) Bonds: written confirmation from SCTC Inc. and BT Securities Inc. that the Bonds have been fully subscribed in an amount not less than $80,000,000 subject only to this Agreement becoming unconditional.

          (l) Financial Statements: a copy of the audited consolidated financial statements of SCC and the individual financial statements of SCTC Inc. each for the Accounting Reference Period ending 31 March 1997.


     (m) Exiting Banks: with respect to each of the Exiting Banks a letter signed on behalf of such Exiting Bank confirming that subject to receipt of payment of amounts outstanding to it, its commitments under the MFA are cancelled, it agrees to the proposed changes to the MFA and it authorises the International Security Agent to execute certain releases on its behalf;

     (n) Bank Mandates: such bank mandates, specimen signatures and similar documentation as each of the Banks may require in order to enable each of the Facilities made available by a Bank to be utilised by each of the Borrowers, duly signed on behalf of the relevant Borrower(s);

     (o) Payment of Exiting Banks: written confirmation from BT Securities Inc. and Deutsche Bank AG in Hamburg that they have sent, by telegraphic transfer, sufficient funds to the Exiting Banks to repay all of the sums due to the Exiting Banks.

     (p) Share Transfer Agreement: the share transfer agreement between SCC and SCTC Inc transferring ownership in the sahres referred to in that agreement for the purposes of the group reorganisation duly executed by all parties to it.

     (q) Other Documentation: such other documentation as the Lead Bank may specify in writing.

2.4 The other matters referred to in the preamble to clause 2.1 of this Agreement are that no Event of Default or Potential Event of Default shall have occurred and be Continuing.

2.5 The Lead Bank shall be entitled to disregard discrepancies in any of the conditions precedent produced to it pursuant to clause 2.3 of this Agreement where it considers that such discrepancy is of a minor and non-material nature.

3.   Conditions Subsequent

3.1 The Borrowers shall procure the delivery to the Lead Bank of the following conditions subsequent, no later than two Business Days after the date of this Agreement (in the case of the condition subsequent set out in sub-clause (vii) below) and no later than 10 Business Days after the date of this Agreement (in the case of all other conditions subsequent set out below) in form and substance satisfactory to the Lead Bank:

     (i)  Canada:

          (aa) a legal opinion to be given by Canadian counsel; and

          (bb) Company Certificate of SCTC of Canada Ltd.

     (ii) Germany:

          (aa) a German law cash charge over Designated Accounts held at Deutsche Bank AG in Hamburg.

          (bb) a legal opinion to be given by German counsel.

     (iii) Greece:

          (aa) Amendment to the Pledge by TCLTC to MeesPierson NV as Security Agent of its shares in Transhellenic Tobacco SA dated 30 May 1995.


          (bb) (1) certificate to be issued by the supervising authority, i.e. the Prefecture of Thessaloniki, confirming that Transhellenic continues to carry on its activities;

               (2) certificate to be issued by the Court of First Instance of Thessaloniki confirming that Transhellenic is not declared bankrupt;

               (3) certificate to be issued by the Court of First Instance of Thessaloniki confirming that Transhellenic is not subject to compulsory administration;

               (4) certificate to be issued by the Court of First Instance of Thessaloniki confirming that Transhellenic confirming that there is no pending application for the declaration of bankruptcy or for the appointment of a compulsory administrator.

     (iv) Liechtenstein:

          (aa) Supplemental Deed to a Guarantee and Debenture by TCLTC in favour of MeesPierson NV as Security Agent dated 5 May 1995; and

          (bb) a legal opinion to be given by Liechtenstein counsel.

          (cc) (1) extract from the Liechtenstein Public Register for TCLTC;

               (2) board resolution of TCLTC approving the new share pledge by SCTC, Inc, the Supplemental Deed to the Guarantee and Debenture and the amended MFA and any other Finance Documents it enters into

               (3) power of attorney of TCLTC in favour of those persons who will execute the above mentioned documents;

               (4) the Share Certificates in TCLTC (held by MeesPierson NV as Security Agent) which should be in Liechtenstein at the time of the new pledge and which should be endorsed with the name of SCTC, Inc. when ownership is transferred;

               (5) letter from SCC and SCTC, Inc. to TCLTC informing it that ownership of the shares in TCLTC has passed to SCTC, Inc.;

               (6)  extract from the share registry of TCLTC;

               (7) board resolution of TCLTC approving the registration of the new share pledge in the share register of TCLTC and of any sale of the Shares as a consequence of the Pledge Agreement.

     (dd) Supplemental Agreement to a charge over shares dated 30 May 1995 granted by TCLTC in favour of the Security Trustee over shares in Stancom Tobacco (Zimbabwe).

     (ee) Security Agreement granted by TCLTC in favour of the International Security Trustee in respect of receivables (governed by the laws of North Carolina)


     (ff) if and to the extent the agreements entered into by TCLTC at 2.3(g)(iv)(aa) and (bb) and 3.1 (iv) (aa) are not notarised a Deed Poll executed by each Obligor party to such agreement;

          (v)  Philippines:

               (aa) Supplemental  Deed  to a  Deed  of  Assignment  relating  to
                    Philippine receivables by TCLTC in favour of MeesPierson NV as Security Agent dated 29 November 1995, including schedule of outstanding invoices payable by Philippine customers as at the same date.

               (bb) a legal opinion to be given by Philippines counsel.

          (vi) Switzerland:

               (aa) a board resolution ratifiying the execution of the Agreement by SCC on behalf of Spierer Freres & Cie S.A.; and

               (bb) the share certificates in Spierer Freres & Cie S.A..


          (vi) Jersey:

               (aa) members' resolution in respect of TCLTC Jersey.

          (vii) USA:

               (aa) Endorsement to Chicago Title Mortgagee's Insurance Policy.

3.2 It is agreed that the Security Trustee will release the share pledges granted by Standard Wool Inc. and Advhus Gestion SC over their shares in Standard Wool France SA after completion of the conditions precedent listed in clause 2.3

3.3 All fees payable to the respective legal advisers of the Lead Bank, MeesPierson NV and Bankers Trust Company shall be paid together with any disbursements and any applicable taxes in full within five Business Days of the Effective Date.

3.4  In the event that the conditions subsequent listed in Clause 3.1 above are

     (i)  not satisfied within the relevant time limit set out therein; or

     (ii) not waived in writing by the Lead Bank; or

     (iii) the relevant time limit is not extended in writing by the Lead Bank the Lead Bank (acting on the  instructions  of the Majority Banks) may
          declare  all  of  the   Outstandings  in  respect  of  the  Facilities
          immediately due and repayable.

4.   Construction

4.1 The MFA and this Agreement shall after the date of this Agreement be read and construed as one document and references in the MFA and each Finance Document to the MFA shall be read and construed as references to the MFA as supplemented and amended by this Agreement.


4.2 The MFA shall continue in full force and effect, save as otherwise expressly amended by this Agreement.

4.2 The amendments contained in this Agreement shall be without prejudice to any rights and liabilities arising under the MFA by reference to any acts, omissions and events occurring before such amendments come into effect.

5.   Costs and Expenses

          SCTC Inc. will reimburse the Lead Bank and each of the Security Agents on demand all reasonable costs and expenses (including legal costs and out-of-pocket expenses) and all value added tax thereon incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and any condition precedent documentation contemplated in it.

6.   Counterparts

         This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.

7.   Notices

          The provisions of Clause 32 (Notices) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

8.   Governing Law and Jurisdiction

          The provisions of Clause 40 (Governing Law and Jurisdiction) of the MFA shall be deemed to be incorporated, mutatis mutandis, in this Agreement.

AS WITNESS the hands of the parties the day and year first above written.

                                   SCHEDULE 1


                                  THE BORROWERS


Standard Commercial Tobacco Company (UK) Limited

Trans-Continental Leaf Tobacco Corporation Limited

Standard Commercial Tobacco Co., Inc.

                                   SCHEDULE 2


                                    THE BANKS

Deutsche Bank A.G. in Hamburg

MeesPierson N.V.

Bankers Trust Company

Norddeutsche Landesbank Girozentrale

Westdeutsche Landesbank Girozentrale

Berliner Bank Aktiengesellschaft

Commerzbank A.G.

BHF-Bank Aktiengesellschaft

Berenberg Bank

ABN Amro Bank

Crestar Bank, Inc.

Kredietbank N.V.

Standard Chartered Bank

                                   SCHEDULE 3


                                THE EXITING BANKS

The Thai Farmers Bank Public Company Limited

Bank Julius Baer & Co Limited

Bank of America National Trust and Savings Association

The Royal Bank of Scotland PLC

                                 SIGNATURE PAGES


THE BORROWERS

TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED
FL-9490 Vaduz,
Liechtenstein

Facsimile No:     (0)75 236 5555
Attention:        The Finance Director

By:


STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED
Standard House
Weyside Park
Godalming
Surrey GU7 1XE
England

Facsimile No:     01483 860176
Attention:        The Finance Director

By:


STANDARD COMMERCIAL TOBACCO CO., INC.
C/o C.T. Corporation Systems
225 Hillsborough Street
Raleigh
North Carolina 27603, USA

Facsimile No:
Attention:     The Finance Director



SCC

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:     00 1 919 237 1109
Attention:        The Finance Director

By:

THE LEAD BANK


DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     00 49 40 3701 4684
Attention:  Michael Ziesenitz

By:


THE CO-LEAD BANK AND DOCUMENTATION AGENT

BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
NY 10005
USA

Facsimile No:     00 1 212 618 2630
Attention:  Maureen Reilly

By:


THE INTERNATIONAL SECURITY AGENT

MEESPIERSON N.V.
Camomile Court
23 Camomile Street
London EC3A 7PP

Facsimile No:     0171 444 8810
Attention:        Iain Lappin-Smith

By:

THE US SECURITY AGENT

BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:     00 1 212 618 2630
Attention:  Maureen Reilly

By:


THE STEERING COMMITTEE

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     00 49 40 3701 4684
Attention:        Michael Ziesenitz

By:


MEESPIERSON N.V.

Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:     0031 10 401 6558
Attention:        Jaap Van Beveren

By:


BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:     00 1 212 618 2630
Attention:  Maureen Reilly

By:

NORDDEUTSCHE LANDESBANK GIROZENTRALE

Brodschrangen 4
20457 Hamburg
Germany

Facsimile No: 00 49 40 3765 5304
Attention: Mrs Glindmeyer

By:


WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No: 00 49 40 339 68265
Attention: Mr T Richter

By:


THE BANKS

DEUTSCHE BANK A.G. IN HAMBURG

Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:     00 49 40 3701 4684
Attention:        Michael Ziesenitz

By:


MEESPIERSON N.V.

Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:     0031 10 401 6558
Attention:        Jaap Van Beveren

By:

BANKERS TRUST COMPANY

14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:     00 1 212 618 2630
Attention:  Maureen Reilly

By:


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No: 00 49 40 3765 5304
Attention: Mrs Glindmeyer

By:

WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No: 00 49 40 339 68265
Attention: Mr T Richter

By:


BERENBERG BANK
Neuer Jungfernstieg 20
20354 Hamburg
Germany

Facsimile No:  00 49 40 354 248
Attention: Mr Schroder

By:


BHF-BANK AKTIENGESELLSCHAFT
Paulstrasse 5
20095 Hamburg
Germany

Facsimile No:  00 49 40 3200 9203
Attention:  Mr Theodore Budde

By:

BERLINER BANK AKTIENGESELLSCHAFT

Niederlassung Hamburg
Domstrasse 21
20095 Hamburg
Germany

Facsimile No:  00 49 40 3020 5319
Attention:  Mr Gubel

By:


COMMERZBANK A.G.
Ness 7-9
20457 Hamburg
Germany

Facsimile No:  00 49 40 368 33305
Attention:  Mr Weidner

By:


ABN AMRO BANK
Frankrijklei 121
B-2000 Antwerpen
Belgium
Tel:              +32 3 2220425
Fax:              +32 3 2311031
Attention:  Mr. Paul Lenaerts/Mr. Rudolf Oldeman

By:


CRESTAR BANK
919 East Main Street
Richmond, VA 23219
USA
Tel:              +1 804 782 5237
Fax:              +1 804 782 5413
Attention:                 Mr. C Gray Key

By:

KREDIETBANK N.V.
5th Floor, Earl Place
15 Appold Street
London EC2A 2AA
England
Tel:              +44 171 256 4891
Fax:              +44 171 256 4870
Attention:                Mr. Kevin Giles

By:

STANDARD CHARTERED BANK
37 Gracechurch Street
London EC3V OBX
England

Tel:              +44 171 280 7585
Fax:              +44 171 280 7598
Attention:                Mr. Robert Dean

By:

THIS AGREEMENT is made the 5th day of May 1995

BETWEEN:


(1)  THE COMPANIES LISTED IN SCHEDULE I (the "Borrowers");

(2)  STANDARD  COMMERCIAL   CORPORATION   (Federal  Tax  Identification   Number
     13/1337610) whose registered office is at 2201 Miller Road, PO Box 450, Wilson NC 27894-0450, USA ("SCC");

(3)  BANKERS TRUST  COMPANY,  DEUTSCHE BANK A.G. IN HAMBURG,  MEESPIERSON  N.V.,
     WESTDEUTSCHE    LANDESBANK   GIROZENTRALE   and   NORDDEUTSCHE   LANDESBANK
     GIROZENTRALE (the "Steering Committee");

(4)  DEUTSCHE BANK A.G. in Hamburg (the "Lead Bank");

(5)  BANKERS TRUST COMPANY (the "Co-Lead Bank" and the "Documentation Agent");

(6)  MEESPIERSON N.V. (the "International Security Agent");

(7)  BANKERS TRUST COMPANY (the "US Security Agent"); and

(8)  THE BANKS LISTED IN SCHEDULE II (the "Banks"). .


IT IS AGREED:

                                     PART I

                         DEFINITIONS AND INTERPRETATION


1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement, the following terms shall have the following respective meanings:

     "Accounting Reference Period" shall have the same meaning as "accounting reference period" in Part VII of the Act;

     "Accounts Date" 31 March in each year;

     "Accounts" (a) each of the Original Accounts; and

               (b) each of the accounts delivered to the Agent pursuant to Clauses 15.4 (Quarterly Accounts) and 15.5 (Accounts);

     "Act" the Companies Act 1985 under the laws of England and Wales;

     "Additional Costs Rate" in relation to any Indebtedness outstanding under any Finance Document to a Bank, the rate per annum determined in accordance with Schedule XIV (Additional Cost Rate);


     "Affiliate" in relation to any Group Company means:

               (a) any person in whom any Group Company holds (directly or indirectly) ten per cent. or more of the issued share capital or stock (but which is not a Subsidiary of SCC); and

               (b) any person which is not a subsidiary of SCC whose policies, management, officers or directors are directed or controlled (directly or indirectly) by any Group Company;

          "Affiliate  Advances"  any  Financial   Accommodation  provided  by  a
          Borrower to an Affiliate;

          "Aggregate Bank Indebtedness" shall have the meaning given to that expression in Clause 26.1 (Notification);

          "Agreed Terms" in relation to any document, means the form of that document initialled by or on behalf of the Lead Bank and SCTC Inc.;

          "Approved Warehouse" a warehouse approved by a Security Agent from time to time;

          "Auditors" at any time the auditors of the Group, being Deloitte & Touche or any other firm of accountants of international repute appointed in accordance with clause 14.32 (Auditors);

          "Auditors' Letter" a letter from the Auditors addressed to the Lead Bank on behalf of the Banks confirming that the Auditors will provide all certificates and confirmations which the Lead Bank is entitled to request from the Auditors under the terms of this Agreement;

          "Available Commitment" in relation to a Bank and any Facility, the Dollar Equivalent of that Bank's Commitment in respect of such Facility, less the Dollar Equivalent of all Outstandings (including, in the case of foreign exchange transactions, the amount deemed to be outstanding by Clause 5.5 (Foreign Exchange) and, in the case of any unmatured liability, the maximum amount of such liability capable of maturing into an actual liability) under such Facility at that time;

          "Bank" (a) each of the banks identified in Schedule II; and

               (b) any additional or substitute bank or financial institution at any time hereafter designated as a Bank by agreement between the Lead Bank (acting with Majority Bank approval) and SCTC Inc. pursuant to this Agreement and each of their respective successors in title including assignees and transferees (but only for so long as such person has any rights or obligations under the Finance Documents);

          "Bank Loss" shall have the meaning given to that expression in Clause 26.9(a) (Final Equalisation);

          "Basle Paper" the paper entitled "International Convergence of Capital measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision as amended in November 1991;

          "Bill" a bill of exchange or promissory note presented to a Bank by a Group Company for acceptance and discounting pursuant to the terms of the Facility made available by such Bank to a Borrower and satisfactory in form and substance to such Bank;

          "Bonds" the $100 million interest bearing notes due 2005 issued or to be issued by SCTC Inc. pursuant to an indenture dated 1st August 1997;

          "Bondholders" the holders from time to time of the Bonds in accordance with their terms;

          "Borrower" each of the companies listed in Schedule I;

          "Borrowers Borrowing Base" at any time means an amount equal to the sum (without double counting) of:

               (a)  80 per cent. of the sum of the value of:

                    (i) Inventory which is not subject to any Encumbrance (other than any Encumbrance in favour of the Banks);

                    (ii) Receivables;

                    (iii)Eligible    Intercompany   Loans   (less   Intercompany
                         Payables)   up  to  a  maximum   aggregate   amount  of
                         $40,000,000; and

                    (iv) Supplier  Advances  and  Affiliate  Advances  up  to  a
                         maximum aggregate amount of $40,000,000;

               LESS


                    (v)  Trade Payables; and


               (b)  50 per cent. of the value of Fixed Assets;

                    each as shown in the most recent Borrowing Base Certificate delivered to the International Security Agent in accordance with clause 15.2 (Borrowing Base) (or, if such Borrowing Base Certificate is not the latest required to be delivered pursuant to that clause, as determined by the International Security Agent acting reasonably);

     "Borrowing Base Certificate" a certificate provided by SCTC Inc. to the International Security Agent pursuant to clause 15.2 (Borrowing Base) in the form set out in Schedule XII;

     "Borrowings" in relation to any person (including, without limitation, a Group Company), at any time, any Indebtedness incurred by that person in respect of all or any of the following (but without double counting):-

               (a)  money borrowed or raised;

               (b) any debentures, bonds, notes, loan stock, commercial paper or similar instruments or acceptance credit, bill discounting or note purchase facilities (except for bills discounted without recourse of any kind to the Borrowers);

               (c) counter-indemnity obligations of such person in respect of letters of credit, guarantees or similar instruments issued by banks or financial institutions;

               (d)  receivables sold, assigned or discounted;

               (e) the capital element of conditional purchase, hire purchase and leases which are defined as finance leases in SSAP 21;

               (f)  any  guarantee,   indemnity  or  other   assurance   against
                    financial loss in respect of any Indebtedness of any other person of a kind referred to in this definition;

               (g) any interest rate or currency swap, forward rate agreement, cap, floor or collar transaction calculated by reference to the net amount payable under any such agreement if closed-out or terminated at that time (but giving credit for any net amount receivable by that person under a connected transaction of a similar nature); and


          "Budget"  (a)  the  budget  for  the  Tobacco   Group   including  the
          projections to 31 March 1998 and projections for 1999 and 2000 annexed as Appendix A to this Agreement; and

               (b) each budget now or hereafter delivered or to be delivered to the International Security Agent pursuant to Clause 15.6 (Budget);

          "Business Day" a day (other than a Saturday or Sunday) on which the relevant financial markets are open for dealings between banks (a) in London, New York and Frankfurt and (b) where a payment is to be made under this Agreement in any currency other than Sterling, Dollars or DM, the principal financial centre of the currency concerned;

          "Capital Adequacy Requirement" a request or requirement relating to the maintenance of capital, including one which makes a change to or is based upon any alteration in, the interpretation of the Basle Paper and/ or the Solvency Directives or which increases the amount of capital required thereunder, other than a request or requirement made by way or implementation of the Basle Paper or the Solvency Directives in the manner in which any of them is being implemented at the date of this Agreement;

          "Capital Expenditure" in relation to any person means:

               (a) expenditure made and liabilities incurred for the acquisition of assets which would be shown as capital expenditure in the audited financial statements of such person (prepared in accordance with GAAP); and

               (b)  to the extent not included in (a) above, Investments;

          "Cash Flow Forecast" (a) the rolling four quarter cash flow forecast for the Tobacco Group for the period to 31 March 1998 attached as Appendix B to this Agreement; and

               (b) each cash flow forecast now or hereafter delivered or to be delivered to the International Security Agent pursuant to Clause 15.3 (Cash Flow Forecast);

          "Code" the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder under US law;

          "Co-Lead Bank" Bankers Trust Company in its capacity as Co-Lead Bank under this Agreement and any successor appointed under the terms of this Agreement;


          "Committed Banks" all Banks (to the extent and in respect only of their respective Commitments);

          "Commitment" in relation to a Bank and a Facility, means the amount set opposite such Bank's name in Schedule II under the heading
          "Commitment" in relation to such Facility as the same may be transferred (in whole or in part), reduced, varied or terminated in accordance with the terms of this Agreement;

          "Continuing" in the context of an Event of Default shall be construed as follows:-

               (a) so that where the underlying circumstances which caused that Event of Default are incapable of remedy, that Event of Default is Continuing, unless and until it has been expressly waived in writing by the Lead Bank (acting on the instructions of the Majority Banks) and any conditions of such waiver have been fulfilled to the satisfaction of the Lead Bank (acting on the instructions of Majority Banks); or

               (b) in any other case, that Event of Default is Continuing unless and until either:-

               (i) it has been expressly waived in writing by the Lead Bank (acting on the instructions of the Majority Banks) and any conditions of such waiver have been fulfilled to the satisfaction of the Lead Bank (acting on the instructions of the Majority Banks); or

               (ii) the  underlying  circumstances  which  caused  that Event of
                    Default have been remedied to the satisfaction of the Lead Bank (acting on the instructions of the Majority Banks);

          "Convertible Subordinated the $69,000,000 principal amount of 7 1/4% convertible Debentures" debentures maturing March 31, 2007 issued by SCC to refinance certain working capital facilities;

          "Disposal" any sale or disposition prior to the Enforcement Date of any of the shares or the goodwill and/or assets of the business of any Tobacco Group Company, but excluding (a) stock in trade sold by a Tobacco Group Company in the normal course of its business; and (b) any sale or disposition of shares, goodwill and/or assets by one Tobacco Group Company to another Tobacco Group Company as part of an intra-Group reorganisation.

          "DM" lawful currency of the Republic of Germany;


          "Documentation  Agent"  Bankers  Trust  Company  in  its  capacity  as
          Documentation   Agent   under  this   Agreement   and  any   successor
          Documentation Agent appointed under the terms of this Agreement;

          "Dollar Equivalent" (a) on any date in relation to an amount denominated in Dollars means the amount thereof; and

               (b) on any date in relation to an amount denominated in a currency other than Dollars means the amount of Dollars which would be required to purchase such sum at the spot rate of exchange quoted by the Lead Bank at 11.00 a.m. on that date for the purchase of the relevant currency with Dollars;

          "Dollars" and $ lawful currency of the United States;

          "EBITDA" in respect of any period and any person or any person and its Subsidiaries (a "Group"), means the consolidated profits of that person or Group on ordinary activities for that period as shown in the consolidated profit and loss accounts of that person or Group for that period before the deduction of interest and corporation tax on the overall income of that person or Group payable in respect of that period:

               (a)  adding  back  an  amount  equal  to  any   depreciation  and
                    amortisation charged during such period;

               (b) excluding any gain or loss realised on the disposal of any assets (other than stock in trade already taken into account in the calculation of the profit or loss of the person or Group) and excluding any exceptional or extraordinary items;

               (c) not including interest of whatever nature received by a person or member of the Group;

               (d) adding back any debits arising as a result of amortisation of goodwill and/or know-how or other intangible assets;

               (e) deducting any profit arising out of release of provisions for liabilities and charges, (other than in the normal course of business and in accordance with GAAP);

               (f) excluding any share of the profits of associated companies which are not wholly owned by such person, except for dividends actually received by such person;

               (g) reversing any adjustments required to be made by applicable GAAP;


          "Eligible Intercompany Loans" principal Indebtedness in respect of Borrowings of an Eligible Tobacco Group Company from a Borrower arising in connection with a transaction for the sale or purchase of tobacco in the ordinary course of business of such Eligible Tobacco Group Company;

          "Eligible Tobacco Group Company" a member of the Tobacco Group (except a Borrower) over whose shares a Security Agent holds an effective charge or pledge for the benefit of the Finance Parties or in relation to which share certificates representing the entire shareholding of members of the Tobacco Group in that company have been deposited with a Security Agent;

          "Eligible   Transferee"   includes  a   commercial   bank,   financial
          institution or other "accredited investor" (as defined in United States SEC Regulation D) in each case which is not a direct competitor of a Borrower or SCC or engaged in the same or similar business as a Borrower or SCC or any of their Subsidiaries or is not an affiliate of any such competitors of a Borrower or SCC or any of their Subsidiaries;

          "Encumbrance" any mortgage, pledge, lien, hypothecation, charge, security interest, assignment or deposit by way of security or any other agreement or arrangement whatsoever (whether conditional or not and whether relating to existing or to future assets) having the effect of providing a security or preferential treatment to a creditor (including set-off, title retention, defeasance or reciprocal fee arrangements) or any agreement or arrangement to give any form of security or preferential treatment to a creditor;

          "Enforcement Date" the date on which a Security Agent first enforces any part of the security constituted by any Security Document pursuant to the terms of this Agreement or the relevant Security Document;

          "Environmental Claims" any and all administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims") including without limitation:

               (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remedial or other actions or damages pursuant to any applicable Environmental Law; and


               (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment;

          "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code guideline, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.ss. 9601 et seq.; ------ the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801 et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq; ------ the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq; ------ the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq; the Clean Air Act, 42 ------ U.S.C.ss. 1401 et seq; the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq; the Oil Pollution Act of 1990, 33 U.S.C. et seq; and their state and local ------- counterparts and equivalents under US law.

          "ERISA" the Employee Retirement Income Security Act of 1974 as amended from time to time, and the regulations promulgated and rulings issued thereunder under US law;

          "ERISA Affiliate" each person (as defined in Section 3(9) of ERISA) which together with the Borrowers or Subsidiaries of the Borrowers would be deemed to be a "single employer" (i) within the meaning of
          Section 414(b), (c), (m) or (o) of the Code; or (ii) as a result of the Borrowers or any Subsidiary of the Borrowers being or having been made a general partner of such person;

          "Event of Default" shall unless otherwise stated mean a declaration by the Lead Bank that an event of default has occurred in accordance with Clause 17.1 (Termination in Case of Default);

          "Existing Security" Encumbrances over assets of members of the Tobacco Group which are in existence as at the date of this Agreement and are detailed in Part II of Schedule IV;

          "Facility" (a) each  facility  made  available  pursuant to a Facility
               Letter; and

               (b) each facility made available by a Bank as at the date of this Agreement and detailed in Schedule II (notwithstanding that such facility may not be documented); and

               (c) each other facility at any time hereafter designated as a Facility by agreement between the Lead Bank (acting with Majority Bank approval) and SCTC Inc. pursuant to this Agreement;

                    and "Facilities" shall be construed accordingly;

          "Facility Agreements" (a) the Facility Letters;

               (b) the security documents details of which are set out in Part II of Schedule IV;

               (c) each other agreement, deed, document, notice, guarantee, indemnity or certificate entered into by any Obligor in favour of any Bank pursuant to any document referred to in
                    (a) or (b) in this definition or otherwise in connection therewith; and

               (d) each other agreement or document at any time hereafter designated as a Facility Agreement by agreement between the Lead Bank (acting with Majority Bank approval) and SCTC Inc. pursuant to this Agreement;

                    and "Facility Agreement" shall be construed accordingly;

          "Facility Letters" (a) the facility letters and agreements, details of which are set out in Part I of Schedule IV as amended and supplemented from time to time in accordance with this Agreement; and

               (b) each other facility letter, agreement or document at any time hereafter designated as a Facility Letter by agreement between the Lead Bank (acting with Majority Bank approval) and SCC pursuant to this Agreement, and each is a "Facility Letter";

          "Facility Office" in relation to a Bank or a Transferee, means the office identified at the end of this Agreement or in the relevant Transfer Certificate, as the case may be, or any replacement facility office nominated in accordance with Clause 32 (Notices);


          "Final Repayment Date" 31st July 2000 or, if that day is not a Business Day, the immediately preceding Business Day;

          "Finance Documents" this Agreement, the Facility Agreements, the Security Documents, any Transfer Certificate and any other agreements or documents entered into by any Tobacco Group Company pursuant to the terms of the Finance Documents or any of them and any other agreement or document now or in the future designated as a Finance Document by agreement between the Lead Bank (acting with Majority Bank approval) and SCTC Inc. and includes each such Finance Document as extended, supplemented, varied, restated and/or replaced in any manner from time to time (even if changes are made to the composition of the Finance Parties and/or the other parties to the Finance Documents) and/or any document which extends, supplements, varies, restates and/or replaces such Finance Document and also includes each or any such Finance Document and each is a "Finance Document";

          "Finance Parties" the banks and financial institutions for the time being comprising Finance Parties pursuant to the terms of this Agreement (including, without limitation, the Banks and any additional or substitute bank or financial institution at any time hereafter designated as a Finance Party to the extent and for the purpose(s) so designated by agreement between the Lead Bank (acting with Majority Bank approval) and SCTC Inc. pursuant to this Agreement) and each of their respective successors in title and permitted assignees or transferees (but only for so long as such person has any rights or obligations under any Finance Document) and also includes each or any of them and each is a "Finance Party";

          "Financial Accommodation" financial accommodation given by a person to a second person (the "Debtor") where such financial accommodation constitutes a Borrowing by the Debtor;

          "Fixed Assets" any real property unencumbered, otherwise than in favour of the Security Agents, located in the USA and owned by General Processors Inc., W.A. Adams Company or SCTC Inc. and the land and buildings located in Godalming, Surrey, United Kingdom and owned by SCTC (UK) (but only after the RBS Legal Charge has been released) and effectively mortgaged or charged to a Security Agent for the benefit of the Finance Parties for the avoidance of doubt any such property released from a mortgage or charge by the Security Agent in accordance with Clause 23.4 shall no longer constitute a Fixed Asset;

          "Foreign Pension Plan" any plan, fund, or other similar program established or maintained outside the USA by the Borrowers or any one or more of their Subsidiaries primarily for the benefit of employees of the Borrowers or such Subsidiaries residing outside the USA which plan, fund or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and is not subject to ERISA or the Code;


          "Free Cash Flow" means for any period, without double counting, the aggregate unconsolidated EBITDA of the Borrowers plus the aggregate of Borrowings (excluding the proceeds of the Bonds) received by the Borrowers during that period (except for Borrowings pursuant to the Facilities);

          LESS

               (a) all Capital Expenditure incurred by the Borrowers during such period (to the extent not financed by a Borrowing pursuant to the Facilities as permitted under clause 14.4
                    (a);

               (b) all permanent repayments of Borrowings made by the Borrowers during such period;

               (c)  interest,   commissions  and  other  costs  payable  by  the
                    Borrowers in cash in connection with Borrowings during such period;

               (d) cash payments of corporation and other Taxes payable by the Borrowers during that period;

               (e) cash payments of dividends, distributions, management fees and other payments to shareholders during that period; and

               (f) other acquisitions and Investments made by the Borrowers with cash during that period (to the extent not financed by a Borrowing pursuant to the Facilities as permitted under clause 14.4 (a);

          "GAAP" in relation to any Group Company means generally accepted accounting principles in its country of incorporation;

          "Greater Group" at any time SCC and its Subsidiaries at that time;

          "Group Company" a member of the Greater Group;

     "Hazardous Materials"

          (a) any petroleum or petroleum products, radioactive materials, friable asbestos and polychlorinated biphenyls; and

          (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "extremely hazardous wastes", "hazardous materials", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", or "pollutants" or words of similar import under any applicable Environmental Law;


          "Holding Company" a "holding company" as defined in Section 736 of the Act;

          "Indebtedness" at any time any obligation for the payment or repayment of money, whether present or future, actual or contingent;

          "Intangible Assets" means, as at the date of any determination thereof, the total amount of all assets consisting of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organisation expense, unamortised debt, discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles in the United States of America;

          "Intercompany Payables" at any time, amounts owing by a Borrower to an Eligible Tobacco Group Company at such time;

          "Interest" in respect of any period, means the aggregate of:

          (a) interest payable (on an accruals basis) by the Borrowers under the Facilities and this Agreement during the period;

          (b) interest, commission and other charges on any other Borrowings payable (on an accruals basis) by the Tobacco Group during that period, including the interest element of hire purchase and finance leases; and

          (c) the consideration attributable to the finance cost given by the Tobacco Group during that period (whether by way of discount or otherwise) in connection with finance for the Tobacco Group by way of acceptance credit, bill discounting, debt factoring or other like arrangement, and further adjusted:

               (i) by deducting any such interest or consideration payable by one Tobacco Group Company to another Tobacco Group Company (to the extent not already netted out on consolidation);


               (ii) deducting  other  interest  income  received,   of  whatever
                    nature;

          "Interest Cover Ratio" for any period means the ratio of consolidated EBITDA of the Tobacco Group to Interest for that period as shown in the most recent quarterly management or audited accounts (as the case may be) delivered to the International Security Agent pursuant to clause 15.4 (Quarterly Accounts) or 15.5 (Accounts);

          "Interest Indebtedness" all accrued, but unpaid, amounts of interest, commission, bank charges, costs and expenses payable to a Finance Party by an Obligor under a Facility which have not been capitalised to become Principal Indebtedness;

          "International Security Agent" MeesPierson N.V. in its capacity as security agent for the Finance Parties and any successor security agent appointed under the terms of this Agreement;

          "Inventory" stocks of tobacco owned by a Borrower;

          "Investments" investments in and subscriptions for and acquisitions of shares and capital stock in a person or any Subsidiaries and Affiliates of a person (including SCC) or in any joint venture or any similar or analogous investment or any purchase of the assets or business of a person but not including the purchase of stock in trade;

          "JTI Letter of Credit" a Joint Liability Letter of Credit issued for the benefit of the Japanese Tobacco Monopoly;

          "Lead Bank" Deutsche Bank A.G. in Hamburg in its capacity as lead bank to the Banks under this Agreement and any successor thereto appointed under the terms of this Agreement;

          "Letter of Credit" a letter of credit, bank guarantee, standby letter of credit, bid bond or performance bond;

          "Majority Banks" at any time those Banks whose Commitments at such time are equal to or exceed 67 per cent. of the aggregate of all Commitments at such time;

          "Margin" for the period from the date of this Agreement until 31 March 1998, means 1.0 per cent. and thereafter shall; be determined in accordance with clause 6.2 as follows:

               Interest Cover Ratio Margin

               greater than 3.25:1 0.625 per cent.

          equal to or greater than 3.00:1 and 0.75 per cent. less than or equal to 3.25:1 equal to or greater than 2.5:1 1.00 per cent. and less than 3.00:1 equal to or greater than 2.25:1 and less than 2.5:1 1.25 per cent.

          equal to or greater than 2.00:1 and less than 2.25:1 1.5 per cent.

          equal to or greater than 1.75:1 and less than 2.00:1 1.75 per cent.

          less than 1.75:1 2.00 per cent.

     "Master Facilities Termination the earlier of 5.00 p.m. on the Final Repayment Date Date" or the time when an Event of Default occurs;

     "Material Adverse Change" an event or circumstance which (when taken alone or together with any previous event or circumstance) constitute(s) an adverse change in the assets, financial or trading position of any Tobacco Group Company such that, in the opinion of the Majority Banks any Borrower or SCC is likely to be unable to comply with its obligations under any Finance Document to which it is a party;

     "Material Adverse Effect" an event or circumstance which (when taken alone or together with any previous event or circumstance) has, or could reasonably be expected in the opinion of the Majority Banks to have, a serious effect on the assets, business or financial condition or trading prospects of any Borrower or of the Tobacco Group as a whole such that any Obligor is unlikely to be able to comply with its obligations under any Finance Document;

     "Month" a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or, if that corresponding day is not a Business Day, ending on the next Business Day unless that falls in another calendar month in which case it shall end on the preceding Business Day, save that if there is no corresponding day in the month in which the period ends, that period shall end on the last Business Day in the later month;

     "Mortgaged Property" any real property and improvements owned, leased, used, operated or occupied by any Tobacco Group Company and mortgaged in favour of a Security Agent;

     "Net Borrowings" all Borrowings of the Borrowers (excluding liabilities of a Borrower in respect of Letters of Credit to the extent that such Letters of Credit are (a) back to back with another Letter of Credit of the same amount and payment terms in favour of the same Borrower; or (b) issued by a Bank at the request of a Borrower to a customer of that Borrower to secure a pre-payment made by that customer to that Borrower or (c) documentary Letters of Credit issued by a Bank at the request of a Borrower in respect of the purchase and shipment of tobacco where no obligation to pay has arisen as a result of such tobacco not having been delivered;) less ---cash for the time being deposited by a Borrower with a Bank which are at all times capable of being set off by such Bank against such Borrower's liabilities to it;


     "Net Income" net income of any person as shown in the audited financial statements of that person prepared according to GAAP less any extraordinary gains and positive adjustments attributable to such person;

     "Net Disposal Proceeds" the proceeds of any Disposal by a Borrower after deducting the reasonable costs of that Disposal and any Taxes payable by a Borrower in connection with that Disposal;

     "Obligors" at any time, each of SCC, the Companies listed in Schedule III and any other person now or in the future designated in writing as an Obligor by the Lead Bank (acting with Majority Bank approval) and SCTC Inc. pursuant to this Agreement and each is an "Obligor";

     "Original Accounts" each of:

               (a)  the audited accounts of the Greater Group; and

               (b) the audited consolidated accounts of the SCTC Inc. Group and each member of the SCTC Inc. Group (both consolidated and unconsolidated)

                    for their respective Accounting Reference Periods ended 31st March 1997;

     "Outstandings" at any time in respect of a Bank means the aggregate of the Dollar Equivalent of each amount which a Borrower may at any time owe to such Bank under the terms of its Facility or in respect of which such Bank has recourse to a Borrower under its Facility and including (without double counting) the maximum potential liability of a Bank in respect of a Letter of Credit from time to time;

     "PBGC" the Pension Benefit  Guaranty  Corporation  established  pursuant to
     Section 4002 of ERISA or any successor thereto;


     "Permitted Borrowings" (a) Borrowings under the Facilities on the terms and up to the limits applicable therein as at the date of this Agreement (as such limits may be reduced from time to time in accordance with the terms of the respective agreement and/or this Agreement);

               (b) Borrowings by any Tobacco Group Company (except a Borrower) from a third party lender on arms length terms to finance stock in trade in the ordinary course of its business as carried on at the date of this Agreement, provided that if security is given for such Borrowing, such security shall be granted only to such lender and only over stock in trade financed by such lender and without recourse to any Borrower;

               (c) Borrowings pursuant to any Bankers Automated Clearing System facility provided by Lloyds Bank Plc to Standard Commercial Tobacco Services (UK) Limited from time to time for the purpose of paying employees wages and to the extent such Borrowings are outstanding for a period not in excess of 2 Business Days; and

               (d) Borrowings which constitute normal trade credit and other agreed periods for payment of Indebtedness incurred by a Tobacco Group Company in the ordinary course of carrying on its business as carried on at the date of this Agreement;

               (e) Indebtedness incurred pursuant to a Ring Fenced Financing Arrangement;

               (f) liabilities assumed under guarantees given by a Tobacco Group Company prior to the date of this Agreement or Indebtedness incurred by a Tobacco Group Company prior to the date of this Agreement where, in each case, such guarantee or Indebtedness is detailed in Part III of
                    Schedule IV;

               (g) liabilities assumed under guarantees given by SCC in respect of (i) Borrowings of a subsidiary of SCC which are Permitted Borrowings under paragraph (b) above; (ii) the Bonds; or
                    (iii) obligations of a Wool Group Company incurred in the ordinary course of carrying on its business as carried on at the date of this Agreement;

               (h) Borrowings by any Tobacco Group Company which is not a Borrower by way of term loans on arms length terms from any bank or financial institution which have no recourse in respect of such term loans to any of the Borrowers;


               (i) discounting of bills of exchange and promissory notes by a Tobacco Group Company on arms length terms without recourse to any Tobacco Group Company;

               (j)  in relation to SCTC (UK), the RBS Guarantee;

               (k)  hire purchase and leasing arrangements;

               (l) in relation to SCTC, Inc. the Bonds; (m) any Borrowings not falling within any of (a) to (l) above up to a maximum aggregate Dollar Equivalent amount of $2,000,000; (n) Borrowings detailed in Schedule XIII;


          "Permitted Disposal"

               (a) the disposal of the whole of the issued share capital in Standard Wool (UK) to SCC or any of its Subsidiaries which is not a Tobacco Group Company for the purpose of transferring Standard Wool (UK) Limited out of the Tobacco Group;

               (b) a disposal of stock in trade on arms length terms in the ordinary course of business; and

               (c) a disposal of any asset of a Borrower or an Obligor (other than stock in trade) where:

                    (i) the relevant Borrower or Obligor (excluding SCC) has notified the Lead Bank of its intention to dispose of that asset (if that asset has a book value in excess of $2,000,000 or is subject to a fixed charge in favour of a Security Agent);

                    (ii) no Event of Default has occurred and is Continuing;

                    (iii)such disposal is made on arms length terms at book
                         value for cash; and

                    (iv) the proceeds of such disposal are applied in accordance with Clause 8 (Prepayments); and

     (d) any other disposal which has been approved in writing by the Lead Bank, acting on the instructions of the Majority Banks;


     "Permitted  Encumbrances"

          (a) Encumbrances granted to a Security Agent for the benefit of the Finance Parties or granted with the prior consent of the Lead Bank (acting on the instructions of the Majority Banks);

          (b) any Existing Security provided that such Existing Security is not amended, extended or renewed so that the amounts secured thereby are not increased;

          (c) liens arising by operation of law in the normal course of business as conducted at the date of this Agreement;

          (d) Encumbrances comprised in the Security Documents or arising under any agreement existing at the date of this Agreement in favour of any of the Banks in connection with credit balances held by that Bank which permit the netting of credit balances, or in connection with any Bankers Automated Clearing System facility or any conditional purchase, hire purchase or finance lease arrangement which, in each case, is a Permitted Borrowing, to the extent that it may otherwise constitute an Encumbrance;

          (e) any Encumbrance arising in the normal course of business of any Tobacco Group Company (except for a Borrower) over stock in trade of such Tobacco Group Company;

          (f) any Encumbrance created by any Group Company (except SCC or a Borrower) in relation to any Borrowing to finance tobacco and which is granted to the relevant lender only over tobacco financed by such lender or the right to receive such tobacco and/or the proceeds of sale of such tobacco where such tobacco and proceeds have not been pledged and are not required to be pledged to the Security Agent (or, if they are so pledged or required to be pledged, the Security Agent has given a consent or release to enable such Encumbrance to be created);

          (g) any Encumbrance over any asset acquired after the date of this Agreement and created solely for the purpose of securing indebtedness incurred only to finance the payment of (and where the principal amount of such indebtedness does not exceed) the purchase price at fair market value of such asset;


          (h) any Encumbrance (the "New Encumbrance") created solely to replace an existing Encumbrance (the "Old Encumbrance"), provided that:
               (i) the New Encumbrance subsists over the same asset as had been secured by the Old Encumbrance and is made available on terms no more onerous than the terms governing the Old Encumbrance; (ii) the New Encumbrance secures no greater amount of Indebtedness than the Old Encumbrance; and (iii) the Old Encumbrance was a Permitted Encumbrance;

          (i) any Encumbrance arising in connection with a Permitted Borrowing where such Encumbrance arises solely by reason of entering into a hire purchase agreement, finance lease or operating lease and not by the creation of specific security;

          (j) any Encumbrance arising pursuant to a title retention arrangement with a supplier to the relevant Tobacco Group Company on such supplier's normal business terms for supply of any asset or product (other than tobacco or wool) in the ordinary course of the business of such Tobacco Group Company as carried on at the date of this Agreement;

          (k) any Encumbrance granted by a Subsidiary of a Borrower to a bank or financial institution to secure Borrowings permitted under paragraph (h) of the definition of Permitted Borrowings;

          (l) in relation only to SCC, the share pledges to be granted in favour of the holders of the Bonds over the shares of SCTC Inc. and Standard Wool Inc.;

          (m) in relation only to SCTC Inc., the share pledges to be granted to the Security Agents or either of them over the shares in SCTC
               (UK) and TCLTC;

          (n)  in relation to SCTC (UK), the RBS Legal Charge;

          (o) any Encumbrance which does not fall within (a) to (n) inclusive above, provided that the aggregate Dollar Equivalent of the payment obligations of all Borrowers secured by such Encumbrance does not exceed $2,000,000 (or its equivalent) at any time; and

          (q)  any Encumbrance referred to in Schedule XIII;


          (r) in relation to SCTC Inc. the deed of trust granted in favour of Branch Banking & Trust Company over land, buildings and machinery located in Springfield, Kentucky, USA.

          "Plan" any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or where there is an obligation to contribute of) any Borrower or any Subsidiary of a Borrower or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrowers, or any Subsidiary of the Borrowers, or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan;

          "Potential  Event of Default"

          (a) any event or the existence of any circumstance which, with the giving of notice, the lapse of time, any determination of materiality, the satisfaction of any applicable condition, or any combination of them is likely in the opinion of the Lead Bank (acting on the instructions of the Majority Banks) to constitute or bring about any event set out in clause 17.1(a)-(t); or

          (b) that financial circumstances exist, such that (in the opinion of the Lead Bank (acting on the instructions of the Majority Banks)) on the subsequent publication of any audited or quarterly accounts by reference to which the financial covenants in Clause
               16.1 (Financial Covenants) are to be calculated, there would then be a breach of one or more of those financial covenants;

          "Preferential Claim" means a claim by a Bank for sums advanced to a Borrower to which Section 386 and Schedule 6 of the Insolvency Act 1986 (or any analogous provision in any other applicable jurisdiction) applies;

         "Principal Indebtedness"

          (a) means, in relation to a Facility under which actual Indebtedness is owing, the principal amount for the time being owing thereunder (including the face amount of any outstanding Bills accepted and discounted by a Bank under an acceptance credit
               Facility and the amount of any interest which has been capitalised to become Principal Indebtedness but excluding Interest Indebtedness);

          (b) means, in relation to a Facility under which unmatured liabilities exist, the maximum unmatured liability from time to time capable of maturing into an actual principal liability thereunder or (if such liability has matured) the principal amount of it (excluding Interest Indebtedness but including interest which has been capitalised to become Principal Indebtedness), except that unmatured liabilities under spot and forward foreign exchange currency Facilities shall be valued in accordance with Clause 5.5 (Foreign Exchange) and matured liabilities under all such Facilities shall be valued at the net actual amount of such liabilities;


          "Properties" at any time, all interests in freehold and leasehold property then owned by any member of the Group;

          "Proportion of Aggregate in relation to any Bank, means the proportion which its Commitments" Commitment bears to the aggregate of all Commitments on the Enforcement Date;

          "Proportion of Aggregate in relation to any Bank, means the proportion which its Outstandings" Outstandings bear to the aggregate of all Outstandings on the Enforcement Date except in relation to Clause 26.2 (Calculation) when it shall mean, in relation to any Bank, the proportion which its Aggregate Bank Indebtedness bears to the aggregate of all the Aggregate Bank Indebtedness of the Banks on the Enforcement Date;

          "Proportion of Bank Loss" in relation to any Bank, means the proportion which its Bank Loss bears to the aggregate of all the Bank Loss of the Banks on the date on which the relevant notice delivered pursuant to Clause 26.9(a);

          "Pro Rata Share" in relation to any Bank at any time, means a percentage equal to that proportion which such Bank's Commitment at such time bears to the aggregate of all the Commitments of the Banks at such time;

          "Quarter Date" each of 31 March, 30 June, 30 September and 31 December in any year;

          "RBS" The Royal Bank of Scotland plc;

          "RBS Guarantee" the two guarantees given by SCTC (UK) to RBS in respect of the obligations of Standard Wool (UK) Limited dated 12 February 1992 and 30 June 1994 respectively;

          "RBS Legal Charge" the first legal charge dated 19 December 1991 granted by SCTC (UK) to RBS in respect of land and buildings in Godalming, Surrey;

          "Realisation Account" an interest-bearing Dollar account opened in the books of Deutsche Bank A.G. entitled "Deutsche Bank A.G. - Realisation Account re [*Group Company*]" into which Net Disposal Proceeds are to be paid pursuant to Clause 14.8 (Realisation Account);


          "Receivables" the aggregate of all amounts owing to the Borrowers by debtors and representing the purchase price payable to the Borrowers in respect of tobacco supplied or to be supplied by them for customers but excluding:

               (a) any such receivables which are outstanding more than 90 days after their due date;

               (b) receivables whose due date for payment falls more than 180 days after the date the relevant goods or services are supplied;

               (c) receivables in respect of which the relevant Borrower has made provision in its books in accordance with GAAP on the basis that it considers it unlikely that those receivables will be paid;

               (d)  receivables owed by Wool Group Companies;

               (e)  receivables owed by one Borrower to another;

          "Recoveries" the net amounts (after deducting and retaining or paying all proper costs, charges and expenses (including legal expenses) and receivers and other costs of enforcement) received, recovered or realised by:-

               (a) a Security Agent pursuant to the Security Documents on or after the Enforcement Date; and/or

               (b) any Bank, the Co-Lead Bank or the Lead Bank in respect of the Indebtedness of the Obligors or any of them under or pursuant to the Facilities, this Agreement and/or the Finance Documents or any of them on or after the Enforcement Date,

                    and  includes   any   proceeds   derived  on  or  after  the
                    Enforcement Date from an insurance claim in respect of any asset or property charged under any Security Document;

     "Recoveries  Account" shall bear the meaning  attributed  thereto in Clause
     25.3 (Recoveries to be held as Trustee);

     "Regulation D" Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Relevant Date" 1st August 1997;


     "Reportable Event" an event prescribed in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection -22, -23, -25, -27, or -28 of PBGC Regulation Subsection 4043;

     "Reserve" a reserve for unmatured liabilities made in accordance with the provisions of this Agreement;

     "Ring Fenced Financing Arrangement" a Borrowing by a Tobacco Group Company which is wholly financed by SCC or third parties who have recourse only (a) to the assets acquired with the proceeds of such Borrowing and not to any other assets of a Tobacco Group Company; and/or (b) to SCC on an unsecured basis under a guarantee given by SCC which is a Permitted Borrowing by SCC;

     "SCC" Standard Commercial Corporation, a company registered in the laws in the State of North Carolina, USA, with Federal Tax Identification Number 13/1337610;

     "SCC Tangible Net Worth" means at any time, consolidated net shareholders' equity of SCC and its Subsidiaries determined in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis, with no upward adjustments due to a revaluation of assets, less all Intangible Assets of SCC and its Subsidiaries and excluding cumulative transaction adjustments.

     "SCTC Inc's Borrowing Base" at any time means an amount equal to the sum (without double counting) of:

               (a)  80 per cent. of the sum of the value of:

                    (i) SCTC Inc.'s Inventory which is not subject to any Encumbrance (other than any Encumbrance in favour of the Banks);

                    (ii) SCTC Inc.'s Receivables;

                    (iii)SCTC   Inc.'s   Eligible   Intercompany   Loans   (less
                         Intercompany Payables) up to a maximum aggregate amount of $40,000,000; and

                    (iv) SCTC Inc.'s Supplier Advances and SCTC Inc.'s Affiliate
                         Advances   up  to  a   maximum   aggregate   amount  of
                         $40,000,000;


     LESS

                    (v)  SCTC Inc.'s Trade Payables; and

          (b) 50 per cent. of the value of Fixed Assets except those owned by SCTC (UK).;

               each as shown in the most recent Borrowing Base Certificate delivered to the International Security Agent in accordance with clause 15.2 (Borrowing Base) (or, if such Borrowing Base Certificate is not the latest required to be delivered pursuant to that clause, as determined by the International Security Agent acting reasonably);

               SCTC Inc.'s Net Borrowings all Borrowings of SCTC Inc. (excluding liabilities of SCTC Inc. in respect of Letters of Credit to the extent that such Letters of Credit are (a) back to back with another Letter of Credit of the same amount and payment terms in favour of SCTC Inc.; or (b) issued by a Bank at the request of SCTC Inc. to a customer of SCTC Inc. to secure a pre-payment made by that customer to SCTC Inc. or (c) documentary Letters of Credit issued by a Bank at the request of SCTC Inc. in respect of the purchase and shipment of tobacco where no obligation to pay has arisen under the relevant documentary Letter of Credit as a result of such tobacco not having been delivered;) less cash for the time being deposited by ---- SCTC Inc. with a Bank which are at all times capable of being set off by such Bank against SCTC Inc.'s liabilities to it;

               "SCTC (UK)" Standard Commercial Tobacco Company (UK) Limited, a company registered under the laws of England and Wales with registered number 1411968;

               "SCTC Inc." Standard Commercial Tobacco Company, Inc. a company registered under the laws of the State of North Carolina;

               "SCTC Inc. Group" the Tobacco Group Companies and (for so long only as Standard Wool (UK) Limited remains a Subsidiary of SCTC
               (UK)  or  another  Tobacco  Group  Company)  Standard  Wool  (UK)
               Limited;

               "Security Agents" the International Security Agent and the US Security Agent and each is a "Security Agent";

               "Security Documents" each of the documents detailed in Schedules IV and V and any new, substituted or additional security or guarantees entered into by any person in favour of the Security Agent on or after the date of this Agreement to secure amounts now or hereafter due or owing (actually or contingently) to any Finance Party under or pursuant to the Finance Documents or any of them;


               "Solvency Directive" the EC Directives on Solvency Ratios for Credit Institutions and Own Funds of Credit Institutions (89/647/EEC of 18 December 1989 and 89/299/EEC of 17 April 1989
               respectively) as amended and in force on the date of this Agreement;

               "SSAP" a Standard Statement of Accounting Practice issued by the Institute of Chartered Accountants;

               "Standard Wool Tangible Net Worth" means at any time, consolidated net shareholders' equity of Standard Wool UK Limited and its Subsidiaries determined in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis, with no upward adjustments due to a revaluation of assets, less all Intangible Assets of Standard Wool UK Limited and its Subsidiaries and excluding cumulative transaction adjustments.

               "Steering Committee" means Bankers Trust Company, Deutsche Bank A.G. in Hamburg, MeesPierson N.V., Norddeutsche Landesbank Girozentrale and Westdeutsche Landesbank Girozentrale and in each case their successors approved in accordance with the terms of this agreement.

               "Sterling" or "(pound)" lawful currency of the United Kingdom;

               "Subsidiary"

                    (a)  a subsidiary as defined in Section 736 of the Act; and

                    (b) for the purposes of Clause 15 (Information Covenants) and Clause 16 (Financial Covenants), a subsidiary undertaking as defined in Section 258 of the Act;

               "Supplier" a supplier of tobacco or other goods or services (not being a Group Company or Affiliate) to a Group Company;

               "Supplier  Advances"  Financial   Accommodation   provided  by  a
               Borrower to a Supplier;

               "Taxes" all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or levied by any governmental, fiscal or other competent authority (and includes without limitation any penalty payable in connection with any failure by any Group Company to pay or delay by any Group Company in paying any of the same) and "Tax" and "Taxation" shall be construed accordingly;


               "Tax on Overall Net Income" of a Finance Party shall be construed as a reference to tax (except tax deducted or withheld from any amounts paid or payable under this Agreement) imposed on that Finance Party by the jurisdiction under the laws of which it has been incorporated or in which its Facility Office is located on
               (a) the net income, profits or gains of the Finance Party worldwide or (b) such of the net income, profits or gains of the Finance Party as are considered to arise in or to relate to or are taxable in that jurisdiction;

               "TCLTC"  Trans-Continental  Leaf Tobacco  Corporation  Limited, a
               company   registered  under  the  laws  of   Liechtenstein   with
               registered number H.LIV/14;

               "TCLTC  (Jersey)"   Trans-Continental  Leaf  Tobacco  Corporation
               (Jersey) Limited a company registered under the laws of Jersey with registered number 64368;

               "Tobacco Group Company" SCTC Inc. and each other body corporate detailed in Schedule VII save for Standard Wool UK Limited or such other group of companies as SCTC Inc. and the Lead Bank may agree in writing from time to time and the "Tobacco Group" means all the Tobacco Group Companies and references in this Agreement to the audited accounts of the Tobacco Group shall be deemed to be references to the audited accounts of the SCTC Inc. Group having deducted any entries relating to Standard Wool (UK) Limited from such audited accounts;

               "Tobacco Group Tangible Net Worth" means at any time, consolidated net shareholders' equity of SCTC Inc. and its
               Subsidiaries determined in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis, with no upward adjustments due to a revaluation of assets, less all Intangible Assets of SCTC Inc. and its Subsidiaries and excluding cumulative translation adjustments but deducting the Standard Wool Tangible Net Worth.

               "Trade Payables" the aggregate of all amounts owing by the Borrowers to trade creditors in the ordinary course of the respective businesses of the Borrowers;

               "Trading Period" the three monthly periods by reference to which SCC prepares:-

                    (a) the management accounts to be delivered to the Lead Bank under Clause 15.8 (Quarterly Accounts); and


                    (b) the Cash Flow Forecasts to be delivered to the Lead Bank under Clause 15.3 (Cash Flow Forecast);

               "Transferee" a bank or other financial institution to which a Bank seeks to transfer or has transferred all or part of its rights and obligations under this Agreement and each other Finance Document in accordance with Clause 21 (Assignments and Transfers);

               "Transfer Certificate" a certificate substantially in the form set out in Schedule VI signed by a Transferee and a Bank;

               "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as at the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standard N.-87, exceeds the market value of the assets allocable thereto;

               "United States" or "USA" the United States of America;

               "unmatured   liability"  an   unmatured,   contingent  or  future
               liability or any other liability which is not immediately due and owing;

               "US Security Agent" Bankers Trust Company in its capacity as security agent for the Finance Parties and any successor US Security Agent appointed under the terms of this Agreement;

               "WAFS System" the record keeping system used by the Tobacco Group (as varied from time to time with the prior written consent of the Security Agent) to record and monitor the uncommitted tobacco owned by the Borrowers and other Tobacco Group Companies. WAFS is an acronym for World Available For Sale;

               "Wool Group Company" a Subsidiary of SCC which is not a Tobacco Group Company; and


1.2  Interpretation

     In this Agreement, save as otherwise expressly provided:-

          (a) references in this Agreement to this Agreement or any other document include references to this Agreement, its Recitals and its Schedules or such other document as extended, varied, supplemented, restated and/or replaced in any manner from time to time (even if changes are made to the composition of the Finances Parties and/or the other parties to this Agreement) and references to this Agreement shall also include any document which extends, supplements, varies, restates or replaces this Agreement;


          (b) subject to Clause 21 (Assignments and Transfers), references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees;

          (c) references to Clauses, paragraphs and Schedules are to be construed as references to Clauses and paragraphs of, and Schedules to, this Agreement;

          (d) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

          (e) references to a "person" shall include any individual, company, corporation, firm, partnership, joint venture association, organisation, institution, trust or agency, whether or not having a separate legal personality;

          (f) references to the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, shareholdings, assets, rights and revenues (including any right to receive revenues and uncalled capital);

          (g) references to the one gender shall include all genders, and references to the singular shall include the plural and vice versa;

          (h) headings are inserted for convenience only and shall be ignored in construing this Agreement;

          (i)  references  to  "including"  and  "in  particular"  shall  not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

          (j) references to "law" shall be construed as including any present or future common law, statute, statutory instrument, treaty, regulation, directive, order, decree, other legislative measure, code, circular, notice, demand, or injunction, including those with which it is customary for persons to whom it is directed to comply, even if compliance is not mandatory;

          (k) references to "writing" include telex and facsimile transmission legibly received, except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning;

               (l) any consent or approval required from the Lead Bank, and/or any of the Banks, to any Borrower under this Agreement must be obtained in writing and shall be of no effect if it is not in writing;

          (m)  a reference to time is to London time;

          (n) the value of assets for the purpose of the definition of "Borrowing Base" shall be determined as follows:

               (i) the value of Inventory and Fixed Assets shall be their value in the books of the relevant Tobacco Group Company provided such books are maintained in accordance with GAAP;

               (ii) the value of Receivables,  Intercompany Loans,  Intercompany
                    Payables, Supplier Advances and Trade Payables shall be their principal face value exclusive of any interest; and


          (o) a reference to the approval of the Steering Committee is a reference to an approval by at least four out of five of the members of the Steering Committee.

                                     PART II


                     FACILITIES, LETTERS OF CREDIT AND BILLS


2.   FACILITIES

2.1  Facilities:

     (a) Subject to the terms of this Agreement, each of the Banks agrees to make available its Facilities up to the amount of its Commitment. The Banks may if they wish make such Facilities available under the terms of a facility letter substantially in the form set out in Schedule XV.

     (b) No Bank shall be required to permit a utilisation of its Facilities where an event set out in Clause 17.1(a)-(t) (ignoring any grace periods or notice requirements therein) has occurred and is continuing or would result from such utilisation. If at any time following the delivery to the International Security Agent of a Borrowing Base Certificate pursuant to clause 15.2 (Borrowing Base), the International Security Agent notifies SCTC Inc. that:

          (i) the aggregate Net Borrowings exceed the level of the Borrowing Base demonstrated in such Borrowing Base Certificate; or

          (ii) the aggregate Outstandings exceed all aggregate Commitments; or

          (iii)SCTC Inc's Net Borrowings exceed SCTC Inc's Borrowing Base as demonstrated in such Borrowing Base Certificate.

               SCTC Inc. shall, within two Business Days, prepay or procure the prepayment of an amount of the Outstandings necessary to ensure that the relevant defect set out above is remedied.

     (c) All Facilities shall be available within the limits applicable under the Borrowers Borrowing Base and in the case of SCTC Inc. within the limits applicable under SCTC Inc.'s Borrowing Base to all Borrowers. For the avoidance of doubt neither TCLTC nor SCTC (UK) shall be jointly liable with SCTC Inc. to the Banks in respect of any Borrowings of SCTC Inc. under the Facilities.

     (d) The obligations of the Banks are several and no Bank shall have any liability for another Bank except as expressly stated in this Agreement.

3.   LETTERS OF CREDIT

3.1  Letters of Credit:

     (a) Where a Borrower wishes to utilise a Facility for the issuance of Letters of Credit, the Borrower shall deliver to such Bank, no later than noon on the Business Day before the proposed issue of the Letter of Credit (or such later time as such Borrower and such Bank may agree) a written request stating:

          (i)  the beneficiary of the proposed Letter of Credit;

          (ii) the expiry date thereof;

          (iii)instructions as to the form of such Letter of Credit and the manner in which is it to be issued (which must be acceptable to such Bank).


     (b)  A request for the issue of a Letter of Credit shall be irrevocable.

     (c) Where a Bank (the "Issuing Bank") agrees to issue a Letter of Credit under its Facilities and this Agreement, each of the Borrowers jointly and severally:-


          (i) agrees to keep the Issuing Bank indemnified from and against all actions, proceedings, liabilities, claims, demands, damages, costs and expenses in relation to or arising out of or appearing to such Issuing Bank to arise out of a Letter of Credit or any indemnity given by the Issuing Bank in relation thereto and to pay to such Issuing Bank on demand all payments, losses, costs, charges, damages and expenses suffered or incurred by such Issuing Bank in consequence thereof or arising in connection therewith, whether directly or indirectly other than those incurred, suffered or sustained as a direct result of the gross negligence or wilful default misconduct of such Issuing Bank;

          (ii) irrevocably authorises the Issuing Bank to debit to any account of the Borrowers with the Issuing Bank all such payments, losses, costs, charges, damages and expenses and agrees that the Issuing Bank shall be entitled at any time without notice to or consent from any Borrower to apply or transfer any money at any time standing to the credit of any account of such Borrower with such Issuing Bank in part payment or payment of such sums of money as may now or hereafter from time to time be or become due or arising from such Borrower pursuant to paragraph (i) above;

          (iii)irrevocably authorises and directs the Issuing Bank to make any payments and comply with any demands which may be claimed or appear to the Issuing Bank to be claimed or made under or pursuant to such Letter of Credit or any indemnity given by the Issuing Bank in relation thereto without any reference to or further authority from any Borrower and agrees that any payment made by the Issuing Bank in accordance with or appearing to the Issuing Bank to be in accordance with the Letter of Credit and/or any indemnities of the Issuing Bank in respect thereof shall be binding upon each of the Borrowers and shall be accepted by the Borrowers as conclusive evidence that the Issuing Bank was liable to make such payment or comply with such demand and the Issuing Bank may at any time determine or procure the determination of any Letter of Credit and/or any of the indemnities of the Issuing Bank in respect thereof;

          (iv) agrees that the liability of the Borrowers under this Clause 3 shall apply also to any extension or renewal of a Letter of Credit (whether in the same terms or otherwise and whether arising by agreement, operation of law or otherwise howsoever) and the liabilities and obligations of the Borrowers under this Clause 3 shall continue in respect of the relevant Letter of Credit as so extended or renewed;

                    (v) agrees to provide to the Issuing Bank on demand made at any time following the declaration by the Lead Bank of an Event of Default in accordance with Clause 17.1, cash cover for all liabilities of the Issuing Bank under or pursuant to each Letter of Credit or any of their Outstandings at the time of such demand;


                    (vi) agrees that  nothing in this Clause 3 shall impose on a
                         Bank a duty to give or procure the giving of any Letter of Credit requested by a Borrower if such Bank certifies to the relevant Borrower that it is unlawful, or that it would not be in such Bank's general business interests to issue such a Letter of Credit;

                    (vii)agrees that the  indemnity  contained  in this Clause 3 shall be in addition to and not in substitution for any other indemnity or reimbursement right which any Bank may hold as at the date of this Agreement;

          (d) From time to time a Bank may agree to issue a Letter of Credit which the Lead Bank has designated by not less than 2 days prior notice to the Banks to be a "Joint Liability Letter of Credit". Where a Bank issues a Joint Liability Letter of Credit, such Bank shall have, in addition to the benefit of the indemnity set out in clause 3(c) above, the benefit of the counter guarantee from the Banks set out in clause 3(e) below. Joint Liability Letters of Credit shall be priced at the applicable Margin from time to time, but the JTI Letter of Credit shall be priced at the applicable Margin less 1/4 per cent. per annum, but shall never be priced at less than 1/2 per cent. per annum;

          (e) Where a Bank (the "Joint Liability Issuing Bank") issues a Joint Liability Letter of Credit each of the Banks agrees as follows:

               If any demand is made upon the Joint Liability Issuing Bank under the Joint Liability Letter of Credit, each other Bank guarantees and undertakes that it will pay to the Joint Liability Issuing Bank forthwith on demand by the Joint Liability Issuing Bank an amount equal to its Share (as defined below) of the liability of the Joint Liability Issuing Bank under such Joint Liability Letter of Credit. The amount of any actual or Contingent Liability for or payment made by a Bank under its guarantee contained in this clause 3(e) shall be deemed to constitute a utilisation of such Bank's Facility by the Borrowers in respect of which the Borrowers shall be jointly and severally liable and the amount of each Bank's Facility available for drawing shall be reduced accordingly, but such guarantee may not be for an amount which would allow Outstandings owed to a Bank to exceed such Bank's Commitment.

               In this clause 3(e) a reference to a Bank's Share means the proportion which its Commitments as at the date of issue of the Joint Liability Letter of Credit, bears to the aggregate of all the Commitments of the Banks liable under this Sub-Clause (e) on such date.

          (f) No Bank shall be entitled to refuse to participate in a Joint Liability Letter of Credit except where the issue of the Joint Liability Letter of Credit would infringe any general policy of such Bank and such Bank has confirmed that fact in writing to the Lead Bank and each of the Banks no later than 24 hours prior to the issue of such Joint Liability Letter of Credit giving reasons.

          (g) If a Bank is required by law to make a withholding or deduction from any amount payable by it pursuant to clause 3(e), the relevant sum payable by such Bank shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Joint Liability Issuing Banks receives and is entitled to retain (free of any liability in respect of any such deduction or withholding) a net sum equal to the amount which it would have received and so retained had no such deduction been made or required to be made.


          (h) If a Bank makes a payment in respect of a Joint Liability Letter of Credit, the amount of such payment shall be treated as a Borrowing under the Facilities.

3.2 The Banks may call for cash cover from the Borrowers in respect of Letters of Credit issued in accordance with Clause 3.1 and Bills discounted in accordance with Clause 4 if it is required to do so under any regulation imposed by any central bank or other fiscal or monetary authority.

4.   BILLS

4.   Bills:

     (a) If a Bank (an "Accepting Bank") agrees, pursuant to the terms of its Facility to accept a Bill, such acceptance shall (unless such bill is discounted without recourse to the Borrower) give rise to a debt from the Borrower by whom or on whose behalf such Bill was presented to the Accepting Bank for acceptance equal to the face value of such Bill, which debt shall be due for payment on the maturity of such Bill. An Accepting Bank may at any time following the declaration by the Lead Bank of an Event of Default in accordance with Clause 17.1 demand full cash cover for the aggregate amount of all outstanding Bills.

     (b) The Borrowers will provide an Accepting Bank with such information with respect to any Bill proposed to be discounted by it as such Accepting Bank may reasonably request.

                                    PART III

                         MASTER FACILITIES ARRANGEMENTS

5.   MASTER FACILITIES ARRANGEMENTS

5.1  Application:

         (a) The terms of the Facilities and the Facility Agreements shall be amended and supplemented to the extent expressly provided in this Agreement.

         (b) In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any Finance Document, the terms of this Agreement shall prevail.

         (c) Save as varied or supplemented by this Agreement, the terms of the Facility Agreements and the Facilities and all of the rights, benefits, commitments, obligations and liabilities of the Banks and each of the Obligors thereunder or in respect thereof shall continue in full force and effect and continue to be regulated by the terms applicable thereto.

         (d) Nothing contained in or done or omitted to be done pursuant to this Agreement shall discharge, release or otherwise adversely affect the obligations of any person under any Encumbrance or guarantee granted or created by such person in relation to or in connection with the Facilities. References in any such guarantee or Encumbrance to any Facility Agreement shall (where the terms of such guarantee or Encumbrance so permit) apply as if the references were to such document as varied and supplemented by the terms of this Agreement.

5.2  Amendments:

         (a) Save as expressly provided in this Agreement, no Finance Party shall, or shall agree to, vary, amend, waive or supplement the terms of any of the Facilities or the Facility Agreements (save with the prior written consent of the Lead Bank acting with Majority Bank approval), provided that a Finance Party may amend, vary or waive in writing any provision of a Facility or a Facility Agreement to the extent that:-

                  (i) such amendment, waiver or variation is of a purely technical, non-material and mechanical nature and is not inconsistent with the terms of this Agreement and does not have the effect of conferring on any Finance Party any priority over the rights of or otherwise prejudicing or adversely affecting any other Finance Party; and

                  (ii) the Lead Bank receives at least 7 Business Days' prior written notice of the full terms thereof and has not objected to such amendment, waiver or variation in writing.

5.3 Survival of Provisions of Master Facilities Agreement: Save as expressly provided in this Agreement, the provisions of this Agreement shall remain in full force and effect after the Master Facilities Termination Date for so long as any amount is due or owing or may be or become due or owing from any Obligor to any Finance Party under or pursuant to any Finance Document and as otherwise required to give full effect to the provisions of this Agreement.

5.4 Outstandings: For the purpose of calculating any amount in any currency as between a Borrower and a Bank, the Outstandings and the Commitments shall continue to be calculated in accordance with the terms of the relevant Facility Agreements (save as provided in Clause 5.5 (Foreign Exchange) and Clause 28 (Calculation of Outstandings)). Where it is necessary for the purpose of this Agreement to calculate any such amount, then the Lead Bank shall make such calculation after consultation with the relevant Bank and the relevant Borrower and shall notify the relevant Bank and the relevant Borrower of such amount and such notification shall, save in the case of manifest error, be prima facie evidence for the purposes of this Agreement.


5.5 Foreign Exchange: In determining the amount of any Outstandings from time to time at any time prior to the Enforcement Date, each foreign exchange transaction between a Bank and a Borrower shall be treated as follows:-

         (a) with respect to any foreign exchange transaction whose initial term is 210 days or less, an amount equal to 10 per cent. of the gross amount payable by the Borrower under such foreign exchange transaction shall be deemed to be the amount outstanding under the relevant Facility for the purpose of calculating such Bank's Outstandings;

         (b) with respect to any foreign exchange transaction whose initial term is greater than 210 days, an amount equal to 20 per cent. of the gross amount payable by the Borrower under such foreign exchange transaction shall be deemed to be the amount outstanding under the relevant Facility for the purpose of calculating such Bank's Outstandings.

                                     PART IV


                             INTEREST AND COMMISSION


6.   INTEREST AND COMMISSION

6.1  Interest Rate:

     (a) The interest rate per annum payable by the Borrowers on any advance (including any overdraft) under any of the Facilities shall be a rate per annum equal to the aggregate of:-

          (i)  the Margin;

          (ii) the funding rate as provided in the relevant Facility Agreement or if no rate is specified or the relevant Facility is not documented, the cost of funds to such Bank (as conclusively determined by it) in respect of such advance; and

          (iii)the Additional Costs Rate (if any) applicable to the relevant Facility;

     (b) All other interest, commission, fees and charges payable under each of the Facilities shall be agreed between each Bank and the Borrowers and, failing such agreement, shall be the rates prevailing under the relevant Facility at the Relevant Date.

6.2  Changes in the Margin:

     (a) On receipt by the International Security Agent of the management accounts covering the six month period to each of 31 March and 31 September in each year of the term of this Agreement (commencing 31 March 1998), if the most recent accounts provided to the International Security Agent pursuant to clause 15.4 (Quarterly Accounts) demonstrate that the Margin may be adjusted in the manner set out in the definition of "Margin", then the Lead Bank shall notify the new Margin to the Banks and the Borrowers and the Margin applicable to each Facility shall be adjusted accordingly with effect from the next rollover date for that Facility. Provided that, following the occurrence of an Event of Default and for so long as such Event of Default is Continuing, the Margin shall be three per cent. For the purposes of this sub-clause adjustments of Margins in respect of each period shall be calculated with reference to the four preceding consolidated quarterly accounts delivered pursuant to clause 15.4(e) (Quarterly Accounts) of the Tobacco Group on a rolling basis.

     (b) Where the ratio of EBITDA to Interest has been tested by reference to unaudited management accounts of the Tobacco Group, the ratio shall be retested on delivery of the audited consolidated accounts of the Tobacco Group to the International Security Agent in accordance with clause 15.5 (Accounts) and if such retesting indicates that the Margin charged for any Interest Period applicable to an advance under a Facility was less than the Margin which would have been charged on the basis of the audited accounts of the Tobacco Group, a correcting payment shall be made by the relevant Borrower or Borrowers to the Banks within 14 days of a notice from the International Security Agent to SCTC Inc. requiring a correcting payment to be made;

6.3 Commission and Other Charges: Commissions, guarantee fees and similar charges applicable to Letters of Credit and all other utilisations of Facilities (except for advances) shall be those agreed between the Banks and the Borrowers from time to time;

6.4 Interest Periods: The periods for which each interest rate is calculated and by reference to which interest is to be paid, interest rests and debiting intervals shall be determined by agreement between the relevant Borrower(s) and the relevant Bank (and, failing such agreement, shall in each case be 30 days), provided that the maximum duration of any such period and of any advance under any Facility shall be 180 days and provided that accrued interest shall be paid additionally on the Master Facilities Termination Date.




6.5  Default Interest Rate:

     (a) If any Borrower or SCC fails to pay any amount of principal, interest or any other sum (each referred to in this Clause 6.5 as an "overdue sum") when it is due under this Agreement and/or the terms of any Facility (as amended by this Agreement), then the Borrower or SCC (as the case may be) shall pay interest on such overdue sum for the period from the due date to the date of actual payment, as well after as before judgment.

     (b) Such interest shall be calculated and payable by reference to successive interest periods which may be of variable durations. The first interest period shall begin on the due date and each subsequent interest period shall begin on the expiry of the previous one. Each such interest period shall be of such duration as the relevant Finance Party may at its absolute discretion select.

     (c) The rate of interest applicable for each such interest period shall be the rate per annum (as determined by the relevant Finance Party) equal to the sum of (a) 3% and (b) the cost of funds to such Finance Party (as conclusively determined by it) in respect of such overdue sum.

     (d) Any interest payable under this Clause 6.5 which is not paid when due shall be deemed an overdue sum and itself bear interest accordingly.

6.6 Alternative Interest Rates: If it becomes impossible for any Finance Party to determine any appropriate interest rate basis under the terms of any Finance Document (as varied or supplemented by this Agreement) then:-

     (a) the relevant Finance Party shall promptly notify the Lead Bank and the Borrowers;

     (b) the rate of interest applicable to the sum in respect of which interest is to be determined from time to time during any period applicable to it shall be the rate per annum which is the aggregate of
          (i) the Margin, (ii) the Additional Costs Rate (if any) and (iii) the rate per annum determined by the relevant Finance Party to be the cost to it of funding such sum during such period from whatever sources it may select.

6.7 Accrual: Interest shall accrue from day to day and be payable on the basis of a 365 day year (in the case of Sterling) and a 360 day year or other customary term in the case of any other currency.

6.8 Payment of Interest etc: Any payments to be made by any Borrower or SCC under or pursuant to any Finance Document shall be made in immediately available funds before 11.00 a.m. on the day in question to the account specified by the relevant Finance Party. Interest, principal and all other amounts payable to any Finance Party under this Agreement or the terms of any Facility shall be paid by the relevant Borrower or SCC (as the case may be) directly to the relevant Finance Party on the date applicable under the terms of the relevant Facility Agreement or if no such date is specified, on the last Business Day of each month during the term of this Agreement and additionally on the Master Facilities Termination Date. Each payment shall be made in the manner provided under the terms of the relevant Facility or otherwise as agreed between the relevant Borrower or SCC (as the case may be) and the relevant Finance Party.


6.9 Indemnity: Each Borrower and SCC shall on demand indemnify any Finance Party against any funding or other loss, cost or expense or liability sustained or incurred by such Finance Party as a result of any sum payable by any Obligor under any Finance Document not being paid when due; and the occurrence and/or continuance of any other Event of Default and/or the declaration of all the amounts outstanding to be due and payable as a result thereof.

                                     PART V


                            REPAYMENT AND PREPAYMENT


7.   REPAYMENT

7.   Final  Repayment:  The Borrowers shall repay all outstanding  amounts under
     (a) the Facilities and (b) each Finance Document and provide cash cover for all unmatured liabilities of the Banks under or pursuant to each of the Facilities in each case on or before the Final Repayment Date.

8.   PREPAYMENT

8.   Prepayment: Subject to clause 9.7(b):

     (a) Subject to clause 8(b) and 8(c) all Net Disposal Proceeds shall be applied within 180 days of receipt by any Borrower either;

          (i) where such Net Disposal Proceeds arise from the sale of an asset by an Obligor (excluding SCC), in or towards the purchase of a replacement asset for use in the business of such Obligor (excluding SCC) where such replacement asset will not be subject to any Encumbrance (except in favour of the Banks) and the replacement assets will have an aggregate market value at least equal to the market value immediately before the disposal of the assets to be replaced; or

          (ii) by way of prepayment of Outstandings to each Bank individually under the Facilities pro rata pari passu.

     (b) Any proceeds payable to a Tobacco Group Company on a disposal of the whole or any part of the shares or business of a Wool Group Company shall be paid into an account of a Borrower with the Lead Bank but are not required to be applied as contemplated in clause 8(a) above.

         (c) Net Disposals Proceeds not exceeding $2,000,000 in any one Accounting Reference Period need not be applied as prepayments nor used to purchase replacement assets.

                                     PART VI


                                  NO DEDUCTIONS


9.       NO DEDUCTIONS

9.1      Payments:

         (a) Each payment to be made by any Borrower or SCC to any Finance Party shall be made free and clear of and without any withholding, deduction or set-off whatsoever, including for or on account of Taxes, unless that Borrower or SCC (as the case may be) is required by law to make such a payment subject to deduction or withholding.

         (b) If a Borrower or SCC is required by law to make such a deduction or withholding from such a payment, the relevant sum payable by such Borrower or SCC (as the case may be) shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the payee receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

9.2      Withholdings:

         Each Borrower and SCC shall:-

          (a) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period stipulated by the relevant law; and

          (b) promptly after any such payment, deliver to the relevant Finance Party, an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to such Finance Party.

9.3 Indemnity: Without prejudice to the provisions of Clause 9.1, if any Finance Party is required by law to make any payment on account of Taxes (other than Tax on Overall Net Income of such Finance Party) on or in relation to any sum received or receivable by such Finance Party, or any liability in respect of any such payment is imposed, levied or assessed against such Finance Party, the relevant Borrower or SCC (as the case may be) shall, on demand by such Finance Party, indemnify such Finance Party against such payment or liability together with any interest, penalties and expenses payable or incurred in connection with it.

9.4      Tax Credits:

         (a) If a Finance Party in its sole discretion determines that it has received the benefit of a Tax credit or an allowance resulting from a payment which includes an amount paid by a Borrower or SCC under Clause 9.1 or Clause 9.3, it shall (to the extent that it can do so in its sole discretion without prejudice to the retention of such credit or allowance and to the extent that it is lawful and not contrary to any official directive for it to do so) pay to the relevant Borrower or SCC (as the case may be) such part of that benefit as is, in the opinion of that Finance Party, attributable to the withholding or deduction giving rise to payment of that additional amount, provided that such Finance Party shall:-


               (i) be the sole judge of the amount of any such benefit to be so paid to the relevant Borrower or SCC and of the date on which it is received;

               (ii) have an  absolute  discretion  as to the order and manner in which it employs or claims Tax credits and allowances available to it or otherwise arranges its Tax affairs; and

               (iii)not be obliged  to  disclose  to any person any  information regarding its Tax affairs or Tax computations.

         (b) Any payment by a Finance Party under this Clause 9.4 shall be conclusive evidence of the amounts due to a Borrower or SCC (as the case may be) under this Clause.

9.5 Readjustment: If any Finance Party makes any payment to a Borrower or SCC pursuant to Clause 9.4 and such Finance Party subsequently determines, in its opinion, that the credit, relief, remission or repayment in respect of which such payment was made:-

         (a)      was not available to it; or

         (b)      has been withdrawn from it; or

         (c)      was unable to be used by it in full;

         the relevant Borrower or SCC (as the case may be) shall reimburse such Finance Party for the amount determined by such Finance Party, in its sole opinion, to be necessary to place it in the same after-Tax position in which it would have been if such credit, relief, remission or repayment had been obtained and had been fully used and retained by such Finance Party.

9.6 UK Increased Costs: in relation to any Bank domiciled in or providing Facilities from a branch, Subsidiary or Affiliate situated in the European Union, if by reason of (i) the introduction of, or any change in, any law, treaty or directive (whether or not having the force of law or in its interpretation, application or administration or compliance with any Capital Adequacy Requirement or other request from or requirement of any central bank (other than the requirements of the Bank of England reflected in the Additional Costs Rate) or other fiscal, monetary or other authority (but if such request or requirement does not have the force of law, only if compliance with such request or requirement is in accordance with the general practice of persons to whom such request or requirements is intended to apply) in each case after the date of this Agreement and, as a consequence thereof:

         (a) a Finance Party (or any holding company of such Finance Party) is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Finance Party having entered into and/or assumed and/or maintaining its Commitment and/or performing its obligations under the Finance Documents;

         (b) a Finance Party (or any holding company of such Finance Party) incurs any greater cost, increased cost or additional cost as a result of its having entered into and/or performing its obligations under this Agreement and/or the Facilities and/or its assuming or maintaining a Commitment under any Facility and/or making any advances and/or permitting any utilisations under a Facility and/or accepting any Bills and/or issuing, participating in or making a payment under any Letter of Credit pursuant to a Facility; or

         (c) there is any increase in the cost to a Finance Party (or any holding company of such Finance Party) of funding or maintaining all or any of the advances made or to be made by such Finance Party under its Facilities or in funding any amount paid or to be paid under any Letter of Credit; or


         (d) a Finance Party (or any holding company of such Finance Party) becomes liable to make any payment on account of Tax (not being a Tax on Overall Net Income) on or calculated by reference to the amount of the advances and/or drawings and/or utilisations made and/or the amount of any Bills accepted or any Letter of Credit issued or to be issued under or pursuant to any Finance Document and/or any sum received or receivable by it under this Agreement or under the Facilities;

         then the Borrowers shall, from time to time on demand by the relevant Finance Party, pay to that Finance Party amounts sufficient to indemnify that Finance Party (or to enable that Finance Party to indemnify its holding company) from and against, as the case may be, such reduction, cost, such increased cost or such liability (or such proportion of such cost as is, in the opinion of such Finance Party, attributable to its obligations under any Finance Document), provided that:

          (i) no Bank may make any such claim for indemnity in respect of any such reduction, cost, increased cost or liability to the extent that additional amounts have are payable under Clause 9.1 or Clause 9.3 in respect of the same amount;

          (ii) no payment under this Clause 9.6 shall be made in relation to any matter compensated for by the application of the Additional Costs Rate;

9.7  Other Increased Costs: In respect of Banks other than those to which clause
     9.6 applies:

     (a)  in the event that (x) in the case of subclause (i) below,  any Bank or
          (y) in the case of clauses (ii) and (iii) below any Bank shall have determined (which determination made in good faith shall in the absence of manifest error be prima facie evidence):

          (i) on any date on which the cost of funds to any Borrower, as set out in clause 6.1(a)(ii) (the "Costs of Funds"), is determined, that by reason of any changes arising after the date of this Agreement affecting the interbank markets, adequate and fair means do not exist for ascertaining the applicable Costs of Funds on the basis provided for in the relevant Finance Document; or

          (ii) at any time that a Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Facility because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (such as but without limitation (A) a change in the basis of taxation or payment to any Bank of the principal of or interest on any Facility or any other amounts payable hereunder (except for changes with respect to any tax imposed on or determined by reference to the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organised or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein or (B) a change in official reserve requirements but in all events excluding reserves required under Regulation D to the extent included in the computation of the Costs of Funds and/or (y) other circumstances affecting such interbank market or the position of such Bank in such market); or

          (iii)at any time since the date of this Agreement that the making or continuation of any Facility has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any law, governmental rule, regulation, guideline, order or request not having the force of law but with which such Bank customarily complies even though failure to comply therewith would not be unlawful) or has become unpracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank market;


               then and in any such event such Bank shall promptly give notice (by telephone confirming in writing) to the Borrowers and to the Lead Bank of such determination (which notice the Lead Bank shall promptly transmit to each of the other Banks). Thereafter (x) in the case of sub clause (i) above Facilities to be provided by such Bank shall no longer be available until such time as the relevant Bank notifies the Borrowers and the other Banks that the circumstances giving rise to such notice by the relevant Bank no longer exist notices of drawdown in respect of such Facilities which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers, (y) in the case of sub clause (ii) above the Borrowers agree to pay to such Bank upon written demand therefor such additional amounts (in the form of an increased rate of or a different method of calculating interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank showing in reasonable detail the basis for the calculation thereof submitted to the Borrowers by such Bank in good faith shall in the absence of manifest error be final conclusive and binding although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this clause upon the subsequent receipt of such notice) and (z) in the case of sub clause (iii) above the Borrowers shall take one of the actions specified in sub clause 9.7(b) as promptly as possible and in any event within the time period required by law.

     (b) At any time that any Facility is affected by the circumstances described in sub clauses (a)(ii) or (iii) above the Borrowers may (and in the case of Facilities affected pursuant to sub clause (a) (iii) the Borrowers shall) either (i) if the affected Facility is then being made pursuant to a Borrowing cancel and if necessary prepay such Borrowing by giving the Lead Bank telephone notice (confirmed promptly in writing) thereof on the same date that the Borrowers were notified by a Bank pursuant to sub clauses (a) (ii) or (iii)) or (ii) if the affected Facility is then outstanding upon at least three Business Days notice to the Lead Bank require the affected Bank to convert such Facility into a base rate loan: provided that if more than one Bank is affected at any time then all affected Banks must be treated the same pursuant to this clause 9.7 (b)

     (c) If any Bank shall have determined that after the date hereof the adoption or effectiveness of any applicable law rule or regulation regarding capital adequacy or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law of any such authority, central bank, or comparable agency has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption effectiveness change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy) then from time to time upon written demand by such Bank (with a copy to the Lead Bank) accompanied by the notice referred to in the last sentence of this sub clause (c) the Borrower shall pay to such Bank such additional amounts as will compensate such Bank or other corporation for such reduction. Each Bank upon determining in good faith that any additional amounts will be payable pursuant to this sub clause (c) will give prompt written notice thereof to the Borrowers (a copy of which shall be sent by such Bank to the Lead
          Bank) which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this sub clause (c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this sub clause (c) shall in the absence of manifest error be prima facie evidence.


9.8  Increased Costs Claims:

     (i)  A Finance Party  intending to make a claim pursuant to clauses 9.6 and
          9.7 shall notify the Borrowers and the Lead Bank of the event by reason of which it is entitled to do so and shall set out the basis on which the claim was computed. Nothing herein shall require such Finance Party to disclose any confidential information relating to the organisation of its affairs; and

     (ii) to the extent that any Bank gives notice of any increased costs under clause 9.6 or 9.7 more than six weeks after such Bank becomes aware of the required payment, such Bank may not be entitled to such increased costs for any period prior to the date being six weeks before the date it gives such notice to a Borrower.

10.  CHANGE IN LAW OR REGULATIONS

10.1 Change in Law or Regulations: If, as the result of the enactment or making of or any change (after the date of this Agreement) in any applicable law, or in its interpretation administration or application by any authority charged with its administration, or compliance with any requests (whether or not having the force of law, but if not having the force of law, being requests with which banks generally (operating in the relevant jurisdictions) are accustomed to comply) of any central bank or any governmental, regulatory or comparable authority, any Finance Party demonstrates to the reasonable satisfaction of the Lead Bank (acting with Steering Committee approval) that it has or will become unlawful (or contrary to any such directive or request) for it to maintain or give effect to its obligations as contemplated by this Agreement, then such Finance Party (the "affected party") shall so inform the Borrowers through the Lead Bank and (while such circumstances are continuing) such Finance Party shall not thereafter be obliged to permit any further drawings or utilisations of its Facilities.

10.2 Notice to Repay: If no agreement to the contrary shall be reached before the expiry of any grace period allowed by such enactment, change or request, the affected party's Commitment under this Agreement shall reduce to zero, and the relevant Borrowers shall repay to such affected party within 30 days or such earlier date (if any) as that affected party shall certify to be necessary to comply with the relevant law all of the amounts due or owing to such Finance Party under or pursuant to this Agreement and the relevant Finance Documents.

11.  CANCELLATION


     Subject to clause 9.7(b) and subject to clause 14.7 (c), the Borrowers may inform the Lead Bank who shall in turn inform the Banks that they wish to cancel all or any part (being $5,000,000 or more) of the Facilities at any time on a pro rata basis in respect of the Commitments of the Banks who indicate to the Lead Bank that they wish to have part or all of their Facilities cancelled, provided that:-

     (a) no amount is on such date outstanding in respect of the part of the Facility to be cancelled under or pursuant to any Finance Document;

     (b) the Borrowers shall have given not less than 6 months' prior written notice during the period ending one calendar year from the date hereof and thereafter 90 days prior written notice to the Lead Bank of the date of cancellation; and

     (c) the Borrowers have paid to the Lead Bank sufficient funds, for distribution amongst such of the Banks as have indicated to the Lead Bank that they wish to have part or all of their Facilities cancelled accordingly pro rata to their respective Commitments as at the Relevant Date. Provided that the Borrowers have paid to the Lead Bank sufficient funds, they may cancel all of the Facilities made available by the Banks who have indicated to the Lead Bank that they wish to have their Facilities cancelled.

     (d) if the amount of the Facilities which the Banks, who indicate that they wish to have cancelled part or all of their Facilities, does not equal or exceed the amount the Borrowers wish to cancel, the excess shall be applied in cancelling the Facilities of all Banks pro rata to their respective Commitments.

     (e) if no Banks indicate to the Lead Bank that they wish to have part or all of their Facilities cancelled, then the Facilities of all Banks shall be cancelled pro rata to their respective Commitments.

                                    PART VII


                                    GUARANTEE



12.  GUARANTEE

12.1 Guarantee: SCC irrevocably and unconditionally:-

     (a)  as  principal  obligor,   guarantees  to  each  Finance  Party  prompt
          performance by each Obligor of all its payment obligations under each Finance Document;

     (b) undertakes to each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, SCC shall forthwith on demand by the Lead Bank (acting on the instructions of the Majority Banks) pay that amount as if SCC instead of the relevant Obligor were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by such Finance Party if any obligation guaranteed by SCC hereunder is or becomes unenforceable, void, voidable, invalid or illegal (whether or not such defect was known to such Finance Party prior to the date of this Agreement).

12.2 Continuing Guarantee: This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents or any of them, regardless of any intermediate payment or discharge in whole or in part and for the avoidance of doubt will continue until the discharge of all sums hereby guaranteed notwithstanding any termination or cancellation of all or any of the Facilities or Facility Agreements or the occurrence of the Master Facilities Termination Date.

12.3 Reinstatement:

     (a) Where any discharge (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of SCC under this Clause 12 shall continue as if the discharge or arrangement had not occurred.

     (b) A Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

12.4 Waiver of Defences: The obligations of SCC under this Clause 12 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 12 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

     (a) any time or waiver granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;


     (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (d) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the obligations of SCC under this Clause 12 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity;

     (e) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under this Agreement resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the obligations of SCC under this Clause 12 be construed as if there were no such circumstance; and

     (f) any variation or departure (however fundamental) of or from this Agreement, and any such variation or departure shall, whatever its nature, be binding upon SCC in all circumstances, notwithstanding that it may increase or otherwise affect the liability of SCC.

12.5 Immediate Recourse: SCC waives any right it may have of first requiring any Finance Party to proceed against or enforce any other rights or security or claim for payment from any person before claiming from SCC under this Clause 12.

12.6 Appropriations: Until all amounts which may be or become payable to a Finance Party under or in connection with the Finance Documents have been irrevocably paid in full, such Finance Party may:-

     (a) refrain from applying or enforcing any other money, security or rights held or received by any such Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and SCC shall not be entitled to the benefit of the same; and

     (b) hold in a suspense account (with full set-off against interest payable under the Finance Documents) any money received from SCC or on account of the liability of SCC under this Clause 12.

12.7 Non-Competition: Subject to Clause 12.3 (Reinstatement), until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, SCC shall not, after any failure by any Obligor to pay any sum in accordance with the relevant Finance Documents or by virtue of any payment or performance by it under this Clause 12:-

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party or be entitled to any right of contribution or indemnity in respect of any payment made or money received on account of SCC's liability under this Clause 12;

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party; or


     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

          SCC shall hold in trust for and forthwith pay or transfer to the Lead Bank, any payment or distribution or benefit of security received by it contrary to this Clause 12.7.

12.8 Additional Security: This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Finance Parties or any of them or by any agent or trustee for their benefit.

12.9 Currency: The obligation of SCC hereunder shall be to make payment in the same currency as that in which the principal obligation in respect of which such payment is being made was incurred. If:-

     (a) for any reason any amount payable by SCC under this Agreement is paid to or is recovered by a Finance Party (in whatever manner) in a currency (the "payment currency") other than that in which it is required to be paid under the relevant Finance Document (the "contractual currency"); and

     (b) the payment made in the payment currency to the relevant Finance Party, when converted at the applicable rate of exchange into the contractual currency, is less than the relevant unpaid amount under the relevant Finance Document;

          then SCC shall, as a separate and independent obligation, fully indemnify such Finance Party against the amount of the shortfall. If the payment made in the payment currency to such Finance Party when converted at the applicable rate of exchange into the contractual currency exceeds the relevant unpaid amount under the relevant Finance Document, then the relevant Finance Party shall promptly pay to SCC (or, after the Enforcement Date, each of the Security Agents) an amount equal to the amount of such excess. For the purposes of this Clause 12.12 the expression "applicable rate of exchange" means a fair market rate at which the relevant Finance Party is able, as soon as reasonably practicable after receipt, to purchase the contractual currency with the payment currency, taking into account any costs associated with the exchange.

                                    PART VIII


                         REPRESENTATIONS AND WARRANTIES


13.  REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties: each of SCC and the Borrowers jointly and severally represents and warrants to each of the Finance Parties that:-

     (a) Status: each Obligor is a limited company duly incorporated, validly existing and registered under the jurisdiction of its incorporation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its assets and carry on its business;

     (b) Powers: each Obligor is empowered to enter into, exercise its rights and perform and comply with its obligations contained in the Finance Documents to which it is a party and no limits on the powers of any Obligor will be exceeded as a result of the borrowings, grant of security and giving of guarantees or the taking of any other action contemplated by any Finance Document;

     (c)  Due Authorisation:

          (i) all actions, conditions and things required to be taken, fulfilled or done (including the obtaining of any necessary consents) in order to enable each Obligor lawfully to enter into, exercise its rights and perform and comply with its obligations contained in any Finance Document to which it is a party, and to ensure that those obligations are legally binding and enforceable (subject to all necessary registrations of the Security Documents) have been taken, fulfilled or done; and

          (ii) the requisite resolutions of each Obligor's board of directors have been duly and properly passed at a duly convened and constituted meeting at which all statutory and other relevant formalities were observed to authorise its execution and performance of the Finance Documents to which it is a party (or, in the case only of SCC, the requisite resolutions have been passed by (aa) a written resolution of each of the directors of SCC in accordance with the by-laws of SCC or (bb) the Executive Committee of the board of directors of SCC in accordance with the authorities granted to such Executive Committee) and such resolutions are in full force and effect and have not been varied or rescinded;

     (d) Obligations Binding: each Finance Document and the Borrowings under the Facilities, the grant of security and the giving of guarantees contemplated by this Agreement constitute the legal, valid and binding obligations of each Obligor enforceable in accordance with its terms, except as such enforceability may be limited by:-

          (i)  application of equitable principles;

          (ii) the non-availability of the equitable remedies of specific performance or injunctive relief; and

          (iii)administration, bankruptcy, insolvency, liquidation and similar laws generally affecting the rights of creditors;

     (e) Non-Contravention: neither the execution or delivery of any Finance Document nor any borrowing under the Facilities by any Borrower nor the grant of any security or the giving of any guarantees by any Borrower or any other Obligor nor the carrying out of any transaction or the exercise of any rights or the performance of any obligations contemplated by any Finance Document by any Obligor will result in:-

          (i)  any violation of any law to which such persons are subject; or

          (ii) any breach of any of the memorandum and articles of association or other constitutional documents of any Obligor or of any borrowing limits contained in any such document; or

          (iii)any breach of any deed, agreement or obligation of any such persons made with or owed to any other person (including, without limitation, any negative pledge or similar restriction); or

          (iv) any breach of any limits on any powers of any Obligor;

     (f)  Encumbrances:

          (i) there are no Encumbrances affecting any of the assets of the Borrowers or the assets of any Tobacco Group Company except for Permitted Encumbrances; and

          (ii) neither the execution of any Finance Document by any Obligor nor the performance by or exercise of any rights of any Obligor under the terms of any such Finance Document will result in the existence of, or oblige any Group Company to create, any Encumbrance in favour of any person (except the Finance Parties or as contemplated by this Agreement) over the whole or any part of the undertaking or assets (present or future) of such Obligor;

     (g) Invoice Discounting: except for the arrangements between TCLTC and Trans-Continental Leaf Tobacco (Jersey) Limited in force as at the Relevant Date, there are no invoice discounting, factoring or similar goods or receivables sale or assignment arrangements in existence relating to the receivables of any Borrower except for those detailed in Schedule XIII;

     (h) No Default: no event listed in Clause 17.1(a)-(t) has occurred which is Continuing;

          (i) No Litigation: no Tobacco Group Company is involved in or engaged in any litigation, arbitration or other legal proceedings of a litigious nature (whether as plaintiff or defendant and whether civil, criminal or administrative) (other than the litigation in respect of Transcatab SpA previously disclosed to the Lead Bank) which, (alone or taken together with any other litigation, arbitration or legal proceedings) if adversely determined, would be likely to result in a liability (including costs) to it of the greater of (i) $2,000,000 (or its foreign currency equivalent from time to time) and (ii) 3 per cent. of the net worth of such Tobacco Group Company (as shown in its latest available quarterly accounts delivered pursuant to Clause 15.4(e) (Quarterly Accounts)) nor are there any circumstances likely to give rise to any such litigation, arbitration or proceedings, provided that this representation shall not apply to any such litigation, arbitration or proceedings where the whole of the actual or potential liability of the relevant Tobacco Group Company in respect of such litigation, arbitration or proceedings is fully covered by insurance;

     (j) No Material Adverse Change: since the last Accounts Date there has been no Material Adverse Change in the financial or trading condition of any Borrower or Obligor or of the Tobacco Group taken as a whole;

     (k) Plans and Reports: each Budget and each Cash Flow Forecast fairly presents the business and financial condition of the Tobacco Group when they are submitted and, in particular:-

          (i) all statements of fact relating to the Tobacco Group and its business contained in those documents were true and accurate in all material respects at the date when such documents were issued and no events have occurred since such date which make any such statements of fact untrue or inaccurate or misleading in any material respect, or mean that they have in any material way ceased to represent the current position as at the date of this Agreement;

          (ii) all statements of opinion, intention and expectation expressed in those documents were honestly made after careful consideration;

          (iii)the   assumptions   upon  which  the  forecasts  and  projections
               contained in those documents are based were and are reasonable and made in good faith after careful consideration;

          (iv) the forecasts and projections contained in those documents were and are reasonable and consistent with the assumptions referred to in (iii) above; and

          (v) none of the Borrowers is aware of any facts or matters not stated in those documents the omission or failure to take into account of which makes any factual statements contained in them misleading or unlikely to be fulfilled in each case in any material respect;

               (l) Audited Accounts: the Original Accounts of the Greater Group and the SCTC Inc. Group and the Tobacco Group and (where these representations and warranties are repeated) the most recent Accounts, including the notes to them, delivered to the International Security Agent pursuant to Clause 15.5(a) (Audited Accounts) or 15.5(b) (Tobacco Group Accounts) or Clause 15.5 (Quarterly Accounts) give a true and fair view of the state of affairs and financial position of the companies to which they relate as at the date to which they were made up. In particular, the Accounts either make adequate provision for or, as appropriate, disclose all other material liabilities, whether actual, contingent or disputed (including financial lease commitments, pension liabilities and liabilities to Taxation) of the companies to which they relate and all material capital commitments of the companies to which they relate as at such date in each case in accordance with, and if and to the extent required by, generally accepted accounting principles in the United States (in the case of the consolidated financial statements of the Greater Group, the Tobacco Group or the SCTC Inc. Group) or the jurisdiction of incorporation of the relevant Borrower (in the case of any other financial statements) consistently applied;

     (m) Non-Disclosure: the Borrowers have not failed to disclose to the Lead Bank any facts or circumstances which are within their knowledge and which could reasonably be expected to have a significant effect upon:-

     (i) any Borrower's ability to pay or repay any Indebtedness under this Agreement or any Obligor's ability to comply with the terms of any of the Finance Documents; or


          (ii) the validity or enforceability of any of the Finance Documents;

     (n)  Minority Interests: except in respect of interests:-

          (i)  held by the Finance Parties pursuant to the Security Documents;

          (ii) detailed in the group structure set out in Schedule VII; or

          (iii) of the Bondholders in the shares of SCTC Inc;

               no person has any interest in the issued share capital of any Tobacco Group Company (including an interest derived through an option over or other agreement in relation to such shares);

     (o)  Group  Structure:  the structure of the Tobacco Group is as set out in
          Schedule VII;

     (p) Tax Liabilities: no claims are being or are likely to be assessed against any Tobacco Group Company with respect to Taxes which, if adversely determined, would have (either individually or collectively) a Material Adverse Effect. No Tobacco Group Company is overdue in the filing of any Tax returns required to be filed by it and to the extent the same have been finally settled with the relevant taxation authority each Tobacco Group Company has paid all Taxes shown to be due on such returns or on any assessments made against it unless any such failure would not have a Material Adverse Effect;

     (q) Borrowings: no Tobacco Group Company has any Borrowings other than Permitted Borrowings;

     (r)  Joint  Ventures:  no  Tobacco  Group  Company  has  entered  into  any partnership, joint venture or other agreement, arrangement or understanding with any person outside the Tobacco Group for the joint development of any business or the sharing of any assets or revenues derived from any business other than as existing as at the date of this Agreement and set out in Schedule X. All transactions detailed in
          Schedule X are approved for the purposes of this Agreement, together with their associated Borrowings and Encumbrances detailed in Schedule XIII;

     (s) Budget: the Budget for the Tobacco Group for the period from 1 April 1997 to 31 March 1998 annexed as Appendix A to this Agreement was prepared on the basis of the information available to SCTC Inc. after making diligent enquiries and SCTC Inc. considers that as at the date of this Agreement such Budget is fair and reasonable based on that information;

     (t) Intra-Group Indebtedness: details of the Indebtedness as at March 1997 of:

          (i) Tobacco Group Companies to other Tobacco Group Companies or Wool Group Companies; and

          (ii) Wool Group Companies to Tobacco Group Companies,

               are set out in Schedule IX;

     (u)  Environment:


          (i) no Tobacco Group Company has generated used treated or stored on or transported to or from any Mortgaged Property or any adjoining property any Hazardous Materials except in the normal course of that Tobacco Group Company's business and in compliance with Environmental Laws;

          (ii) to the best knowledge of each Tobacco Group Company Hazardous Materials have not at any time been released or disposed of on any Mortgaged Property or any property adjoining any Mortgaged Property;

          (iii)to the best knowledge of each Tobacco Group Company each member of the Tobacco Group is an compliance in all material respects with all applicable Environmental Laws with respect to any Mortgaged Property and the requirements of any permits issued under such laws with respect to such property;

          (iv) to the best knowledge of each Tobacco Group Company there are no past, pending or threatened Environmental Claims against any Tobacco Group Company or any Mortgaged Property which, if adversely determined, would have a Material Adverse Effect;

          (v) to the best knowledge of each Tobacco Group Company there are no facts, circumstances, conditions or occurrences on any Mortgaged Property or any property adjoining any Mortgaged Property that could reasonably be anticipated (aa) to form the basis of an Environmental Claim against any Tobacco Group Company or any Mortgaged Property or assets which, if adversely determined would have a Material Adverse Effect, or (bb) to cause such Mortgaged Property or assets to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged Property under any Environmental Law;

          (vi) to the best knowledge of each Tobacco Group Company there are not now and never have been save in respect of the underground storage tanks details of which have been disclosed any underground storage tanks located on any Mortgaged Property;

          (v)  ERISA:

               (i) each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code;

               (ii) each Plan (and each related  trust if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or the Plan is a standardised prototype plan for which no such determination letter is required under the Code and whose sponsor has received a favourable determination from the Internal Revenue Service;

               (iii) no Reportable Event has occurred;

               (iv) no Plan  which  is a multi  employer  plan  (as  defined  in
                    Section   4001  (a)  (3)  of  ERISA)  is   insolvent  or  in
                    reorganization;

               (v)  no Plan has an Unfunded Current Liability;


               (vi) no Plan  which  is  subject  to  Section  412 of the Code or
                    Section 302 of ERISA has an accumulated funding deficiency or extension of any amortization period within the meaning of Section 412 of the Code or Section 303 of 304 of ERISA;

               (vii)all  contributions  required  to be made with  respect  to a
                    Plan have been timely made;

               (viii) neither the Borrowers nor any  Subsidiary of the Borrowers nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of
                    ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan;

               (ix) no condition  exists which  presents a material  risk to the
                    Borrowers or any Subsidiary of the Borrowers or any ERISA Affiliate or incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code;

               (x) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA, no action, suit, hearing, proceeding, audit or investigation with respect to any Plan is pending, expected or threatened;

               (xi) no lien imposed under the Code or ERISA on the assets of the
                    Borrowers or any Subsidiary of the Borrowers or any ERISA Affiliate exist or is likely to arise on account of any Plan and the Borrowers and their Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability;

               (xii)each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, regulations and orders and all contributions required to be made with respect to a Foreign Contributions Plan have been timely made;

               (xiii) neither  the  Borrowers  nor any of its  Subsidiaries  has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrowers' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

13.2 Repetition: On each occasion on which a drawing or utilisation is made under the Facilities and on each Interest Payment Date the representations and warranties set out above shall be deemed to be repeated by reference to the then existing circumstances on such date save for:

     (1) the representations and warranties in Clause 13.1(k) and (l) which shall be deemed to be repeated on the date of delivery of the documents specified in such sub-clauses, by reference to the then existing facts; and

     (2)  the representations  and warranties in Clause 13.1(f),  (g), (i), (n),
          (o), (q), (r), (s), (t), (u) and (v).


13.3 Acknowledgement by Borrowers and SCC: Each Borrower and SCC acknowledges that the Finance Parties are relying on the representations and warranties and not on any other information contradictory to them or varying them of which the Finance Parties or any of them or their respective agents or advisers may have actual or constructive knowledge.

                                     PART IX


                                    COVENANTS


14.  GENERAL COVENANTS

     For so long as any liability remains outstanding or any amount is capable of being drawn down under the Finance Documents, SCC and the Borrowers undertake that:-

14.1 Ranking of Liabilities: the liabilities (whether actual or contingent) of:-

     (a) each of the Obligors (except SCC) under the Finance Documents to which it is a party shall at all times constitute the direct, unconditional obligations of such Obligor and will rank in priority to all present and future Indebtedness issued, created, assumed or guaranteed by such Obligor (except for Indebtedness which is entitled to priority solely by operation of law or by reason of a Permitted Encumbrance); and

     (b) SCC under this Agreement shall at all times constitute the unconditional obligations of SCC and shall rank at least pari passu with all present and future liabilities issued, created, assumed or guaranteed by SCC (except for Indebtedness which is entitled to priority solely by operation of law or by reason of a Permitted Encumbrance);

14.2 Restriction on Encumbrances: neither SCC nor any member of the Tobacco Group shall create or agree to create or permit to arise or subsist any Encumbrance on its present or future undertaking, property, assets, rights or revenues or any part of them (except Permitted Encumbrances);

14.3 Restriction on Borrowings: neither SCC nor any member of the Tobacco Group shall incur or permit to subsist Borrowings, except Permitted Borrowings;

14.4 Capital Expenditure: the aggregate Capital Expenditure of the Borrowers at any time shall not exceed the aggregate of:

     (a) $40,000,000 which shall be financed by Borrowings pursuant to the Facilities;

     Plus an additional amount in each Accounting Reference Period equal to the aggregate of:

     (b) 50% of Free Cash Flow calculated by reference to the audited financial statements of the Borrowers for the preceding Accounting Reference Period most recently delivered pursuant to clause 15.5 (Accounts) commencing with the audited financial statements for the Accounting Reference Period ending 31 March 1998; and

     (c) all Net Disposal Proceeds received by a Borrower in cash during that Accounting Reference Period.

          Any part of any unused additional amount as calculated above which is not used for the purposes of Capital Expenditure in the relevant Accounting Reference Period may be carried forward and utilised in the following Account Reference Period.

14.5 Inter-Company Indebtedness:

     (a) no Tobacco Group Company will give any Financial Accommodation to any person except in accordance with this clause;

     (b) a Tobacco Group Company may give Financial Accommodation to another Tobacco Group Company provided that the net Financial Accommodation given to any single Tobacco Group Company by any Borrower does not exceed $40,000,000;


     (c) Tobacco Group Companies may not give Financial Accommodation in excess of $20,000,000 in aggregate to the Wool Group Companies. Such Financial Accommodation shall be deemed to be Capital Expenditure and shall be applied against the $40,000,000 limit in Clause 14.4(a);

     (d) the loans detailed in Schedule IX may be continued provided the aggregate principal Indebtedness under those loans is not increased;

14.6 Loans to Suppliers and Affiliates:

     (a) for each period referred to below, the maximum aggregate Financial Accommodation made to Suppliers and/or Affiliates by the Borrowers at any time shall not exceed the figure set out against that period:

          Period Aggregate Limit

          Date of this Agreement to $50,000,000 31 March 1998 1 April 1998 to 31
          March  1999   $60,000,000  1  April  1999  to  Final   Repayment  Date
          $70,000,000

     (b) within the limit in (a) for each period referred to below, the maximum aggregate Financial Accommodation made at any time by any Borrower to any single Supplier or Affiliate shall not exceed the figure set out against that period:

          Period Individual Limit

          Date of this Agreement to $20,000,000 31 March 1998 1 April 1998 to 31 March 1999 $25,000,000 1 April 1999 to the Final Repayment Date $27,500,000

14.7 Restriction on Disposals:

     (a) No Borrower shall (except with the prior consent of the Lead Bank, acting on the instructions of the Majority Banks) sell, transfer, lend, license, lease, surrender or otherwise dispose of, whether by a single transaction or a number of transactions and whether related or not, the whole or any part of its undertaking, business or assets, except for a Permitted Disposal;

     (b) Nothing in this Clause 14.7 shall enable any Borrower to dispose of assets which are subject to a fixed charge unless the disposal of such assets shall be a Permitted Disposal (including any floating charge which has crystallised) in favour of either of the Security Agents on behalf of the Finance Parties ("Fixed Charge Assets") without prior written consent from the Lead Bank (acting on the instructions of the Majority Banks). The Lead Bank (acting on the instructions of the Majority Banks) shall have an absolute discretion to give or refuse any such consent or to grant a consent subject to such conditions as it may think fit, without giving any reason for so doing. However, unless an Event of Default or Potential Event has occurred and is Continuing, consent will generally be given provided the proceeds of such disposal are applied in accordance with Clause 8 (Prepayments); and


     (c) Notwithstanding sub-clauses (a) and (b) the Borrowers may not dispose of assets whose aggregate market value exceeds $2,000,000 in any one Accounting Reference Period nor dispose of assets whose aggregate market value exceeds $5,000,000 in three consecutive Accounting Reference Periods without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks), such consent not to be unreasonably withheld if the proceeds of such disposals are to be used to purchase new assets. For the avoidance of doubt, no such consent shall be required if the proceeds of sale are used to make cancellations in accordance with Clause 11.

14.8 Realisation Account: Following the occurrence of an Event of Default, the Borrowers shall procure that all Net Disposal Proceeds shall be paid into one or more Realisation Accounts with the Lead Bank or such other Bank as the International Security Agent may nominate and charged to the Security Agent for the benefit of the Finance Parties by way of fixed security;

14.9 Nature of Business: each Borrower shall carry on its business in the normal course in the manner carried on by it at the date of this Agreement and not make any material change to the nature or extent of any business carried on by it at the date of this Agreement;

14.10Restriction on Issue and Disposals of Shares: SCC shall not dispose of any of its legal or beneficial interest in the share capital of SCTC Inc.
     without the prior written consent of the Lead Bank (acting on the instructions of the Majority Banks);

14.11Dividends and Distributions: the Borrowers shall deliver to the Lead Bank not less than ten Business Days prior to the date on which a dividend or distribution is proposed to be paid by a Borrower, a certificate from two directors of the relevant Borrower addressed to the Lead Bank containing calculations where necessary and to the effect that:-

     (a) the directors are not aware, after reasonable enquiry, of the occurrence of a Potential Event of Default or of an Event of Default which is Continuing;

     (b) so far as the directors are aware, after reasonable enquiry, if such payment(s) were to be made, no Event of Default or Potential Event of Default would occur;

     (c) following delivery of such certificate, the Borrowers may pay dividends to SCTC Inc. (in the case of SCTC (UK) and TCLTC) or SCC (in the case of SCTC Inc.) in each Accounting Reference Period of an aggregate amount up to the higher of:

          (i) such amount as is required to enable SCC to meet its obligations to creditors; and

          (ii) during the period:

               (aa) of the first  calendar  year from the date hereof 60% of the
                    Borrower's Net Income demonstrated by the audited accounts of the Borrowers;

               (bb) of the second  calendar year from the date hereof 70% of the
                    Borrower's Net Income demonstrated by the audited accounts of the Borrowers; and

               (cc) of the third  calendar  year from the date hereof 80% of the
                    Borrower's Net Income demonstrated by the audited accounts of the Borrowers.

14.12Insurance: the Borrowers shall procure that each Tobacco Group Company shall, either under a group policy maintained by SCC or separately, maintain such policies of insurance in relation to its business and assets as a reasonably prudent person carrying on a similar business to that Tobacco Group Company might be expected to maintain over such assets and/or in respect of such liabilities (including policies to cover public, environmental, terrorism and third party liability) and from time to time upon request supply to each of the Security Agents copies of all schedules of insurance relating to such insurance policies or certificates of insurance or such other evidence of the existence of such policies as may be acceptable to each of the Security Agents together with confirmation of payment of premiums;


14.13Tobacco Inventory: the Borrowers shall forthwith, upon demand by a Security
     Agent in writing, if a Security Agent (acting on the instructions of the Majority Banks) considers that it would improve the security to the Finance Parties, transfer or procure the transfer any stocks of tobacco owned by a Tobacco Group Company and not held in an Approved Warehouse, into an Approved Warehouse and deliver to such Security Agent such documentation in connection therewith (including, without limitation, warehouse warranties and executed pledges) as such Security Agent may require;

14.14Registrations: the Borrowers will effect all necessary registrations and notices to perfect and protect the Security Documents from time to time and meet all proper costs in connection with them save in respect of the registrations listed in Schedule XIII;

14.15 Consents and Filings: the Borrowers will ensure that:

     (i)  all  consents,   licences,   approvals  and  authorisations  shall  be
          obtained, complied with, renewed and maintained;

     (ii) all  filings,   recordings,   registrations  or  enrolments  shall  be
          effected; and

     (iii) any stamp, registration or similar tax shall be promptly paid;

               from, with or to any governmental authorities or agencies or courts to the extent required under any applicable law or regulation to enable any Obligor to perform its obligations under any Finance Document to which it is a party or to ensure the legality, validity and enforceability of any such Finance Document save in respect of those listed in Schedule XIII;

14.16Maintenance of Licences:  the Borrowers  will take all necessary  action to protect and maintain (and take no action which could reasonably foreseeably imperil the continuation of) the licences and statutory authorisations, intellectual property, trade names, franchises and contracts (referred to in this Clause 14.16 as the "Authorisations") which are necessary for the conduct of the business of each of the Tobacco Group Companies substantially as it is presently conducted and to enable such business to be carried on substantially as at present;

14.17Maintenance of Accounts: All proceeds from a transaction financed by a Bank entered into with or for the account of any Borrower shall be paid into an account designated by the Lead Bank;

14.18Access: each of the Borrowers and SCC will permit any one or more representatives of the Lead Bank, the Security Agents or their respective advisers to have access to the property, assets, books and records of SCC and any Tobacco Group Company and to inspect the same;

14.19Substantial Contracts: the Borrowers will notify the Lead Bank if any contract entered into by any Tobacco Group Company which represents 10 per cent. or more of the gross turnover of any Borrower or of the Tobacco Group is terminated for any reason (and for these purposes turnover shall be calculated by reference to the then most recent audited consolidated accounts of the Tobacco Group delivered to the Lead Bank);


14.20Derivatives: no Tobacco Group Company will enter into any transaction in derivatives with any person, except:

     (a) an interest rate or currency swap, a forward rate agreement or a cap, floor or collar transaction entered into solely to hedge an existing or future liability permitted under this Agreement of such Tobacco Group Company in the ordinary course of business (as conducted at the date of this Agreement); or

     (b) a transaction in derivatives entered into by SCTC Inc. to hedge its liability under the Bonds;

4.2  No  Payment:  so  far  as  reasonably   practicable,   no  bank,  financial
     institution or other lender will be paid or repaid from a drawing under any of the Facilities (other than in the ordinary course of business);

4.3 Compliance with Laws: each Tobacco Group Company will comply in all respects with all laws and regulations binding upon it in connection with the carrying on of its business where a failure so to comply would have a Material Adverse Effect;

4.4 Taxes: each Tobacco Group Company will pay all Taxes due and payable by it on the relevant due date where a failure so to pay would have a Material Adverse Effect;

4.5 Delivery of Deeds: each Tobacco Group Company will if, and whenever reasonably required by a Security Agent, execute and deliver to such Security Agent or procure the execution and delivery to such Security Agent of all or any guarantees and/or debentures and/or mortgages and/or charges and/or pledges and/or deeds, documents and certificates reasonably required by such Security Agent to guarantee or (as may be required) create security for all or any part of the money and liabilities outstanding in respect of or pursuant to the Facilities and/or any of them and/or to perfect and protect the Security Documents or any of them. Any such guarantees and/or security and other documents referred to in this Clause 14.24 shall be in such form as such Security Agent may reasonably require;

4.6 Security: each Tobacco Group Company will give to each of the Security Agents such assistance as it may reasonably require in connection with obtaining security over stocks of tobacco or other assets (including receivables and shares) owned by any Tobacco Group Company from time to time and pay and discharge on demand all reasonable costs, charges and fees (including legal fees) incurred by each of the Security Agents in connection with such security and execute or cause to be executed in favour of each of the Security Agents such new or additional guarantees, charges and/or other security over such of its assets as each of the Security
     Agents may from time to time reasonably specify to secure all money and liabilities for the time being due, owing or incurred to any Finance Party whether outstanding under any Finance Document or otherwise;

4.7 Write Offs: no Tobacco Group Company will make provisions or write-offs in its accounting records or financial statements, except to the extent required to comply with the Act (or other applicable legislation for companies incorporated outside England) or good accounting practice;

4.8 Pro Rata Utilisation: each Borrower will use reasonable endeavours to ensure that the proportion which the aggregate of the Outstandings from time to time under the Facilities bears to the aggregate of the Banks' Commitments is the same as the proportion which each Bank's Outstandings at such time bear to such Bank's Commitment at such time;


4.9 Property: each Tobacco Group Company will maintain all Properties and all plant and machinery used in the business of any Tobacco Group Company in good repair;

4.10 Report: each Tobacco Group Company will co-operate fully with any reporting accountants or consultants (each a "Consultant") from time to time appointed at the request of the Lead Bank, each of the Security Agents and the Steering Committee following the occurrence of an Event of Default, to investigate and report upon the Tobacco Group and/or any Tobacco Group Company and provide on demand all information requested by any such Consultant and pay the fees of any such Consultant promptly on demand;

4.11 Accounting Reference Period: the Borrowers will ensure that the Accounting Reference Period of each Tobacco Group Company shall end on 31 March and that no Tobacco Group Company shall alter its Accounting Reference Period so as to end other than on 31 March without the prior approval of the Lead Bank and in giving any such approval the Lead Bank may require such change in the financial covenants contained in Clause 16 (Financial Covenants) as will reflect the change notified to it), and procure that the Accounting Reference Date of each Tobacco Group Company shall be the same;

4.12 Auditors: the Borrowers will not change the Auditors except with the prior approval of the Lead Bank in writing. The Borrowers may not request the consent of the Lead Bank to a change in the Auditors unless they have delivered to the Lead Bank written details of the reasons for the change. Provided the Lead Bank has received such details, the Lead Bank shall approve the appointment of KPMG, Coopers & Lybrand, Price Waterhouse, Arthur Andersen or Ernst & Young or their respective successor firms;

4.13 Limit on Term: the Borrowers will ensure that the maximum period for which any advance or Bill is outstanding under any Facility is 180 days and the maximum period for which any foreign exchange transaction, Letter of Credit, indemnity or other contingent obligation entered into by a Bank under a Facility is capable of being outstanding is 180 days;

4.14 Constitutive Documents: no Obligor will alter its memorandum and articles of association or other constitutive documents unless:

     (a) it has previously given not less than 14 days prior written notice to the Lead Bank of its intention so to do; and

     (b) such alteration will not adversely affect the position of any Finance Party;

4.15 Claims: SCC and the Borrowers will not during the period from the Effective Date of this Agreement until the Master Facilities Termination Date, compromise, discharge, postpone, release or subordinate claims or debts in excess of a maximum aggregate amount of $2,000,000 or waive their right of action in connection with any such claim or debt provided that this Clause
     14.34 shall not apply to:

     (a) normal substitutions of tobacco in the ordinary course of the business of such Borrower as conducted at the date of this Agreement; or

     (b) the subordination of the debt owed by Standard Wool (UK) Limited to SCTC (UK) pursuant to a Subordination Agreement dated on or about the date of this Agreement made between SCTC (UK), Standard Wool (UK) Limited, the Financial Institutions identified therein and National Westminster Bank Plc;

     (c) the loan of up to (pound)1,700,000 to be made by SCC to Tentler & Co B.V. and subordinated pursuant to a Deed of Subordination executed on or about the date of this Agreement and made between Deutsche Bank de Bary N.V., MeesPierson N.V., SCC and Tentler & Co B.V.;


     (d) the conversion of inter-company loans into equity as may be required from time to time by Italian regulators in relation to Transcatab in order to enable continued trading (not exceeding an aggregate amount of $10,000,000);

4.16 Announcement: any public announcement which a Tobacco Group Company proposes to make which directly refers to the Banks, the Steering Committee, the Lead Bank, the Co-Lead Bank or the Security Agents (or any of them) or the arrangements contained in any Finance Document, will not be made until the Lead Bank, the Security Agents and any Bank named in such announcement have been given ten Business Days to consider the form of such announcement, provided that the restriction set out above shall not apply to an announcement which is required to be made pursuant to any regulatory requirement and which does not identify any Finance Party by name and the Borrowers shall deliver a copy of each public announcement contemplated by this Clause 14.35 to the Lead Bank;

4.17 Co-operation: each Obligor shall co-operate with the Lead Bank and each of the Security Agents and provide each of them with such information as they may reasonably require in order to carry out their functions hereunder;

4.18 Compliance: the Borrowers shall not pay or discharge or satisfy by set-off or otherwise any amount of principal to any Bank or other lender, save as expressly contemplated in this Agreement;

4.19 Revaluation of Assets: no Tobacco Group Company shall revalue any of its assets, except in accordance with applicable GAAP;

4.20 Book Debts: the Borrowers and TCLTC (Jersey) shall pay all amounts received by them in respect of book and other debts into the account(s) from time to time designated by the Lead Bank in writing.

4.21 Inventory: the aggregate uncommitted inventory of the Tobacco Group (as shown on the WAFS System) shall not exceed $65,000,000 at any time provided that the Steering Committee may authorise an increase in this limit to $80,000,000.

4.22 Refinancing: the Borrowers shall not use the Facilities to refinance Borrowings of any Tobacco Group Company from any lender which is not a Bank except in the course of a transaction for the sale or purchase of tobacco in the ordinary course of business where the facility made available by such lender is not permanently reduced as a result;

4.23 Environment:

     (a) the Borrower will comply with all Environmental Laws applicable to ownership or use of the Mortgaged Property and will causes all other Tobacco Group Companies and all tenants and other persons occupying the Mortgaged Property to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred in such compliance and will keep or cause to be kept all such Properties free and clear of any liens imposed pursuant to such Environmental Law;

     (b) no Tobacco Group Company will generate, use, treat, store, release or dispose of or permit the generation, use, treatment, storage, release or disposal of Hazardous materials on any Mortgaged Property, or transport or permit the transportation of Hazardous Materials to or from any Mortgaged Property;


     (c) On the written request of the Lead Bank at any time and from time to time during the existence of this Agreement, the Borrowers will provide, at the Borrowers' sole cost and expense, an environmental site assessment report concerning any Mortgaged Property, prepared by an environmental consulting firm approved by the Lead Bank, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such property;

4.24 ERISA: As soon as possible and, in any event, within ten (10) days after the Borrowers, any Tobacco Group Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the relevant Borrower will deliver to the International Security Agent a certificate of a director setting forth the full details as to such occurrence and the action, if any, that such Borrower or Tobacco Group Company or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Borrower or Tobacco Group Company, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

     (1) that a Reportable Event has occurred (except to the extent that such Borrower or Tobacco Group Company has previously delivered to the International Security Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof):

     (2)  that a  contributing  sponsor  (as defined in Section  4001(a)(13)  of
          ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PGBC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days;

     (3) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required instalment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan;

     (4) that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made;

     (5) that a Plan has been or may be terminated, reorganised, partitioned or declared insolvent under Title IV of ERISA;

     (6)  that a Plan has an Unfunded Current Liability;

     (7) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA;

     (8) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan;

     (9) that the relevant Borrower or Tobacco Group Company or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 409 or 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2|) of the Code) under Section 4980B of the Code;


     (10) or that relevant Borrower or Tobacco Group Company may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.

The Borrowers will deliver to the International Security Agent:

          (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service; and

 (11) (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the International Security Agent pursuant to this Clause, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrowers and the Tobacco Group Companies or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the International Security Agent no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrowers, the Tobacco Group Companies or the ERISA Affiliate, as applicable.

4.25 Invoice Discounting: Save for the arrangements between TCLTC and TCLTC (Jersey) no Borrower shall enter into invoice discounting, factoring or similar goods or receivables sales or assignment agreements relating to the receivables of such Borrower save for those detailed in Schedule XIII.

15.  INFORMATION COVENANTS

     For so long as any liability remains outstanding or capable of being drawn down under the Finance Documents, the Borrowers shall:-

15.1 Borrowings: provide to the Co-Lead Bank, the International Security Agent and any other Bank which requests it, within two Business Days of the last day in each week, details of the outstanding Net Borrowings under this Agreement of the Borrowers due to each Bank as at the last day of the preceding week;

15.2 Borrowing Base: provide to the International Security Agent monthly within 30 days of the last day of each month, or weekly within five Business Days of the last day of that week for so long as the aggregate Available Commitment under the Facilities is less than $10,000,000, a Borrowing Base Certificate setting out a calculation of the Borrowing Base as at the last day of such month (or week, as the case may be) in the form or substantially the form of Schedule XII;

15.3 Monthly Reports: deliver to the International Security Agent in sufficient numbers for distribution to each of the Banks:


     (a) Cash Flow Forecast: no later than the thirtieth day in each month with respect to the preceding month, a rolling twelve month Cash Flow Forecast for the Borrowers in the form or substantially the form attached as Appendix B for the Trading Periods next following such date and the International Security Agent agrees to use reasonable endeavours to distribute such Cash Flow Forecast to the Banks as soon as reasonably practicable; and

     (b) Receivables: not later than 30 days after the end of each month, a report on receivables of each of the Borrowers arising during the month preceding such report including their payment terms and due dates for payment and details of all debts owed by debtors which were due for payment in that month and are over 90 days past their due date for payment, in a form notified to SCTC Inc. by the International Security Agent;

15.4 Quarterly  Reports:   deliver  to  the  International   Security  Agent  in
     sufficient numbers for distribution to each of the Banks not later than 45 days after each Quarter Day:

     (a) Receivables: a report on receivables of each of the Borrowers arising during the quarter preceding such report including their payment terms and due dates for payment and details of all debts owed by debtors which were due for payment in that quarter and are over 90 days past their due date for payment, in a form notified to SCTC Inc. by the International Security Agent;

     (b) Supplier and Affiliate Advances: for the Borrowers, details of all Supplier Advances and Affiliate Advances provided or agreed to be provided by such Borrowers during the preceding quarter, in each case in a form notified by the International Security Agent to SCTC Inc.;

     (c)  Additional Information:

          (i)  a  report  on the  amount  of  Capital  Expenditure  incurred  or committed for during the preceding quarter by each of the Borrowers, together with the aggregate amount of Capital Expenditure incurred by each of those companies as at the last day of the preceding quarter; and

          (ii) a report of all amounts payable and all liabilities incurred to trade creditors by each of the Borrowers during the preceding quarter;

               in each case in a form notified to SCTC Inc. by the International Security Agent;

     (d) Bank Facility Utilisation Report: details of all Borrowings of each Tobacco Group Company as at the end of the Trading Period ending on such Quarter Date in such detail as the International Security Agent may require;

     (e) Quarterly Accounts: with respect to the Trading Period preceding such Quarter Date:

          (i) individual profit and loss accounts and balance sheets for each of the Borrowers;

          (ii) a consolidated profit and loss account and balance sheet for the Tobacco Group; and

          (iii)a consolidated profit and loss account and balance sheet for the Greater Group;


          (iv) accompanied by a compliance certificate signed by the Finance Director of SCTC Inc. indicating whether or not the financial covenants contained in Clause 16.1 have been complied with and containing calculations demonstrating in reasonable detail compliance (or otherwise) with such covenants.

15.5 Accounts: deliver to all the Banks:

     (a) Audited Accounts: as soon as reasonably practicable and in any event within 90 days from the end of the relevant Accounting Reference Period copies of:

          (i) the audited consolidated profit and loss account of the Greater Group;

          (ii) the audited consolidated profit and loss account of the SCTC Inc. Group;

          (iii)individual profit and loss accounts and balance sheets of the Borrowers and each other member of the Tobacco Group;

          (iv) accompanied by a certificate signed by the Auditors confirming (or otherwise) that the financial covenants set out in Clause
               16.1 have been complied with and containing calculations demonstrating in reasonable detail compliance (or otherwise) with such covenants.

     (b) Tobacco Group Accounts: at the same time as the audited consolidated accounts of the SCTC Inc. Group are to be delivered pursuant to (a) above, SCTC Inc. shall also deliver pro forma consolidated accounts for the Tobacco Group based on the audited accounts for the SCTC Inc. Group but excluding any figures relating to Standard Wool (UK) Limited;

     (c) Other Information: any other information concerning the business or financial condition of any Tobacco Group Company or the Tobacco Group as a whole which the Lead Bank, or either of the Security Agents may reasonably require or any Bank may reasonably require from time to time;

15.6 Budget: submit, not later than 30 days before the beginning of each Accounting Reference Period of SCTC Inc. commencing with the Accounting Reference Period beginning on 1 April 1997, to the International Security Agent (in sufficient numbers for distribution to the Banks), copies of an itemised consolidated budget, in the format reasonably approved by the Lead Bank for the forthcoming Accounting Reference Period for the Tobacco Group. Each such budget shall contain, inter alia, (in such detail as the Lead Bank reasonably considers to be necessary) the aggregate amount of Capital Expenditure (separately specifying individual items of Capital Expenditure in excess of $5,000,000) intended to be incurred by the Tobacco Group during that Accounting Reference Period.

     Such budget shall have been approved by the senior tobacco management of SCC and shall include consolidated statements for each of SCC, the Tobacco Group and each of the Borrowers and individual statements of each of the Borrowers (in each case for each Trading Period during such Accounting
     Reference Period), of forecast profit and loss, revenue and cash flow including a rolling four quarter cashflow in a format approved by the International Security Agent and a balance sheet, to include a commentary on the above and to be in such form and to contain such other information as is, in the reasonable opinion of the International Security Agent, necessary;


15.7 Circulars and Trade Information: deliver to the International Security Agent copies of all circulars issued to shareholders of any Tobacco Group Company or any class of them, all filings with regulatory authorities relating to any Tobacco Group Company and such other trade information as is available to the Tobacco Group as the Lead Bank may reasonably require from time to time;

15.8 Inventory Programme: maintain a programme to the satisfaction of the Security Agents, as far as possible, for the purpose of monitoring and reporting levels of Inventory not sold to third parties;

15.9 Consistent Application: ensure that all accounts and other financial information submitted to the Lead Bank and the Co-Lead Bank have been prepared using accounting bases, policies, practices and procedures consistent with the policies applied in the Original Accounts and in accordance with generally accepted accounting principles consistently applied, (except in any case as approved by the Auditors in which event SCTC Inc. shall notify such modifications to the Lead Bank). In such circumstances the Lead Bank (in consultation with SCC and the Auditors) may require such changes to the financial covenants contained in this Agreement as shall reflect such modifications. SCTC Inc. shall ensure that such accounts give a true and fair view of the results of its (and, where consolidated, its Subsidiaries') operations for the period in question and the state of its (and, where consolidated, its Subsidiaries') affairs as at the date to which such accounts are made and disclose or reserve against all of its (and, where consolidated, its Subsidiaries') liabilities, actual and contingent;

15.10Auditor's Certificate: require the Auditors for the time being (and at SCTC Inc.'s expense) if required by the Lead Bank at the request of the Majority Banks:-

     (a) to verify to the Lead Bank's satisfaction and certify any financial information required by this Agreement to be provided to the Lead Bank and/or the Banks; and

     (b) to verify and certify any figures required to calculate any of the financial covenants contained in Clause 16 (Financial Covenants);

15.11Litigation: advise the Lead Bank immediately of the details of any litigation, arbitration or administrative proceeding (to the best of its knowledge and belief) pending or threatened against any Tobacco Group Company which could, if adversely determined, result in a liability to the Group (including costs) in excess of $2,000,000 and detailing to what extent such liability is covered by insurance;

15.12Event of Default: notify the Lead Bank in writing of any event set out in Clause 17.1(a)-(t) (ignoring any grace periods or notice requirements therein) or any Potential Event of Default immediately upon becoming aware of such occurrence;

15.13Notification: notify the International Security Agent in writing promptly upon becoming aware of any request received by a Borrower to give any Encumbrance, guarantee or indemnity or of any demand by any person for repayment of any principal amount or forthwith upon becoming aware that any person is taking any steps to recovery any principal amount from it;

15.14Revision of Time Limits at Year End: notwithstanding the provisions of this clause, where information to be provided under those clauses with respect to any month relates to the month immediately preceding the financial year end of the Borrowers, the period of 30 days referred to in this Clause shall be deemed to be changed to 60 days.

15.15Environment: the Borrowers will immediately notify the Lead Bank in writing of the occurrence of any of the following:

     (a) any pending or threatened Environmental Claim against any Tobacco Group Company or any Mortgaged Property;

     (b) any condition or occurrence on any Mortgaged Property that (i) results in material noncompliance by any Tobacco Group Company with any applicable Environmental Law or (ii) could reasonably be anticipated to form the basis of an Environmental Claim against any Tobacco Group Company or any Mortgaged Property;

     (c) any condition or occurrence on any Mortgaged Property or any property adjoining or in the vicinity of any Mortgaged Property that could reasonably be anticipate to cause such Mortgaged Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged Property under any Environmental Law;

     (d) the taking of any removal or remedial action in response to the presence or alleged presence of any Hazardous Material on any Mortgaged Property;


          All such notices shall describe in reasonable detail the nature of the claim, investigation, occurrence, condition or removal or remedial action and the Borrowers' response thereto. In addition, the Borrowers will provide the Lead Bank with copies of all communications with any government or governmental agency relating to Environmental Laws, all communications with any person relating to Environmental Claims and such detailed reports of any Environmental Claim as may reasonably be requested by the Lead Bank.

     (e) the Borrowers will undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any Mortgaged Property in accordance with the requirements of all applicable Environmental Laws;

     (f) the Borrowers agree to defend, protect, indemnify and hold harmless each of the Finance Parties and each of their respective officers, directors, employees, attorneys and agents (the "Indemnitees") from and against all liabilities, obligations, losses, damages, (including foreseeable and unforeseeable consequential damages and punitive damages) penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorney's and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on or arising or resulting from (i) the actual or alleged presence of Hazardous Materials on, under or at any Mortgaged Property (ii) the failure of any representation or warranty made by the Borrowers (iii) any Environmental Claim relating to any member of the Tobacco Group or any Mortgaged Property or arising out of the use of any Mortgaged Property or (iv) the exercise the rights of the Finance Parties under any of the provisions of this Clause (the "Indemnified Matters") regardless of when such Matters arise but excluding any Matter based solely on the gross negligence or wilful misconduct of any Indemnitee;

     (g) to the extent that the foregoing paragraph may be unenforceable because it is violative of any law or public policy, the Borrowers will contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees;

     (h) the undertakings set forth in this clause and in clauses 13 and 14 with respect to environmental matters shall survive the repayment of the Facilities, the release of the mortgage on any Mortgaged Property, any foreclosure of any such mortgage or delivery of a deed or assignment in lieu of foreclosure or otherwise, and the transfer of all or any right, title or interest in and to any Mortgaged Property by any Tobacco Group Company;


16.  FINANCIAL COVENANTS

16.1 For so long as any liability remains outstanding or capable of becoming outstanding under any of the Finance Documents, the Borrowers shall procure that:

     (a) Tobacco Group Tangible Net Worth: Tobacco Group Tangible Net Worth for each of the periods detailed below shall not fall below the amounts specified below:

          Minimum Tangible Net Worth Period

                  $  80,000,000    Date of this Agreement to 31 March 1998
                  $  95,000,000    1 April 1998 to 31 March 1999
                  $ 110,000,000    1 April 1999 to 31 March 2000
                  $ 125,000,000    1 April 2000 until the Final Repayment Date

     (b) SCC Tangible Net Worth during each of the periods set out below shall not fall below the amounts set out below:

          SCC Tangible Net Worth Period

                  $125,000,000     Date of this Agreement to 31 March 1998
                  $140,000,000     1 April 1998 to 31 March 1999
                  $155,000,000     1 April 1999 to 31 March 2000
                  $170,000,000     1 April 2000 until the Final Repayment Date

     (c) Tobacco Interest Cover Ratio: the ratio of the consolidated EBITDA to Interest for the Tobacco Group shall not at any time fall below 1.5:1.

16.2 Testing of Covenants:

     (a) The covenants contained in Clauses 16.1(a) (Tobacco Group Tangible Net Worth) and 16.1(b) (SCC Tangible Net Worth) shall apply on a continuing basis and shall be tested quarterly.

     (b) The covenant contained in clause 16.1(c) (Interest Cover Ratio) shall apply on a continuing basis and shall be tested quarterly first by reference to the three month period ending 30 June 1997, second by reference to the six month period ending 30 September 1997, thirdly by reference to the nine month period ending 31 December 1997, fourthly by reference to the 12 month period ending 31 March 1997 and thereafter on a rolling 12 month basis by reference first, to the quarterly accounts delivered pursuant to clause 15.4(e) and secondly by reference to the audited accounts of the Tobacco Group delivered pursuant to clause 15.5(a).

     (c) The Lead Bank may require any calculation based on the management figures to be restated and certified as accurate by the Auditors if in the bona fide opinion of the Lead Bank the subsequent publication of audited figures or any other information becoming available to the Lead Bank casts doubt on any relevant management figures.

                                     PART X


                                EVENTS OF DEFAULT


17.  TERMINATION IN CASE OF DEFAULT

17.1 Demand on Event of Default: Upon the occurrence of any of the following events:-

     (a) Failure to Pay: failure by any Obligor to pay in full any sum due under, and in the manner required by, this Agreement or any other Finance Document on the due date (or, if such failure is due solely to an administrative failure on the part of such Obligor's bank and not to any default of such Obligor, within two Business Days of the due date); or

     (b) Incorrect Representation: any representation, warranty or statement made by or in relation to SCC or any Tobacco Group Company in this Agreement or any other Finance Document or in any document furnished under or in connection with such documents being incorrect as at the date on which it is made or deemed to be repeated; or

     (c) Breach of Agreement: failure by any Obligor to comply duly and punctually, or to procure that any Tobacco Group Company so complies, with any other provision of any Finance Document and such failure (if capable of remedy) is not remedied within ten Business Days; or

     (d)  Failure to Discharge Indebtedness:

          (i) failure by SCC or any Tobacco Group Company to discharge on its due date (but only on the expiry of any applicable grace period contained in the original document evidencing the same) any Indebtedness unless the Indebtedness is being disputed in good faith by SCC or the relevant Tobacco Group Company with (in the opinion of its legal advisers) a good prospect of success; or

          (ii) any Borrowings of SCC or any Tobacco Group Company are declared due and payable prior to their stated maturity or are placed on demand by reason of an event of default (however called) or any circumstances arise as a result of which any Borrowings could be so declared due and payable prior to their stated maturity; or

          (iii)any money repayable on demand by SCC or any Tobacco Group Company is not repaid on demand being made; or

          (iv) any lender or other person in whose favour SCC has granted a guarantee, makes demand under such guarantee;

               where the aggregate liability of SCC and/or members of the Tobacco Group in respect of such claims exceeds $10,000,000;

     (e)  Suspension and Expropriation:

          (i)  the  suspension  or  the  threatened   suspension  of  all  or  a
               substantial part of the operations of any Borrower or SCC; or

          (ii) the expropriation of all or a substantial part of any assets of any Borrower or SCC by any governmental or other competent authority; or

     (f)  Insolvency:

          (i)  Winding Up:

               (aa) a meeting is convened; or

               (bb) a petition is presented  (unless (a) the relevant Company is able to satisfy the Steering Committee that such petition is frivolous or vexatious and/or (b) such petition is discharged  within  10  Business  Days  of the  date  of its presentation if presented in a jurisdiction in which any Obliger is domiciled and/or (c) such petition is discharged within 21 Business Days of the date of its presentation if presented in a jurisdiction in which no Obligor is domiciled); or

               (cc) an order is made; or

               (dd) a resolution is passed;

                    for the winding-up of any Obligor (except for the purposes of a reconstruction or amalgamation while solvent on terms previously approved in writing by the Lead Bank); or

          (ii) Administration:

               (aa) a meeting is convened; or

               (bb) an application is made; or

               (cc) a petition is presented;

                    for the appointment of an administrator in relation to any Obligor; or

          (iii)Request by Directors or Members: the directors or a member of SCC or a Tobacco Group Company request the appointment of a liquidator, receiver, administrative receiver, administrator or similar official; or

     (g) Bankruptcy: Obligor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or an involuntary case is commenced against any Obligor and the petition is not controverted within 30 days or is not dismissed within 60 days after commencement of the case or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Obligor or any Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Obligor or there is commenced against any Obligor any such proceeding which remains undismissed for a period of 60 days; or any Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceedings is entered; or any Obligor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Obligor makes a general assignment for the benefit of creditors; or any corporate action is taken by any Obligor for purpose of effecting any of the foregoing; or


     (h) Distress etc.: a distress, execution or other legal process is levied in respect of a judgement for an amount in excess of $500,000 against any of the assets of any Obligor and is not discharged or paid out within 14 days; or

     (i)  Enforcement Proceedings:

          (i)  an encumbrancer takes possession; or


          (ii) a  receiver  or  an   administrative   receiver,   administrator,
               liquidator, special manager, trustee, supervisor or similar or equivalent officer is appointed,

               of the whole or any part of the assets or undertaking of any Obligor; or

     (j)  Ceasing Payment of Debts: any Obligor:-

          (i) becomes insolvent or bankrupt or ceases or suspends generally payment of its debts (or announces an intention to do so) or is unable to pay its debts or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 (provided that the figure of (pound)750 referred to in Section 123(1)(a) of the Insolvency Act 1986 shall be deemed to have been increased to $10,000); or

          (ii) commences, or announces an intention to commence, negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or any class of its Indebtedness or seeks protection from its creditors; or

          (iii)proposes or its directors make a proposal for a voluntary arrangement under Part I of the Insolvency Act 1986; or

          (iv) enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

          (v) is the subject of any proceedings under any law, regulation or procedure relating to reconstruction or readjustment of its debts; or

          (vi) has a moratorium declared in respect of its Indebtedness; or

     (k)  Unlawful Performance:

          (i) it becomes unlawful for SCC or any Tobacco Group Company to perform any of its obligations under any Finance Document to which it is a party; or

          (ii) any Finance Document is not or ceases to be legal, valid and binding on and enforceable against SCC or any Tobacco Group Company which is a party thereto or is materially impaired; or

          (iii)any Obligor shall at any time give notice purporting to determine its liability under any guarantee or security securing the amounts from time to time due under any Finance Document (including further amounts which may be drawn down under it); or


               (l)  Material Adverse Change:

                    (i)  there occurs a Material Adverse Change; or

                    (ii) litigation  is brought  against SCC or a Tobacco  Group
                         Company which is likely to succeed and which if successful would result in a Material Adverse Change; or

                    (iii)the Majority Banks  consider that,  since the Effective
                         Date, there has been a Material Adverse Change;

     (m) Auditors' Report: the Auditors qualify their report to the audited Accounts; or

     (n) Change of Control: any person (whether acting alone or with any other person) which does not have control at the date of this Agreement becomes the beneficial owner of shares in the share capital of SCC carrying the right to exercise more than 25 per cent. of the votes exercisable at a general meeting of SCC or otherwise acquires the power to control the affairs and policies of SCC; or

     (o) Ceasing Business: any Tobacco Group Company ceases or threatens to cease to carry on any material part of the business it carries on at the date of this Agreement, except as expressly permitted under this Agreement; or

     (p) Repudiates Obligations: any of the Obligors repudiates any of its obligations under any of the Finance Documents; or

     (q) Analogous Events: any event occurs which, under the applicable law of any relevant jurisdiction, has an analogous or equivalent effect to any of the above events mentioned in this Clause 17.1;

     (r)  Borrowing Base:

          (i) any Borrower makes a utilisation of the Facilities where such utilisation would cause the Net Borrowings to exceed the level of the Borrower's Borrowing Base, as at the date of that utilisation; or

          (ii) SCTC Inc. makes a utilisation of the Facilities where such utilisation would cause SCTC Inc.'s Net Borrowings to exceed the level of SCTC Inc.'s Borrowing Base, as at the date of that utilisation in each case demonstrated by the most recent
               Borrowing Base Certificate delivered pursuant to Clause 15.2 (Borrowing Base) and such default is not remedied within five Business Days;

     (s)  Erisa:

          (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
               Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b((1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PGBC Regulation Section
               4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrowers or any Tobacco Group or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under
               Section 409, 502(i),  502(1),  515, 4062, 4063, 4064, 4069, 4201,
               4204 OR 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a Group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any other applicable continuation of coveraged laws) or Plans or Foreign Pension Plans;


          (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and

          (iii)such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Majority Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrowers or any Tobacco Group Company; or

     (t) any of the Finance Documents ceasing to be binding on the parties to it or any provision of it ceasing to be legally enforceable or any of the Finance Documents being amended, supplemented or varied without the consent of the Lead Bank, then and in any such event and at any time while it is Continuing, the Lead Bank may, in its sole discretion, and at the instruction of the Majority Banks shall, by notice in writing to the Borrowers declare that an event of default has occurred and such declaration shall constitute an Event of Default or any analogous such event (however described) under each Facility Agreement whereupon each Bank (or the Lead Bank on its behalf) may declare that its Commitment is cancelled and reduced to zero and all amounts outstanding to such Bank under or in connection with any Facility and/or Finance Document shall be repayable on demand whereupon they shall become immediately due and payable together with all accrued interest and other costs, commissions and charges owing under such Facility and/or Finance Document forthwith upon demand being made by such Bank (or the Lead Bank on its behalf). For the avoidance of doubt, an Event of Default may be waived only with the consent of the Majority Banks.

17.2 Demand: no Bank may demand permanent repayment of any Indebtedness as a result of an acceleration under a Facility Agreement to which it is a party except in accordance with clause 17.1;

17.3 Enforcement of Existing Security: no Bank may enforce any guarantee or Encumbrance granted to it by an Obligor in connection with the Finance Documents unless the Lead Bank has instructed the Security Agents pursuant to clause 17.1 to enforce the security granted to the Security Agents;


17.4 Foreign Exchange and Cash Cover: Upon the making of a declaration by the Lead Bank of an Event of Default under Clause 17.1 above, each Bank shall be entitled, in addition to any rights conferred upon it under Clause 17.1 above:-

     (a) to close out all or any foreign exchange contracts then currently outstanding under or pursuant to the Facility; and

     (b) to call for the immediate payment to it of full cash cover in respect of all unmatured liabilities of any Obligor to such Bank.

                                     PART XI

                         FEES, EXPENSES AND STAMP DUTIES


18.  FEES

18.1 Arrangement Fees: the Borrowers shall on the Effective Date pay to the Lead Bank for the Banks a fee of an amount equal to _ per cent. of the aggregate of the Commitments of the Banks on the date of this Agreement and the Lead Bank shall distribute such fee amongst all the Banks, pro rata to their respective Commitments on the date on which such payment falls to be made.

18.2 Management Fee: On the Effective Date the Borrowers shall pay the following management fees:

     (a)  to the Lead Bank $400,000;

     (b)  to the Co-Lead Bank $300,000;

     (c)  to the International Security Agent $100,000;

18.3 Commitment Fee: During the term of this Agreement, the Borrowers shall pay to the Lead Bank for the account of the Banks on the Effective Date and thereafter on each subsequent Quarter Date, a commitment fee calculated at the rate of 0.25 per cent. per annum on the aggregate Commitments. Such fee shall accrue from day to day and on the basis of a 360 day year and shall be distributed between the Banks in their Pro Rata Shares. For the purposes of this Clause 18.3 Commitments shall be calculated by reference to the Commitments of the Banks on the day on which such payment falls to be made.

18.4 VAT: Where the costs and fees specified in this Clause 18 attract value added tax or any similar tax, the relevant Borrower and/or SCC shall pay the relevant amount of such tax in addition to the cost or fee concerned.

19.  EXPENSES

     The Borrowers shall reimburse the Finance Parties on demand (on a full indemnity basis and whether or not any of the Facilities are utilised after the date of this Agreement) for all reasonable fees, costs and expenses in any relevant jurisdiction (including, without limitation reasonable legal fees, valuation, accountancy and consultancy fees and communication and out-of-pocket expenses) and any value added or similar tax upon such costs and expenses, incurred by:-

     (a) the Lead Bank, the Co-Lead Bank and the Security Agents in connection with the carrying out of due diligence procedures, negotiation, preparation, execution, and completion of the Finance Documents or any of the documents referred to in any Finance Documents or the transactions contemplated by them including, for the avoidance of doubt, any such fees, costs and expenses incurred by each of the Security Agents in connection with the taking of any security from time to time as contemplated by this Agreement; and

     (b) the Lead Bank, the Co-Lead Bank, the Security Agents and the Steering Committee in connection with the operation of this Agreement and/or any Finance Document and/or the performance of their duties under any such agreement including, without limitation, legal fees and reporting accountants' fees; and


     (c) the Lead Bank, the Co-Lead Bank, the Security Agents and each Bank in connection with the enforcement or preservation of any of their respective rights under any of the Finance Documents or any of the documents referred to in such Finance Documents in any jurisdiction.

20.  STAMP DUTY

     The Borrowers jointly and severally agree to pay on demand all present and future stamp, registration and similar taxes or charges which may be payable or determined to be payable in any jurisdiction in connection with the execution, delivery, performance or enforcement of any of the Finance Documents or any judgment given in connection with them and shall indemnify each of the Lead Bank, the Co-Lead Bank, the Security Agents, the Steering Committee and the Banks against any and all liabilities, including penalties with respect to or resulting from its delay or omission to pay any such stamp, registration and similar taxes or charges (except for any such stamp, registration and similar taxes or charges incurred in connection with any assignment or transfer by a Bank in accordance with Clause 21 (Assignments and Transfers)).

                                    PART XII



                            ASSIGNMENTS AND TRANSFERS

21.  ASSIGNMENTS AND TRANSFERS

21.1 Borrower: No Borrower may assign or transfer any of its rights or obligations under any Finance Document.

21.2 Banks: Any Finance Party may, after prior consultation with the Lead Bank and with the prior written consent of SCTC Inc. (which shall not be unreasonably withheld or delayed), (save in respect of assignments, transfers or sub-participations to a Subsidiary or Affiliate of such transferor, assignor or sub-participator or a Finance Party or a Subsidiary or an Affiliate of a Finance Party in which case the consent of SCTC Inc. shall not be required, but the transferor, assignor or sub-participator shall notify SCTC Inc. promptly after such transfer, assignment or sub-participation) and subject to Clause 21.3:-

     (a) assign its rights and benefits under its Facilities and this Agreement and each other Finance Document to which it is a party; or

     (b) transfer in accordance with Clause 21.4 its obligations under this Agreement and each other Finance Document; or

     (c) sub-participate all or any of its rights and/or obligations under the terms applicable to its Facilities and this Agreement and each other Finance Document to which it is a party;

          to an Eligible Transferee, where in each case (i) such assignee, transferee or sub-participant is acting as principal only; and (ii) the rights and/or obligations being assigned transferred or sub-participated to it represent all or a minimum of $5 million of the Commitment of the assignor, transferor or sub-participator; (iii) and such transfer does not of itself result in any Borrower or SCC being required to make an additional payment under Clause 9 in connection with any Finance Document. Any sub-participation to a Subsidiary or Affiliate of the sub-participator shall not be subject to the restrictions in (i), provided the sub-participator remains the principal, and (ii) above.

          Any Finance Party wishing to assign or transfer any of its rights and/or obligations under this Agreement (the "Proposed Transferor") shall first notify the Lead Bank of its intention so to do and the proposed terms of such assignment or transfer (the "Transfer Notice") and shall not be entitled to make such assignment or transfer until a period of fourteen days (the "14 Day Period") shall have elapsed from the date of receipt by the Lead Bank of the Transfer Notice. If, within the 14 Day Period, any Finance Party has notified the Proposed Transferor that it is willing to accept an assignment or transfer on the same terms as those detailed in the Transfer Notice and otherwise on the terms of this Agreement (which notification shall be binding on such Finance Party) (an "Acceptance Notice") then the Proposed Transferor shall be obliged to make such assignment or transfer to such Finance Party and not to any third party. Such 14 Day Period shall not apply in respect of any assignment, transfer or sub-participation to a Finance Party, a Subsidiary or Affiliate of a Finance Party and the terms set out above shall not apply. If more than one Finance Party shall have given an Acceptance Notice to the Proposed Transferor within the 14 Day Period, the obligation of the Proposed Transferor hereunder shall be to transfer to the first Finance Party to give an Acceptance Notice to the Proposed Transferor. If no Acceptance Notice is received from any Finance Party during the 14 Day Period with respect to a Transfer Notice, the Proposed Transferor may assign or transfer its rights and obligations specified in the Transfer Notice on the terms specified in such Transfer Notice and otherwise in accordance with the terms of this Agreement. No assignment or transfer of any rights and/or obligations of a Finance Party hereunder may be made on terms which have not previously been notified in full to the Lead Bank in a Transfer Notice in accordance with the terms of this Clause.


21.3 Transfer Certificate: Any permitted transfer of the obligations of a Finance Party (a "Transferor") under this Agreement and each other Finance Document to which it is a party may be made in whole or in part and shall be effected by the delivery to the Lead Bank of a Transfer Certificate duly completed and signed by the Transferor and the Transferee.

21.4 Effective Date: Each of the parties to this Agreement agrees that following receipt by the Lead Bank of a completed and signed Transfer Certificate and with effect from the date specified in such certificate:-

     (a) to the extent that the Transferor elects in such Transfer Certificate to transfer its obligations under its Facilities and this Agreement and each other Finance Document to which it is a party, the Transferor shall be released from further obligations to each Obligor and their respective rights against each other (except for rights accrued prior to the date on which such Transfer Certificate takes effect) shall be cancelled;

     (b) the Transferee shall assume obligations towards each Obligor and each Obligor shall acquire rights against the Transferee which differ from the rights and obligations so discharged only insofar as each Obligor and the Transferee have assumed and/or acquired the same in place of the Obligors and the Transferor (as the case may be); and

     (c) the Lead Bank, the Transferee and the other Finance Parties (as the case may be) shall acquire towards each other the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement and each other Finance Document as a Finance Party with the obligations acquired and/or assumed by it as a result of such transfer (and, to that extent, the Lead Bank, the Transferor and the other Finance Parties shall each be released from further obligations to each other under this Agreement and such Finance Documents).

21.5 Lead Bank's Notification: The Lead Bank shall promptly notify SCTC Inc., the Security Agents and the other Finance Parties for the time being of the receipt of a Transfer Certificate and shall deliver a copy of such Transfer Certificate to SCTC Inc..

21.6 SCC's and Borrower's Authorisation: SCC and the Borrowers irrevocably authorise the Finance Parties to deliver, and the Lead Bank to receive, Transfer Certificates in accordance with this Clause 21.

21.7 Further Assurance: Each of SCC and the Borrowers agrees to enter into and to procure that the other Obligors shall enter into such additional documentation (if any) as may be required by the Lead Bank or any Security Agent to effect any assignment or transfer in accordance with this Clause 21.

21.8 Transferee Acknowledgement: Each Transferee, by its execution of a Transfer Certificate, acknowledges that none of the other Finance Parties is responsible to it for:-

     (a) the accuracy and/or completeness of any information supplied to the Transferee in connection with the Finance Documents, the matters referred to in those documents or the Group;


     (b) the financial condition, creditworthiness, condition, affairs, status and nature of any of the Group Companies or the observance by any of the Obligors of any provisions of the Finance Documents of any of its obligations under this Agreement or any document so relating; or

     (c) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating to this Agreement or to those documents.

21.9 No Obligation: The Transferor shall not be obliged by any Finance Document to:-

     (a) accept a re-transfer from the Transferee of any of the rights and/or obligations assigned or transferred under this Clause 21; or

     (b) indemnify the Transferee for any losses arising by reason of any Obligor's failure to perform its obligations under the Finance Documents or otherwise.

21.10Fee: On the date that a transfer becomes effective, the Transferee shall pay to the Lead Bank a fee of $100 for its own account.

21.11 Information

     Each of SCC and the Borrowers agrees that the Finance Parties may at any time disclose such information relating to it and each other Tobacco Group Company as shall come into their possession, whether or not in relation to the Facilities:-

     (a) save in respect of any publicly available information, with the prior consent of SCTC Inc. to any prospective assignee, Transferee or sub-participant not being a licensed bank;

     (b)  to any person which is a licensed bank (not falling within (d) below);

     (c) to their respective advisers, (professional or otherwise) and to any reporting accountant, consultant or surveyor appointed from time to time in relation to any Tobacco Group Company and to the Auditors;

     (d) to the other Finance Parties and their Subsidiaries and Affiliates (provided such Subsidiary or Affiliate has either executed a confidentiality agreement in favour of SCTC Inc. reasonably acceptable to SCTC Inc. or the Finance Party disclosing such information remains liable for any failure by such Affiliate or Subsidiary to keep information disclosed confidential);

     (e)  if required to do so by an order of a court in any jurisdiction;

     (f) pursuant to any law or regulation or to any applicable regulatory authority (including, without limitation, the Bank of England) in any jurisdiction; and

     (g) where such information shall have already entered the public domain, and in the case of paragraphs (a) and (b) above, subject to requiring and SCTC Inc. receiving a written confidentiality agreement from the recipient of the information in form and substance reasonably acceptable to SCTC Inc. that it will treat in confidence any confidential information so disclosed to it and not use it for any unauthorised purpose.





                                    PART XIII


                        AGENCY AND INTER-BANK PROVISIONS

22. LEAD BANK, CO-LEAD BANK, DOCUMENTATION AGENT, SECURITY AGENTS AND STEERING COMMITTEE

22.1 Appointment:

     (a)  Each Finance Party appoints:-

          (i) the Lead Bank to act as its agent in connection with this Agreement and authorises the Lead Bank to exercise such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental to them;

          (ii) the Co-Lead Bank to act as its agent in connection with this Agreement and the Documentation Agent to act as its Documentation Agent in connection with this Agreement and authorises each of the Co-Lead Bank and the Documentation Agent to exercise such rights, powers and discretions as are specifically delegated to them by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental to them. References in clauses 22, 23 and 24 to the Co-Lead Bank shall be deemed to include a reference to the Documentation Agent;

          (iii)the Steering Committee to act on its behalf in exercising such rights, powers and discretions as are specifically delegated to it by the terms of this Agreement together with all such rights, powers and discretions as are reasonably incidental to them; and

          (iv) the US Security Agents to act as its agent and the International Security Agent to act as its agent and trustee in relation to the Security Documents and authorises the Security Agents to exercise such rights, powers and discretions as are specifically delegated to them by the terms of this Agreement and the Security Documents together with all such rights, powers and discretions as are reasonably incidental to them.

               The Obligors shall be entitled to assume that the Lead Bank, the Co-Lead Bank, the Security Agents and the Steering Committee act with the approval of all Banks or the Majority Banks (as the case may be), and that all consents and notices given or decisions made, by the Lead Bank, the Co-Lead Bank, the Security Agents or the Steering Committee under or in connection with the Finance Documents are validly given or made.

22.2 Powers: Each of the Lead Bank, the Co-Lead Bank, the Security Agents and each member of the Steering Committee may:-

     (a)  assume that:-

          (i) any representation made by the Obligors in or in connection with the Finance Documents is true;


          (ii) no Event of Default or Potential  Event of Default has  occurred;
               and

               unless the Lead Bank, or the Co-Lead Bank, as the case may be, Security Agents or the Steering Committee has in its capacity as such received actual notice to the contrary, at its address for communications under this Agreement from any other party to this Agreement;

     (b) assume that each Transferee's Facility Office is that identified in the Transfer Certificate pursuant to which it became a party to this Agreement until it has received from such Transferee a notice designating some other office of such Transferee as its Facility Office and act upon any such notice until the same is superseded by a further such notice;

     (c) (in the case only of the Lead Bank and the Security Agents) engage and pay for the advice or services of any lawyers, accountants or other advisers whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (d) rely as to matters of fact which might reasonably be expected to be within the knowledge of an Obligor or any officer or employee of an Obligor upon a certificate or statement signed by or on behalf of that Obligor or that officer or employee;

     (e) rely upon any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed;

     (f) refrain from exercising any right, power or discretion vested in it under any Finance Document unless and until instructed by the Majority Banks whether or not such right, power or discretion is to be exercised and, if it is to be exercised, the manner in which it should be exercised, and it shall not be liable for acting or refraining from acting in accordance with or in the absence of instructions from the Majority Banks;

     (g) refrain from taking any step to protect or enforce the rights of any Finance Party under any Finance Document, or beginning any legal action or proceeding arising out of or in connection with any Finance Document until it shall have been indemnified and/or secured as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instructions;

     (h) refrain from doing anything which would or might in its opinion be contrary to any applicable law or any requirements (whether or not having the force of law) of any governmental, judicial or regulatory body or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such applicable law or requirement;

     (i) do any act or thing in the exercise of any of its powers and duties under any Finance Document which may lawfully be done and which in its absolute discretion it deems advisable for the protection and benefit of the Finance Parties;

     (j) perform any of its duties, obligations and responsibilities under any Finance Document by or through its personnel or agents;

     (k) accept deposits from, lend money to and generally engage in any kind of banking or other business with any Tobacco Group Company without any liability to account (and it is expressly agreed that this will not be a breach of any of their duties to the Finance Parties); and


          (l) accept instant enquiry, requisition, objection or investigation such title as any person may have to any property or assets of such person which is the subject of any Security Document;

     (m) (in the case only of the Lead Bank and the Security Agents) from time to time send to each Finance Party (other than itself) a notice requesting such details of such Finance Party's Facilities, Facility Agreements, Outstandings, Commitment and other information relating to the Facilities as it may require and each Finance Party undertakes to complete and return promptly any such notice which it receives.

22.3 Duties: Each of the Lead Bank, the Co-Lead Bank, the Security Agents and Steering Committee shall:

     (a) (in the case only of the Lead Bank, the Co-Lead Bank and the Security Agents) except as regards purely administrative acts which do not have a material effect upon any of the Banks, consult whenever reasonably practicable with the Banks before doing or refraining from doing any act or thing in the exercise of its powers as such;

     (b) (in the case only of the Lead Bank, the Co-Lead Bank and the Security Agents) promptly notify each Bank of the occurrence of any Potential Event of Default or Event of Default or any material breach by any Obligor in the due performance of its obligations under any Finance Document which the Lead Bank, Co-Lead Bank or, as the case may be, a Security Agents (in its capacity as such) has received actual notice from any other party to such Finance Document;

     (c) subject to the foregoing provisions of this Clause 22.3 and to Clause 22.4, act in accordance with any instructions given to it by the Majority Banks; and

     (d) if so instructed by the Majority Banks, except in circumstances set out in Clause 25.1(b) (Enforcement), refrain from exercising any right, power or discretion vested in it under the Finance Documents.

22.4 Emergency Powers: If it becomes necessary in the opinion of the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee to do any act or thing in the exercise of any of its powers, trusts, authorities and/or discretion under this Agreement or any other Finance Document in any case where (in the opinion of the Lead Bank, the Co-Lead Bank, any Security Agent or the (as the case may be)) it is not practicable to obtain the prior agreement of the Majority Banks or all the Banks (as the case may require) before doing so, then the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be) shall be at liberty to take such steps as it shall in its absolute discretion deem advisable for the protection and benefit of the Finance Parties or to refrain from taking any steps and shall have no liability to any Finance Party by reason of any exercise or failure to exercise such powers, authorities and discretions.

22.5 Waivers and Deemed Consents: Each Bank shall be deemed to consent to the Lead Bank (i) granting such waivers as the Lead Bank considers appropriate in relation to Clause 14.2 (Restriction on Encumbrances) and/or any provision of a similar nature applicable to any Facility to any proposed lender to any subsidiary of a Borrower where the Borrowing by such Subsidiary would be a Permitted Borrowing or (ii) agreeing the terms of the financial covenants to be incorporated in this Agreement (pursuant to Clause 16), where:-


     (a)  the Lead Bank shall have notified all Banks in writing by facsimile of
          (i) details of the waiver requested and the terms of the waiver proposed to be given by the Lead Bank or (ii) the terms of the financial covenants proposed to be incorporated in this Agreement, as the case may be; and

     (b) the Banks shall have been given at least two clear Business Days after the later of the notifications given to the Lead Bank in sub-clause
          (a) above to respond to such notification (in the case of a waiver) or five clear Business Days to respond to such notification (in the case of financial covenants); and

     (c) (in the case of a waiver) the Majority Banks shall have expressly agreed to such waiver, or shall not have objected to it prior to the time specified in such notification, or (in the case of financial covenants) all Banks which have responded prior to the time specified in such notification have expressly agreed such financial covenants or have not objected to them.

22.6 Exoneration: Notwithstanding anything to the contrary expressed or implied in this Agreement, none of the Lead Bank, the Co-Lead Bank, any Security Agent nor any member of the Steering Committee shall:-

     (a)  be bound to enquire as to:-

          (i) whether or not any representation or warranty made by any Obligor under or in connection with any Finance Document is true;

          (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default;

          (iii)the performance by any Obligor of its obligations under any Finance Document;

          (iv) any breach of or default by any Obligor of or under its obligations under any Finance Document;

     (b) be bound to account to any Finance Party for any fee or other sum or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person any information relating to any Tobacco Group Company if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

     (d) be under any fiduciary duty towards any Finance Party or under any obligations other than those expressly provided for in this Agreement and the Security Documents;

     (e) be liable (in the absence of its own gross negligence or wilful misconduct):-

          (i) for any failure to obtain any licence, consent or other authority or for any failure, omission, or defect in the due execution, delivery, validity, legality, adequacy, performance, enforceability, or admissibility in evidence of any Finance Document or any communication, report or other document delivered under this Agreement or under any Finance Document; or

          (ii) in respect of its exercise or failure to exercise any of its powers, duties and discretions under this Agreement or under any Finance Document; or


          (iii)for any failure to effect or procure registration of or otherwise protect all or part of the security created by any Security Document or for any failure to take or require any Tobacco Group Company to take any steps to render the Security created or purported to be created by or pursuant to any security Document effective or enforceable or to perfect any such security or to secure the creation of any ancillary charge under the laws of any territory

     (f) be under any obligations except those expressly provided for in this Agreement and shall have no liability or responsibility of whatever kind (in the absence of its own gross negligence or wilful misconduct) to:-

          (i) any Tobacco Group Company arising out of or in relation to any failure or delay in the performance or breach by any Finance Party of any of its obligations under any Finance Document; or

          (ii) any Finance Party arising out of or in relation to any failure or delay in the performance or breach by any Tobacco Group Company of any of its obligations under any Finance Document.

22.7 The Security Agents:

     (a) Any Security Agent shall receive and apply as agent and/or (in the case of any Security Agent other than the US Security Agent) trustee as the case may be for the Finance Parties all amounts paid to them by way of Recoveries under or pursuant to this Agreement or any Finance Document (except any amounts paid to it in respect of fees, costs or expenses of any Security Agent, the Lead Bank, the Co-Lead Bank, the Steering Committee or any professional advisers appointed by the Lead Bank or any Security Agent).

     (b) Except as stated in Clause 22.6(a), amounts received by the Security Agents in respect of Recoveries will be applied between the Banks in accordance with the provisions of Part XIV (Enforcement) and Schedule VIII (Distribution of Recoveries between Finance Parties).

     (c) All interest earned on money held by any Security Agent in respect of Recoveries pending application will be added to and from part of the money held.

     (d) Any Security Agent will use reasonable endeavours to distribute amounts received by them in respect of Recoveries as soon as reasonably practicable following receipt.

     (e) Each of the Security Agents shall be at liberty to place any of the Finance Documents and any other instruments documents or deeds delivered to it pursuant to this Agreement or in connection with any Finance Document and for the time being in its possession in any safe deposit or safe selected by it with the Lead Bank of any other bank or any company whose business includes undertaking the safe custody of documents or any lawyers and shall not be responsible for any loss thereby incurred (otherwise than as a result of its gross negligence or wilful misconduct).

     (f) Each of the Security Agents may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons all or any of the rights, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and subject to such conditions as the Security Agents shall think fit and the Security Agents shall not be bound to supervise or be in any way responsible for any loss incurred by reason of any default or misconduct on the part of such person or persons.


     (g) Each of the Security Agents may refrain from doing anything which would or in their opinion might be contrary to any relevant law in any jurisdiction or any relevant directive or regulation or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, regulation or directive.

     (h) Each of the Security Agents and every attorney or other person appointed by it under any of the Finance Documents may indemnify itself out of the Security and/or the Recoveries against all claims, demand, liabilities, claims, costs, proceedings, losses and expenses incurred by any of them in relation to or arising out of any Security Document or its enforcement or the exercise of any of the rights, powers and discretions vested in them or any other matter or thing done or omitted to be done in connection with any of the Finance Documents (otherwise than as a result of its gross negligence or wilful misconduct).

     (i) Each of the Security Agents may take such security (if any) on behalf of the Finance Parties after the date of this Agreement as such Security Agent in its sole discretion may consider appropriate provided that the Security Agent shall use reasonable endeavours to notify the Banks from time to time of the security taken or proposed to be taken by it. The Security Agent shall have no liability to any Finance Party in respect of any such security or any failure to take any such security or any failure, omission or defect in the due execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any such security.

22.8 The Steering Committee, Duties:

     (a)  Except  as  regards  purely   administrative  acts,  whenever  in  its
          reasonable opinion practicable, the Steering Committee shall notify all the Banks of any proposal to do or refrain from doing any act or thing in the exercise of its duties or, if it is not, in the reasonable opinion of the Steering Committee, practicable to so notify the Banks beforehand, it will so notify the Banks promptly thereafter.

     (b) Any decision of the Steering Committee shall be made by a majority of at least four out of five by number of the members of the Steering Committee. In any case where the Steering Committee cannot reach such a decision, the matter shall be determined by the Majority Banks (save where some other or additional majority is expressly specified in this Agreement).

     (c) The Steering Committee shall promptly notify each Bank of the occurrence of any Event of Default of which the Steering Committee has actual knowledge or actual notice.

22.9 Group Indemnity: SCC and the Borrowers hereby jointly and severally undertake to indemnify forthwith upon demand from time to time on a full indemnity basis:-

     (a) the Lead Bank, the Co-Lead Bank, any Security Agent and each member of the Steering Committee against all reasonable costs (including, but not limited to, professional fees and reporting accountants' fees and disbursements) claims, expenses, demands and liabilities incurred or sustained by the Lead Bank, the Co-Lead Bank and/or any Security Agent and/or each member of the Steering Committee in the performance of their duties as contemplated in this Agreement, or by reason of any act or omission of the Lead Bank, the Co-Lead Bank, any Security Agent and/or the Steering Committee acting in its capacity as such, together with value added tax and any other applicable taxes and undertake not to challenge any costs so incurred;


     (b) each Finance Party against all actions, charges, claims, costs, damages, demands, expenses, liabilities, losses or proceedings (each a "Claim") which may be brought or threatened against such Finance Party or incurred or sustained by such Finance Party in connection with any Finance Document (save where such Claim arises as a result of the gross negligence or wilful misconduct of such Finance Party).

          Each Finance Party agrees (without prejudice to the obligations of SCC and the Borrowers under this Clause 22.9) to provide reasonable details of any Claim in respect of which it makes demand under this Clause 22.9.

22.10Banks' Indemnity:  Each Bank shall, on demand by the Lead Bank, the Co-Lead
     Bank, any Security Agent or any member of the Steering Committee, indemnify the Lead Bank, the Co-Lead Bank, any Security Agent or such member of the Steering Committee (as the case may be), against any and all fees (to the extent properly chargeable by the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be) under this Agreement or under any other Finance Document but not promptly reimbursed by SCC and the Borrowers) and all costs, claims, demands, expenses and liabilities which the Lead Bank, the Co-Lead Bank, any Security Agents or the Steering Committee (as the case may be) may pay or incur (except by reason of its own gross negligence or wilful misconduct) in acting in its capacity as such on behalf of the Finance Parties or any of them or by reason of any act or omission of the Lead Bank, the Co-Lead Bank, any Security Agent and/or the Steering Committee acting in its capacity as such. The cost of indemnifying the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be) shall be borne by each Bank in the proportion which its Commitment on such date bears to the aggregate amount of the Commitments of all Banks on such date, provided that the Lead Bank, the Co-Lead Bank, any Security Agent or such member of the Steering Committee shall make an appropriate refund to such Banks of any amount subsequently received by it from SCC and/or the Borrowers or any person in respect of such fee, cost, claim, expense and/or liability.

     If a Bank (referred to in this Clause 22.10 as a "defaulting Bank") fails to pay its due contribution under this indemnity, then:-

     (a) The Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be) may (without prejudice to its other rights and remedies) deduct the amount due from the defaulting Bank from any sums which are then or afterwards in its possession or control which would otherwise be payable to the defaulting Bank;

     (b) If the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee is at the relevant date unable to recover the full amount due from the defaulting Bank from such Recoveries either because the Security Documents have not been enforced or because there are no or insufficient Recoveries then available for the purpose, the other Banks liable to contribute under Clause 22.10 (the "non-defaulting Banks") shall pay to the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be) the amount or balance of the contribution outstanding from the defaulting Bank (to the extent that it has not been satisfied out of Recoveries) in the proportion in which the non-defaulting Banks would otherwise have been required to indemnify to it if the defaulting Bank had not been a party to this Agreement and in this event:-

          (i)  any money subsequently recovered from the defaulting Bank; and/or


          (ii) the proportion of any Recoveries subsequently received by any Security Agent which would, in the normal course of events, have been paid to the defaulting Bank up to an amount not exceeding the aggregate amount of the payments made by the non-defaulting Banks under this Clause 22;

               shall  be  shared  between  the   non-defaulting   Banks  in  the
               proportions that such non-defaulting Banks have paid the outstanding contribution of the defaulting Bank. 22.11
               Disclaimer: The Lead Bank, the Co-Lead Bank, any Security Agent and the Steering Committee accept no responsibility to any Finance Party for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Lead Bank, the Co-Lead Bank, any Security Agent and the Steering Committee shall be under no liability to any Finance Party as a result of taking or omitting to take any action in relation to any Finance Document (save in the case of the gross negligence or wilful misconduct of the Lead Bank, the Co-Lead Bank, any Security Agent or the Steering Committee (as the case may be)). The Lead Bank, the Co-Lead Bank, any Security Trustee and the Steering Committee shall not be liable for any failure to take any action if it is not expressly obliged to take such action under this Agreement.

22.12No Actions against Individuals: Each Finance Party agrees that it will not assert or seek to assert against any director, officer or employee of the Lead Bank, the Co-Lead Bank, any Security Agent or any member of the Steering Committee any claim it may have against any of them in respect of the matters referred to in this Clause 22.

22.13Credit Appraisals: It is agreed by each Finance Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Tobacco Group Company and SCC, and, accordingly, each Finance Party confirms to the Lead Bank, the Co-Lead Bank, the Security Agents and each member of the Steering Committee that it has not relied and will not hereafter rely on the Lead Bank, the Co-Lead Bank, any Security Agent, the Steering Committee or any other Bank:-

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any representation, warranty, statement or information provided by or on behalf of any Tobacco Group Company in connection with any Finance Document or any communication or document delivered under any of them and/or the security contemplated in such documents (whether or not such information has been or is after the date of this Agreement circulated to such Finance Party by the Lead Bank, the Co-Lead Bank, either Security Agent or the Steering Committee (as the case may be)); or

     (b) to provide it with any information in relation to any Tobacco Group Company or (save as expressly provided in this Agreement) assess or keep under review on its behalf the financial condition, creditworthiness, condition, business affairs, status or nature of any Tobacco Group Company; or

     (c) to advise it on the effect of or the implications of any provisions of any Finance Document or any security rights or obligations hereunder.

22.14Information:  Each  Finance  Party (other than the  International  Security
     Agent) agrees that it will deliver to the International Security Agent no later than ten Business Days following the end of each calendar month (commencing on or about 31st August 1997) details of its Outstandings as at the last Business Day of the preceding month in such detail as the Lead
     Bank may require. If any Finance Party fails to provide details, a calculation by the Lead Bank of the Outstandings of such Finance Party shall be conclusive for the purposes of this Agreement.



22.15Security Agent Report: The Security Agents shall report to the Banks monthly in a format to be agreed between the Security Agents and the Lead Bank (acting on the instructions of the Majority Banks).

22.16 Security Matters:

     (a) Each Bank authorizes and directs each Security Agent to enter into the Security Documents for the benefit of the Banks. Each Bank hereby agrees that, except as otherwise expressly set forth herein, any action taken by the Majority Banks in accordance with the provision of this Agreement or the Security Documents, and the exercise by the Majority Banks of the powers set forth herein or therein, together with such other powers as are reasonable incidental thereto, shall be authorised and binding upon all of the Banks. Each Security Agent is hereby authorised on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank, from time to time prior to an Event of Default or Potential Event of Default, to take any action with respect to any Security or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Security granted pursuant to the Security Documents.

     (b) The Banks hereby authorize each Security Agent, at its option and in its discretion, upon the direction of the Lead Bank (acting with the approval of the Majority Banks) to release any Encumbrance granted to or held by such Security Agent upon any Security:

          (i) upon termination of the commitments and payment and satisfaction of all of the obligations at any time arising under or in respect of this Agreement or the Finance Documents or the transactions contemplated hereby or thereby;

          (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by such Security Agent in compliance with this clause; or

          (iii)if approved, authorized or ratified in writing by the Majority Banks, unless such release is required to be approved by all of the Banks hereunder. Upon request by the Lead Bank at any time, the Banks will confirm in writing any Security Agent's authority to release particular types of Security pursuant to this Clause;

     (c) Upon any sale and transfer of Security which is expressly permitted pursuant to the terms of the Agreement, or consented to in writing by the Majority Banks or all of the Banks, as applicable, and upon at lease five (5) Business Days' (or such shorter period as is acceptable to the relevant Security Agent) prior written request by the Borrowers the relevant Security Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Encumbrances granted to the Security Agent for the benefit of the Banks herein or pursuant hereto upon the Security that was sold or transferred; provided, that

          (i) no Security Agent shall be required to execute any such document on terms which, in such Security Agent's opinion, would expose such Security Agent to liability or create any obligation or entail any consequence other than the release of such Encumbrances without recourse, representation or warranty; and


          (ii) such release shall not in any manner discharge, affect or impair the obligations or any Encumbrances upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Security. In the event of any foreclosure or similar enforcement action with respect to any of the Security, the relevant Security Agent shall be authorised to deduct all of the expenses reasonably incurred by such Security Agent from the proceeds of any such sale, transfer or foreclosure.

     (d) No Security Agent shall have any obligation whatsoever to the Banks or to any other person to assure that the Security exists or is owned by the Obligors or is cared for, protected or insured or that the Encumbrances granted to any Security Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclose or fidelity any of the rights, authorities and powers granted or available to such Security Agent in this Clause or in any of the Finance Documents, it being understood and agreed that in respect of the Security, or any act, omission or event related thereto, each Security Agent may act in any manner it may deem appropriate, in its sole discretion, given such Security Agent's own interest in the Security as one of the Banks and that no Security Agent shall have any duty or liability whatsoever to the Banks, except for its gross negligence or willful misconduct.

23.  AMENDMENTS AND DECISIONS

23.1 Majority Bank Decisions: Except as provided in Clause 23.2, with the prior written consent of the Majority Banks, the Lead Bank and SCTC Inc. may from time to time enter into written amendments, supplements or variations to this Agreement (however fundamental) for the purpose of adding any provisions to the Finance Documents or changing in any manner the rights and/or obligations of all or any of the parties to this Agreement and the Lead Bank may execute and deliver to any Borrower a written instrument waiving, prospectively or retrospectively, on such terms and conditions as the Lead Bank may specify in such instrument, any of the requirements of any of the Finance Documents.

23.2 Unanimous Consent:

     (a) No waiver of and no amendment, supplement or modification to any Finance Document shall, without the prior consent of all the Banks:-

          (i) amend the definitions of Borrowings, Encumbrance, Event of Default, Majority Banks, Potential Event of Default or Final Repayment Date;

          (ii) amend or waive any provision of Clause 6 (Interest), this Clause 23, Clause 25 (Enforcement of Security and Distribution of Recoveries), 26 (Equalisation) or 27 (Interim Distributions of Recoveries and Creation of Reserves) or Schedule VIII;

          (iii)have the effect of changing the amount of any Facility or any Bank's Commitment or the principal or face amount or currency of any utilisation, or extend the term of any Facility; or


          (iv) have the effect of decreasing the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Finance Parties under any of the Finance Documents; or

     (b) notwithstanding any other provision in this Agreement, the Lead Bank, the Co-Lead Bank, the Security Agents or the Steering Committee, as the case may be, shall not be obliged to agree to any such waiver, amendment or supplement if the same would:-

          (i)  amend or waive any provision of this Clause 23; or

          (ii) otherwise amend or waive any rights of the Lead Bank, the Co-Lead Bank, the Security Agents or the Steering Committee under any of the Finance Documents or subject the Lead Bank, the Co-Lead Bank, the Security Agents or the Steering Committee to any additional obligations under such documents.

23.3 Costs: If any Borrower requests any amendment, supplement, modification or waiver in accordance with Clause 23.1, then the Borrowers shall, within five Business Days of demand by the Lead Bank or a Security Agent, reimburse the Lead Bank or a Security Agent (as the case may be) for all reasonable costs and expenses (including, without limitation, legal fees), together with any value added tax on them, incurred by the Lead Bank or a Security Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 23.1.

23.4 Release of Security: Each of the Security Agents shall release at the request of a Borrower any asset or assets from the Security Documents to the extent that their disposal or release is permitted or required by the terms of this Agreement or any of the Security Documents, without reference to the Banks. In addition, each of the Security Agents shall be entitled to release:-

     (a) any fixed security held by it over any stock in trade of a Tobacco Group Company at any time in order to permit a disposal of such stock in trade by such Tobacco Group Company in the ordinary course of carrying on its business (but so that the proceeds of such stock shall continue to be subject to such security);

     (b) and will release any fixed security held by it over the shares in any Tobacco Group Company which is not a Borrower provided that the Borrowers have confirmed that Eligible Intercompany Loans made to such Tobacco Group Company are not required for either the Borrower's Borrowing Base or SCTC Inc.'s Borrowing Base to exceed Net Borrowings or SCTC Inc.'s Net Borrowings respectively; and

     (c) any security held by it upon written instructions from the Lead Bank (acting on the instructions of the Majority Banks).

23.5 Administrative Determinations: The Lead Bank shall be entitled to determine purely administrative matters which do not materially affect the position of any Finance Party without reference to the Finance Parties.

23.6 Prior Notice: Where a Finance Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions is sought, but so that the Borrowers shall be entitled (and bound) if so informed by the Lead Bank to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is the case.


24.  RETIREMENT  OF LEAD  BANK,  CO-LEAD  BANK,  SECURITY  AGENTS  AND  STEERING
     COMMITTEE

24.1 Notification of Intention: If the Lead Bank, the Co-Lead Bank or, as the case may be, any Security Agent wishes at any time to retire, it shall notify the Borrowers and the other Finance Parties (and in the case of retirement of a Security Agent any other beneficiaries under the Security Documents), of its intention to do so and upon receipt of such notice the Majority Banks may in writing (after consultation with SCC for a period not exceeding 7 days) appoint a successor Lead Bank, a successor Co-Lead Bank or, as the case may be, a successor Security Agent. If such a successor has not been appointed and accepted office in writing within thirty days after the Lead Bank or Co-Lead Bank's, as the case may be, a Security Agent's notice of proposed retirement, the Lead Bank, or Co-Lead Bank or, as the case may be, such Security Agent may within a further fourteen days give to the Borrowers and the other Finance Parties (and in the case of the retirement of a Security Agent any other beneficiaries under the Security Documents) fourteen days' prior written notice nominating an alternative successor Lead Bank or Co-Lead Bank or, as the case may be, an alternative successor Security Agent.

24.2 Nominee: Unless the Majority Banks shall have appointed a successor which has accepted office within such notice period of fourteen days, then, upon the expiry of such fourteen day period and upon the written acceptance in such form as the Banks may unanimously approve (such approval not to be unreasonably withheld or delayed) of its nomination by the Lead Bank's or Co-Lead Bank's or, as the case may be, a Security Agent's nominee as successor Lead Bank or successor Co-Lead Bank or, as the case may be, successor Security Agent and, in the case of a successor Security Agent, due execution of such documentation as may be necessary to transfer and vest in such successor Security Agent all the rights and obligations of the retiring Security Agent under the Security Documents, such nominee shall be deemed to have been appointed to the office of Lead Bank or Co-Lead Bank or, as the case may be, Security Agent.

24.3 Provisions relating to Successor: With effect from the date that a successor is appointed and accepts the office of Lead Bank or Co-Lead Bank or, as the case may be, a Security Agent and executes such necessary documentation in accordance with this Clause 24:-

     (a) as regards the other Finance Parties, and the Obligors, such successor shall become bound by all the obligations of the Lead Bank or the Co-Lead Bank or, as the case may be, a Security Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Lead Bank or the Co-Lead Bank or, as the case may be, a Security Agent under the Finance Documents;

     (b) the agency of the retiring Lead Bank or Co-Lead Bank or, as the case may be, the trusteeship of the retiring Security Agent shall terminate and the retiring Lead Bank or Co-Lead Bank or, as the case may be, the retiring Security Agent shall be discharged from any further liability or obligation under the Finance Documents, but without prejudice to any liabilities which the retiring Lead Bank or Co-Lead Bank or, as the case may be, the retiring Security Agent may have incurred prior to the termination of its agency;


     (c) the costs, charges and expenses of the retiring Lead Bank, or the retiring Co-Lead Bank or, as the case may be, the retiring Security Agent shall be discharged if recoverable under the provisions of this Agreement; and

     (d) the provisions of the Finance Documents shall continue in effect for the benefit of the retiring Lead Bank or the retiring Co-Lead Bank or, as the case may be, the retiring Security Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

24.4 Retirement of Steering Committee:

     (a) The role of any Bank as a member of the Steering Committee may be terminated at any time by:-

          (i) that Bank giving at least 21 days' prior written notice to all Finance Parties of its resignation; or

          (ii) the Majority Banks (which shall be calculated by excluding the Commitment of the Bank whose resignation is sought) notifying the relevant Steering Committee member of the proposed termination with effect from a date at least 21 days after the date of delivery of such notice.

     (b) As soon as practical after delivery of such notice, or in any case where any Banks request the appointment of any additional member or members, the Steering Committee shall consult with the Finance Parties as to whether a successor (or additional member or members) is considered necessary. If so, the Steering Committee shall make arrangements for the Majority Banks (voting on the basis of Commitments) to appoint a successor.

     (c) With effect from the operative date of resignation/termination of a Steering Committee member:-

          (i) the role of the retiring Steering Committee member shall terminate but without prejudice to any liabilities which the retiring Steering Committee member may have incurred or rights it may have acquired prior to its termination;

          (ii) the retiring Steering Committee member shall be discharged from any further liability or obligations as a member of the Steering Committee under this Agreement; and

          (iii)the  costs,   charges  and  expenses  of  the  retiring  Steering
               Committee member incurred in such capacity shall be paid in full by the parties liable.

     (d) With effect from the operative date of appointment of a new Steering Committee member, such successor shall become bound by all the obligations of a member of the Steering Committee and become entitled to all the rights, privileges, powers, authorities and discretions of a member of the Steering Committee under this Agreement.

                                    PART XIV


                                   ENFORCEMENT



25.  ENFORCEMENT OF SECURITY AND DISTRIBUTION OF RECOVERIES

25.1 Enforcement: Each of the Security Agents shall enforce the security constituted by the Security Documents:

     (a) before the Final Repayment Date if the Majority Banks so direct after the Lead Bank has declared an Event of Default pursuant to Clause 17.1 (Demand on Event of Default) of this Agreement and demand has been made for the payment of all or part of the Indebtedness owing under the Facilities; or

     (b) if after the Final Repayment Date any Bank so requests in writing not less than 90 days after the Final Repayment Date in circumstances where a Obligor has failed to repay Indebtedness due and owing to such Bank under its Facilities; or

     (c) at any time, if requested to do so in writing by an Obligor (with respect only to the security granted by such Obligor).

          provided that the Security Agents may only be required to enforce the security in accordance with the terms of the Security Documents.

25.2 Distribution of Recoveries: The Recoveries shall be distributed between the Finance Parties in the order of priority set out in Schedule VIII. Distributions of Recoveries shall be made in the manner set out in Clause
     27.1 (Interim Distributions of Recoveries and Creation of Reserves).

25.3 Recoveries to be Held as Trustee: Each Finance Party (other than a Security Agent) shall pay any Recoveries received by it to a Security Agent forthwith upon receipt. Each Security Agent shall hold the Recoveries received by it in an interest bearing Dollar deposit account (the "Recoveries Account") as trustee for distribution to the Finance Parties in accordance with the provisions of Clause 27 (Interim Distributions of Recoveries and Creation of Reserves) and Schedule VIII of this Agreement and shall hold the security constituted by the Security Documents as agent and trustee for the Finance Parties to give effect to this Agreement and shall exercise its rights, powers and duties under the Security Documents (and particularly those concerned with the protection and enforcement of the security afforded by such documents) and/or under this Agreement for the benefit of all Finance Parties. For the avoidance of doubt, each Security Agent agrees that it will not exercise or purport to exercise any right of set-off over any amount from time to time standing to the credit of the Recoveries Account.

25.4 Proceeds of Existing Security: Proceeds derived by a Bank from enforcement of or sale or disposition of property subject to Existing Security in favour of such Bank shall (after providing for any claims ranking in priority) be applied, first, in or toward payment or discharge of the money and liabilities due, owing or incurred (actually or contingently) (including the provision of cash cover for any contingent liabilities) to the Bank in whose favour such Existing Security was granted up to the limit of such Bank's Commitment (and shall reduce such Bank's claim on any Recoveries accordingly) and, second, the balance of such proceeds (including the amount of any cash cover which proves to be excessive) shall be deemed to be Recoveries where it is recovered from any Tobacco Group Company or other person from which a Security Agent also holds a guarantee and/or security.


25.5 Proceeds of Litigation: any amounts received by any Bank, the Lead Bank, the Co-Lead Bank or either Security Agent after the Enforcement Date pursuant to any legal action or proceeding arising out of or in connection with any Finance Document shall (after deduction of all costs and expenses payable in connection therewith) be deemed to form part of the Recoveries.

25.6 Treatment  of  a  Bank's  Preferential   Claims:  All  Preferential  Claims
     recovered by a Bank on or after the Enforcement Date shall be retained by the relevant Bank and its claim on any Recoveries reduced accordingly.

25.7 Currency Conversion:

     (a) Each Security Agent is authorised to make such currency conversions as it considers necessary or appropriate in order to convert into Dollars any Recoveries received by it in any currency other than Dollars, provided that, where Recoveries are available for distribution in the same currency as that of the Indebtedness in respect of which a payment or Reserve is to be made out of such Recoveries, then the amount of such payment or Reserve shall be calculated in accordance with Clause 25.7(b) but paid or made in such currency.

     (b)  Where  it  is  necessary  to  calculate   the  amount  of   Recoveries
          distributable to a Bank, such Bank's Commitment and the amount outstanding to such Bank under any Finance Document in a currency other than Dollars shall be deemed, for the purpose only of such calculation, to be converted from such currency into Dollars at the spot buying rate of the Lead Bank for the purchase of that currency with Dollars in similar amounts at or about 11.00 am on the date following receipt by a Security Agent of the relevant Recoveries.

26.  EQUALISATION

26.1 Notification: Within five Business Days after the Enforcement Date, each Bank shall notify the Lead Bank and the Security Agents of the aggregate amount of Indebtedness incurred by each Tobacco Group Company to such Bank (actually or contingently) under its Facilities and each Finance Document as at the Enforcement Date; (its "Aggregate Bank Indebtedness").

26.2 Calculation: The Lead Bank shall calculate as at the Enforcement Date (taking into account both actual Indebtedness and any provisions made for unmatured liabilities): the balancing credit or balancing payment (if any) due to or from each Bank, being the amount required to be paid or received in order to equalise each Bank's Proportion of Aggregate Outstandings with its Proportion of Aggregate Commitments and shall notify each Bank of the amount (if any) payable or receivable by such Bank accordingly.

26.3 Payments: Forthwith upon receipt of a written request from the Lead Bank, each relevant Bank shall pay to the Lead Bank the amount of the balancing payment shown as payable by it under Clause 26.2.

26.4 Distribution of Balancing Payments: Out of the amounts paid to it pursuant to Clause 26.3, the Lead Bank shall, as soon as practicable, pay to each Bank to which a balancing credit is due the amount of such credit, provided that where an amount is claimed by a Bank as a Reserve for an unmatured liability, then the amount of the Reserve (as determined pursuant to Clause 27.2) (Calculation of Reserves) shall be paid into an interest-bearing deposit account in accordance with Clause 27.6 (Account).


26.5 No Change in Indebtedness:  The provisions of Clauses 26.1, 26.2, 26.3, and
     26.4 shall not operate to increase or reduce the indebtedness of the Obligors to the Banks nor shall any amounts received by a Bank pursuant to Clause 26.4 be applied in actual reduction of any part of the indebtedness of any Obligor to the Banks until the Lead Bank shall notify the Banks that no further distributions of the Recoveries will be made; nor shall any such payment be deemed to constitute an assignment to another Bank of a debt due to one Bank.

26.6 Interest: Any payment made by any Bank under Clause 26.3 shall be deemed as between the Banks for the purposes only of this Agreement (including distribution of Recoveries) to bear interest from the date of payment at the rate stated by the Lead Bank from time to time. It is agreed, for the avoidance of doubt, that in the case of any unmatured claim by a Bank against a Tobacco Group Company, interest thereon shall be calculated with effect from the date on which it matures into an actual liability.

26.7 Suspense Account:

     (a) Where any Bank receives funds pursuant to Clauses 25.2 (Distribution of Recoveries), 26.4 or 27.1 (Interim Distribution of Recoveries) it shall not (unless required by law) apply any part of such funds in or towards payment of the relevant indebtedness but shall instead place the funds on an interest bearing overnight suspense account until otherwise agreed by all the Banks.

     (b) If any estimate made by the Lead Bank (or any other Finance Party) in order to calculate, directly or indirectly, the distributions hereunder shall prove to be inaccurate when made or becomes inaccurate through the passage of time or otherwise, then the amounts received by each Bank shall be adjusted by the Lead Bank to take account of such inaccuracy and such Bank shall forthwith upon notice by the Lead Bank pay to the Lead Bank any part of the funds standing to the credit of such suspense account as may be required to achieve such a correction.

26.8 Currency Conversions: Where it is necessary to calculate the amount of any payment to be made to or by any Bank pursuant to this Clause 26, the amounts outstanding to a Bank in a currency other than Dollars shall be deemed, for the purpose only of such calculation, to be converted into Dollars at the spot buying rate of the Lead Bank for the purchase of that currency with Dollars in similar amounts at or about 11.00 am on the date on which the calculation falls to be made.

26.9 Final Equalisation: The provisions of this Clause 26.9 shall be applied at such time or times after the Enforcement Date as the Security Agents shall consider appropriate, (provided that such provisions will, unless otherwise agreed by all the Banks, be applied at least once by no later than the first anniversary of the Enforcement Date), as follows:

     (a) before each occasion on which it intends to implement the provisions of this Clause 26.9, a Security Agent shall send a notice to each Bank requiring it to notify that Security Agent of (i) the aggregate amount of Indebtedness incurred by each Group Company to such Bank (actually or contingently) under its Facilities and each Finance Document as at the date of such notice and which has not been paid or cash cover or other security provided therefor as at the date of such notice; (its "Bank Loss").

     (b) Each Bank shall deliver the information requested by a Security Agent no later than 10 Business Days after receipt by it of a notice pursuant to sub-clause (a) above.

     (c) Based on the information given to it under Clause 26.9(b) (subject to any adjustments it regards as appropriate) the relevant Security Agent shall calculate the balancing credit on balancing payment (if any) due to or from each Bank, being the amount required to be paid or received in order to equalise such Bank's Proportion of Bank Loss with its Proportion of Aggregate Commitments, and shall notify each Bank of the amount (if any) payable or receivable by each Bank accordingly.


     (d) Forthwith upon receipt of a written request by a Security Agent, each relevant Bank shall pay to a Security Agent the amount of the balancing payment notified as payable by it under Clause 26.9(c) and the Security Agent shall, as soon as practicable, pay to each Bank to which a balancing credit is due, the amount of such credit, provided that where an amount is claimed by a Bank as a Reserve for an unmatured liability, then the amount of the Reserve shall be paid into an interest-bearing deposit account in accordance with Clause 27.6 (Account).

     (e) If a Bank fails to make a payment due from it under this Clause 26.9, a Security Agent shall be entitled to take action on behalf of the Banks to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Banks) but shall have no obligation or liability to those Banks or any other person as regards such default and any loss suffered as a result of such default shall lie where it falls.

          Any equalisation under this Clause 26.9 shall be in addition to any equalisation conducted pursuant to Clause 26.1 and will take account of previous adjustments under Clauses 26.1 and 26.9 as appropriate.

27.  INTERIM DISTRIBUTIONS OF RECOVERIES AND CREATION OF RESERVES

27.1 Interim Distribution of Recoveries: The Lead Bank shall as soon as practicable following receipt of Recoveries and applying the order of priority set out in Schedule VIII:-

     (a) pay to each Bank that part of its pro rata share (calculated pursuant to paragraph 3 of Schedule VIII) as is referable to claims which have matured; and

     (b) create a Reserve equal to that part of a Bank's pro rata share (calculated pursuant to paragraph 3 of Schedule VIII) as is referable to the provision made for unmatured liabilities in accordance with the following provisions of this Clause 27.

27.2 Calculation of Reserves:

     (a) The Lead Bank shall, after consultation with the Banks, and acting on the instructions of the Majority Banks, decide on the amount of the provision which should be made in respect of unmatured liabilities under the Facilities as soon as practicable after the Enforcement Date for the purpose of creating Reserves for such claims.

     (b) Any provision made by the Lead Bank in respect of an unmatured liability of a Bank shall be regarded as the amount of its potential claim in respect of the relevant unmatured liability solely for the purpose of creating a Reserve and shall not prejudice the claim of a Bank under Clauses 25 (Enforcement of Security and Distribution of Recoveries) or 26 (Equalisation) if the amount of such provision proves to have been insufficient.

27.3 Release of Reserves: Subject to Clause 27.4, a Reserve shall be released to the relevant Bank upon the maturity of the unmatured liability in respect of which that Reserve had been created.

27.4 Excess Reserves: If the provision for an unmatured liability proves to have been excessive, then an amount equal to the difference between (i) the amount of the Reserve actually made for such liability and (ii) the amount of the Reserve which otherwise would have been made if the amount of the provision had equalled the amount of the liability which actually arose at maturity, shall form part of the Recoveries and shall be applied in accordance with the provisions of Clause 25.2 (Distribution of Recoveries).


27.5 Insufficient Reserves: If the amount of any Reserve proves to be insufficient to meet the pro rata claim of the relevant Bank intended to be covered by such Reserve, then such adjustment shall be made between the Banks forthwith on demand by the Lead Bank as shall be necessary to ensure that such pro rata claim is met in full.

27.6 Account: Pending distribution pursuant to this clause:-

     (a) the Recoveries shall be placed in an interest bearing deposit account in the joint names of a Security Agent and the relevant Bank (or, if that Bank is a Security Agent, in the name of a Security Agent acting as Security Agent);

     (b) any Reserve may, at the option of a Security Agent, be paid to the relevant Bank (whereupon such Reserve shall be held by such Bank in an interest bearing deposit account until released to the relevant Bank pursuant to Clause 27.3) or be placed in an interest bearing deposit account in the name of a Security Agent pending release pursuant to Clause 27.3. The interest earned on any Reserves shall form part of such Reserve.

27.7 Alternative Method: Notwithstanding the foregoing provisions of this Clause 27, each Finance Party shall (if requested by the Lead Bank) implement such alternative method as the Lead Bank may reasonably require (on the basis of legal advice received by it) to achieve the same result contemplated by Clauses 26, 27, 29 and 31 and Schedule VIII without the creation of Reserves, having regard to the law applicable in each relevant jurisdiction.

28.  CALCULATION OF OUTSTANDINGS

     For the purpose of calculating any payments due to a Bank under Clause 26.3 (Payments), Equalisation Payments and amounts payable to a Bank by way of distribution of Recoveries in accordance with the terms of this Agreement, Outstandings shall be calculated as follows:-

     (a) Overdrafts: the amount recorded in the relevant Bank's books at the opening of business on the Enforcement Date (or, if that is not a Business Day, the next following Business Day) together with accrued interest thereon;

     (b) Acceptance Credits: the face amount of the Bill(s) accepted and discounted by such Bank as at the Enforcement Date, to the extent that the relevant Bank has not already received cash cover for such Bill(s);

     (c) Loans and Advances: the aggregate amount of principal and accrued but unpaid interest outstanding from each of the Borrowers to the relevant Bank at the opening of business of the relevant Bank on the Enforcement Date;

     (d) Foreign Exchange: the amount of the loss which the relevant Bank would have incurred on a foreign exchange transaction entered into with a Borrower pursuant to a Facility prior to Enforcement Date, if it had closed out that transaction on the Enforcement Date or (if that is not a Business Day) the next succeeding Business Day or on such other basis as may be approved by the Steering Committee;

     (e) Applications: sums received by a Bank which it is free to apply to reduce Indebtedness under any Finance Document and cash collateral held by a Bank in respect of any Outstandings as at the Enforcement Date shall, for the purposes of calculations to be made under this Clause 28, be deemed to have been applied to reduce the relevant indebtedness;


     (f) Dual Claims: in any case where a Bank has claims against two or more Tobacco Group Companies in respect of the same Facility, (including, but not limited to the case where a Bank makes a Facility available to one Tobacco Group Company and holds a guarantee from another Tobacco Group Company) calculation of its entitlement under this Schedule shall be based on its Facility claim only and no greater entitlement will be permitted by reason of its having more than one claim in respect of the same Facility;

     (g) Letters of Credit: the amount of the maximum potential liability of a Bank (without double counting) in respect of a Letter of Credit from time to time.

29.  FURTHER SECURITY, SET-OFF AND EXCESS CASH COVER

29.1 Sureties, Set-off and Excess Cash Cover: Except as otherwise expressly stated in this Agreement including, in particular Clause 25.4, if any Bank shall, on or after the Enforcement Date:-

     (a) hold (otherwise than as a Security Agent pursuant to this Agreement) from any Tobacco Group Company or any other person, any Encumbrance (which expression shall include any guarantee or indemnity) of any nature in respect of any Facility granted by it; or

     (b) be otherwise entitled to have recourse to any of the assets of any Tobacco Group Company or of any other person in respect of Facilities provided by it; or

     (c) be entitled to any negotiable or other instruments, being instruments on which any Tobacco Group Company is or may be liable, but excluding cheques, bills or notes which a Bank may have purchased without recourse from a Tobacco Group Company and in respect of which the relevant Bank has already given value (such Bank being entitled to retain for its own benefit any proceeds recoverable from any third party in connection therewith); or

     (d) shall receive any other money, whether by way of contractual or voluntary payment or otherwise, from or on behalf of any Tobacco Group Company in respect of the liabilities of any Tobacco Group Company to the Banks;

          then, in any such case, subject to Clause 29.2, such Bank shall account to a Security Agent for the proceeds thereof and the Security Agent shall (i) distribute such proceeds as Recoveries in accordance with Schedule VIII and (ii) pay any surplus after such application to the Bank which received such proceeds for its sole benefit.

29.2 Permitted Exception: The provisions of Clause 29.1(b) shall not apply to any credit balance (in whatever currency denominated) held by a Bank at the Enforcement Date to the extent that it is capable of being set off against any accrued liability to that Bank at the Enforcement Date, where:-

     (a) the amount represents cash cover for an existing Facility which the Bank is permitted to hold under this Agreement, in which case the cash cover may be applied against the liability (if any) under such Facility and any surplus from such cash cover shall be distributed as Recoveries in accordance with Schedule VIII;


     (b) the set-off arises from operation of a composite accounting or similar scheme in existence at the date of this Agreement which case the set-off may be operated and the Bank concerned may retain the benefit of such set-off to the extent permitted by the documentation for the existing Facility and any surplus shall be distributed in accordance with Schedule VIII.

     In all other cases, the relevant amounts shall be distributed as Recoveries in accordance with Schedule VIII.

29.3 In the event that any distribution pursuant to Schedule VIII called for by Clause 29.2 is prevented by mandatory statutory set-off, the affected Security Agent shall notify the relevant parties of the adjustments which are required to their entitlements to Recoveries and deemed indebtedness (and, if required, by way of inter-bank payments) to produce the same result as if no such mandatory statutory set-off had occurred and instead distribution had been made pursuant to Schedule VIII and (if required) such parties shall promptly make such payments among themselves.

29.4 Excess Cash Cover: If, after the Enforcement Date, a Bank is holding cash cover for a Facility (which it is permitted to hold under this Agreement) but the liability in respect of which the cash cover is held fails to arise or arises for less than the amount of the cash cover, then that Bank shall (if it is lawfully able to do so) pay such excess to the Lead Bank who shall distribute the same as Recoveries.

30.  THIRD PARTY SECURITY

     Third Party Security: Save as otherwise expressly provided below, where any Security secures both the liabilities of a Group Company under the Facilities and the liabilities of a person (other than a Tobacco Group Company) and where the Bank holding such Security is entitled to elect (at its discretion) how the recoveries or benefit derived therefrom should be applied and appropriated as between the Indebtedness thereby secured, then such Bank shall bring into account as part of the Recoveries any benefit derived therefrom to the extent that such benefit is not actually appropriated and applied in or towards the discharge of any Indebtedness incurred to such Bank by such person.

31.  CLOSING OUT OF FOREIGN EXCHANGE TRANSACTIONS

31.1 Closing out: Each Bank may at its option close out any foreign exchange facilities forthwith upon either Security Agent taking any steps to enforce the security constituted by the Security Documents or any part of it or at any time or times thereafter as it thinks fit and, in each case, all costs, losses and liabilities resulting from such closing out shall become immediately due and payable to such Bank by the relevant Borrower.

31.2 Retention of Net Profit: A Bank shall be entitled to retain any net profit made on the closing out of any foreign exchange transactions of a Borrower (having deducted any losses arising from the closing out of any such transactions) and shall apply the same against any amounts owing to it by any Obligor in such manner as it deems appropriate and such profits, to the extent they are so applied, shall not be treated as forming part of the Recoveries.

                                    PART XVI


                                  NOTICES, ETC.



32.  NOTICES

32.1 Communications through Lead Bank: A copy of any communication or document from or to any party to this Agreement in connection with any Finance Document shall be sent in writing to the Lead Bank.

32.2 Addresses: Any notices, demands, proceedings or other documents made in writing to be sent to any party to this Agreement pursuant to this Agreement shall be addressed to such party at the address or telex or fax number and marked for the attention of the person (if any) from time to time designated by that party in writing to the Lead Bank (or, in the case of the Lead Bank, by it to each other party to this Agreement) for the purpose of this Agreement. The initial address, telex and fax numbers and person(s) (if any) so designated by each party are set out under its name at the end of this Agreement. The initial address, telex and fax numbers and person(s) (if any) so designated by a Transferee are those set out at the end of the relevant Transfer Certificate.

32.3 Time of Delivery:

     (a) Any communication to any Obligor or to any Bank shall be deemed to have been received by that Obligor or that Bank:-

          (i)  if delivered by hand, at the time of actual delivery;

          (ii) if   transmitted   by  telex  or   facsimile,   at  the  time  of
               transmission;

          (iii)if sent by pre-paid first class post within Great Britain, at noon on the next Business Day following the day of posting or, if sent by pre-paid first class air mail post to or from an address outside Great Britain, at noon on the fifth Business Day following the day of posting and in each case shall be effective notwithstanding that it may be misdelivered or returned undelivered.

               In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the communication was correctly addressed and posted or that the telex was transmitted with the correct answer back or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

     (b) Any communication by any Obligor to the Lead Bank, the Co-Lead Bank, a Security Agent, the Steering Committee or any Bank shall be deemed to have been given only on actual receipt by the Lead Bank, the Co-Lead Bank, a Security Agent, the Steering Committee or such Bank (as the case may be).

32.4 Language: all communications pursuant to this Agreement shall be in the English language.

33.  INDEMNITIES

33.1 Currency of Account: Dollars are the currency of account and payment for each sum due from any Tobacco Group Company hereunder, provided that:-

     (a) each repayment of any of the Facilities or a part thereof shall be made in the currency in which the relevant obligation is denominated at the time of that repayment;


     (b) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

     (c) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

     (d) any amount expressed to be payable in a currency other than Dollars shall be paid in that currency.

          If any Finance Party receives an amount in a currency other than the currency payable as provided above, it shall convert that currency (the "received currency") to the relevant currency at its spot buying rate for the relevant currency with the received currency as soon as reasonably practicable after the date of receipt and, for the purposes hereof, shall be deemed to have received that amount of the relevant currency on the date of such conversion.

33.2 Currency Indemnity: If:-

     (a) for any reason any amount payable under this Agreement is paid or is recovered by any Finance Party (in whatever manner) in a currency (referred to in this Clause 33.2 as the "received currency") other than that in which it is required to be paid under any Finance
          Document (referred to in this Clause 33.2 as the "contractual currency"); and

     (b) the payment made in the received currency to the Finance Party when converted at the applicable rate of exchange into the contractual currency, is less than the relevant unpaid amount under the applicable Finance Document;

          then, the Borrowers shall, as a separate and independent obligation, fully indemnify the relevant Finance Party against the amount of the shortfall. For the purposes of this Clause 33.2 the expression "applicable rate of exchange" means the rate at which the relevant Finance Party is able, as soon as reasonably practicable after receipt, to purchase the contractual currency in London with the received currency, taking into account any costs associated with the exchange.

33.3 Miscellaneous Indemnities: The relevant Borrower shall on demand indemnify each Finance Party against any funding or other costs, loss, expense or liability sustained by such Finance Party as a consequence of:-

     (a) a requested utilisation under a Facility not being made for any reason (other than default by such Finance Party in its obligations hereunder) on the date specified in the relevant request by any Borrower;

     (b) the receipt by any Bank of any payment, or an overdue sum, otherwise than on the due date for payment thereof;

     (c) any default or delay in payment by any Borrower of any sums when due under any Finance Document; or

     (d) the occurrence or continuance of any Event of Default or Potential Event of Default and/or the declaration of amounts outstanding to be due and payable as a result.

34.  CERTIFICATES, CALCULATIONS AND EVIDENCE OF DEBT


34.1 Basis of Calculation: Interest and fees shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365 day year in the case of sums denominated in sterling and a 360 day year or other customary period in the case of sums denominated in Dollars, DM or any other currency. In determining the number of days in a period from one day to another, the first day shall be included but the last day shall not.

34.2 Accounts as Evidence: Evidence made in the accounts maintained respectively by each Finance Party in connection with this Agreement shall, in the absence of manifest error, be conclusive evidence of sums owing to that Finance Party.

34.3 Certificates from the Finance Parties: A certificate of:-

     (a) the Lead Bank as to (i) an interest rate payable under Clause 6 (Interest) or (ii) the Additional Costs Rate or (iii) any costs claimed under Clause 33.3 (Miscellaneous Indemnities); or any other certificate, determination, notification or opinion provided for in this Agreement; and

     (b) a Bank as to (i) any amount by which a sum is to be increased under Clause 9.1 (Payments) or 9.3 (Indemnity); (ii) any increased costs claimed under Clause 9.6 (Increased Costs); (iii) any costs claimed under Clause 33.3 (Miscellaneous Indemnities);

          shall constitute prima facie evidence in the absence of manifest error.

35.  SET-OFF

     Each Borrower authorises each Finance Party without notice to any Borrower to apply any credit balance to which such Borrower shall be entitled on any account of such Borrower (in whatever currency such credit balance may be denominated and whether or not there are any restrictions on the withdrawal of such credit balance with any office anywhere of such Finance Party) against any amounts due from such Borrower pursuant to a Finance Document but unpaid. Each Finance Party is authorised by each Borrower to purchase with the money standing to credit of any such account such other currencies as may be necessary to effect such application. Notwithstanding the provisions of this Clause 35, no charge or proprietary or other security interest shall be created by this Clause 35.

36.  FORBEARANCE AND PARTIAL INVALIDITY

36.1 Forbearance: No failure or delay in exercising any right, power or privilege by any Finance Party under any Finance Document shall operate as a waiver, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. The rights and remedies provided in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law or under any other Finance Document.

36.2 Partial Invalidity: If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

36.3 Waiver:


     (a) Each Bank consents to the charges created or to be created at any time pursuant to this Agreement or any Security Document and for such purpose hereby waives any rights exercisable by it during the subsistence of any Security Document to prevent or restrict any Obligor from creating such charges.

     (b) Each Bank waives any restrictions on any Obligor imposed by it under its Facility Agreement on (a) the sale or disposal of the assets of any Tobacco Group Company or (b) changes in the business carried on by any Tobacco Group Company for so long and to such extent as may be necessary to implement and enforce this Agreement and the Security Documents.

37.  AUTHORITY OF SCTC INC.

37.1 Amendment: Each Tobacco Group Company which is a party to this Agreement (other than SCTC Inc.) hereby irrevocably authorises SCTC Inc. to sign on its behalf any document extending the term of this Agreement or otherwise extending, amending, varying, supplementing, replacing and or restating this Agreement or any Finance Document or any documents ancillary or supplemental to it in any way (even if changes are made to the composition of the Finance Parties and/or the other parties to this Agreement) and further irrevocably authorises SCTC Inc. on its behalf:-

     (a) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any person as a Bank and/or a Finance Party from time to time under this Agreement;

     (b) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any person as a Tobacco Group Company or an Obligor from time to time under this Agreement; and

     (c) by agreement with the Lead Bank (acting with Majority Bank approval), to designate or cease to designate any agreement or document as a Facility Letter or a Finance Document under this Agreement.

37.2 Agreement: TCLTC hereby irrevocably appoints SCTC (UK) as its agent to execute on its behalf an agreement for the purpose of the re-execution before a Notary Public in London of the agreement contained in Clause 40 (Governing Law and Jurisdiction) for the submission by such company to the non-exclusive general jurisdiction of the English Courts and other matters dealt with therein to comply with the relevant provisions of the Liechtenstein Law on Civil Procedure.

38.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single instrument.

39.  FINANCE PARTIES

     The Finance Parties as at 31st July 1997 constitute the Banks, the Lead Bank, the Co-Lead Bank, the International Security Agent, the US Security Agent, the Documentation Agent and the members of the Steering Committee as at that date.

40.  GOVERNING LAW AND JURISDICTION


40.1 This Agreement shall be governed by and construed in accordance with English law.

40.2 (a) For the  benefit of each  other  party,  each  party to this  Agreement irrevocably agrees that the English Courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement or any other Finance Document and that accordingly any proceedings (referred to in this Clause 40 as the "Proceedings") arising out of or in connection with this Agreement may be brought in the English Courts.

     (b) Each of SCC and the Borrowers hereby designates, appoints and empowers Standard Commercial Tobacco Services (UK) Limited ("SCTS") at its registered office at the date of this Agreement (or such other address in England as SCTS may notify to the Lead Bank in accordance with the provisions of Clause 32 (Notices)) to accept service of process in such jurisdiction in any Proceedings and agrees that failure by such firm to give notice of such service of process to the Borrowers or the Covenantors shall not impair or affect the validity of such service or any judgment based on it.

     (c) Each party to this Agreement irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the English Courts and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any such Proceedings brought in the English Courts shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

     (d) Nothing contained in this Clause 40 shall limit the right of any party to take action against any other party in any court of competent jurisdiction, nor shall the taking of Proceedings by any party against another party in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction whether concurrently or not.

     (e) Each party whose registered office is outside England and Wales further irrevocably consents to the service of process out of the English Courts in any such Proceedings by the mailing to them of copies by registered or certified airmail, postage prepaid.


AS WITNESS the hands of the parties the day and year first above written.

                                   SCHEDULE I



                                  THE BORROWERS


Name                                                          Company Number



Trans-Continental Leaf Tobacco Corporation Limited            H.LIV/14



Standard Commercial Tobacco Company (UK) Limited              1411968



Standard Commercial Tobacco Co., Inc.                         56-0323420

                                   SCHEDULE II


                                    THE BANKS

Banks                                                        Commitment

Berliner Bank Aktiengesellschaft                             $15,000,000

Berenberg Bank                                               $ 7,500,000

BHF-Bank Aktiengesellschaft                                  $15,000,000

Commerzbank A.G.                                             $15,000,000

Deutsche Bank A.G. in Hamburg                                $37,500,000

MeesPierson N.V.                                             $15,000,000

Norddeutsche Landesbank Girozentrale                         $20,000,000

Westdeutsche Landesbank Girozentrale                         $20,000,000

Bankers Trust Company                                        $15,000,000

ABN Amro Bank                                                $ 5,000,000

Crestar Bank, Inc.                                           $10,000,000

Kredietbank N.V.                                             $10,000,000

Standard Chartered Bank                                      $15,000,000

                                  SCHEDULE III


                                  THE OBLIGORS




                                            Place of
Name                                        Incorporation     Company Number


Standard Commercial Corporation             North Carolina    13/1337610

Trans-Continental Leaf Tobacco
Corporation Limited                         Liechtenstein     H. LIV/14


Standard Commercial Tobacco Company
(U.K.) Limited                              England           1411968


Standard Commercial Tobacco
Co., Inc.                                   North Carolina    56-0323420

Trans-Continental Leaf Tobacco
Corporation (Jersey) Limited                Jersey            64368


W.A. Adams Company                          North Carolina    56-1783750


General Processors Inc.                     North Carolina    56-0887857

                                   SCHEDULE IV



                                     PART I

                              THE FACILITY LETTERS


------------------------------------ ------------------------------------------- ---------------------------------------

               Bank                                   Borrower                              Type of Facility
------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

BHF-Bank Aktiengesellschaft          Trans-Continental Leaf Tobacco              Revolving
                    Corporation Limited and Spierer Freres &
                                    Cie S.A.

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Commerzbank Aktiengesellschaft       Trans-Continental Leaf Tobacco              Revolving
                    Corporation Limited and Spierer Freres &
                                    Cie S.A.
------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

MeesPierson N.V.                     Standard Wool Argentina S.A., Tentler &     Revolving
                                     Co. B.V., Lohmann & Company GmbH,
                                     Standard Commercial Tobacco Company (UK)
                                     Limited, Trans-Continental Leaf Tobacco
                                     Corporation Limited, Spierer Freres & Cie
                                     S.A., Standard Wool (UK) Limited and        Foreign Exchange
                                     Jacomb Hoare (Bradford) Limited

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Norddeutsche Landesbank              Standard Commercial Tobacco Company (UK)    Revolving
Girozentrale                         Limited,   Trans-Continental  Leaf  Tobacco
                                     Available   for   cash    credits,    short
                                     Corporation  Limited and  Spierer  Freres &
                                     term loans, L/Cs/bank guarantees Cie S.A

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Westdeutsche Landesbank              Trans-Continental Leaf Tobacco              Revolving
Girozentrale                         Corporation Limited

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Joh. Berenberg, Gossler & Co.        Trans-Continental Leaf Tobacco              internal credit facility
                                     Corporation Limited

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Berliner Bank Aktiengesellschaft     Werkhof GmbH, Trans-Continental Rohtabak    Revolving
                    A.G., Standard Commercial Tobacco Company
                    (UK) Limited and Spierer Freres & Cie S.A

------------------------------------ ------------------------------------------- ---------------------------------------
------------------------------------ ------------------------------------------- ---------------------------------------

Deutsche Bank                        SCTC (UK), TCLTC and SCTC Inc.              $37,500,000 Revolving Facility
AG in Hamburg

------------------------------------ ------------------------------------------- ---------------------------------------



                                     PART II

                              THE EXISTING SECURITY


--------------------------------------- ==========================================================================

Bank                                    Details

--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Deutsche Bank A.G.                      Import Finanzierung (Mantelvertrag) mit Sicherheitenbestellung of
               Trans-Continental Leaf Tobacco Corporation Limited.
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

The                                     Royal  Bank of  Scotland  plc All  money
                                        first    legal    charge   by   Standard
                                        Commercial  Tobacco Company (UK) Limited
                                        over  office   premises  in   Godalming,
                                        Surrey, England.
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Joh. Berenberg, Gossler & Co            Importsicherungsvertrage mit Sicherheitenstellung (Waren/Forderungen) of
               Trans-Continental Leaf Tobacco Corporation Limited
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

BHF-Bank                                Aktiengesellschaft    Import    security
                                        agreement  to be  entered  into to cover
                                        import transactions of Trans-Continental
                        Leaf Tobacco Corporation Limited
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

MeesPierson N.V.                        The Bank's general terms and conditions provide for a pledge on all goods and documents of title which are in the possession or will come into  possession  of the Bank or a third
                                        party on the Bank's  behalf  from or for
                                        the benefit of the customer.
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Westdeutsche Landesbank Girozentrale    Importsicherungsvertrag of Trans-Continental Leaf Tobacco Corporation
                                        Limited.
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Norddeutsche Landesbank Girozentrale    The Bank's general terms and conditions provide for a pledge on all the
                                        Borrowers' assets (e.g. goods, money, securities, etc.) which are in the possession or will come into the possession of the Bank
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Thai Farmers Bank Public Company        Sicherungsvereinbarung Import-Kredite of Trans-Continental Leaf Tobacco
Limited                                 Corporation Limited dated 18 May 1978
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

ABN Amrobank                            Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

ABN Amrobank                            Charge over assets of SPI Turkey
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Barclays                                Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Barclays                                Charge over assets of Stancom Malawi
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Citibank                                Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Egnatia Bank                            Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Ioman Bank                              Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Midland Bank                            Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

National Bank of Greece                 Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Xkebank                                 Charge over assets of Exelka Greece
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Toronto Dominion                        Charge over assets of SCTC Canada
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Chemical Bank                           Charge over assets of SPI Turkey
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

MeesPierson                             Charge over assets of SPI Turkey
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

T. Ekonomi Bank                         Charge over assets of SPI Turkey
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

UOB Geneva                              Charge over assets of SPI Turkey
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Commercial Bank of Malawi               Charge over assets of Stancom Malawi
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Equator Bank                            Charge over assets of Stancom Malawi
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Indebank                                Charge over assets of Stancom Malawi
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Merchant Bank of C.A.                   Charge over assets of Stancom Zimbabwe
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

National Merchant Bank                  Charge over assets of Stancom Zimbabwe
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Stanble                                 Charge over assets of Stancom Zimbabwe
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Syfrets                                 Charge over assets of Stancom Zimbabwe
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Thai Farmers Bank                       Charge over assets of Stec Thailand
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Assic Edila                             Charge over assets of Transacatab Italy
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banco di Napoli                         Charge over assets of Transacatab Italy
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Monte dei Paschi                        Charge over assets of Transacatab Italy
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Asefa                                   Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banca Commerciale Italiana              Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banca Nazionale del Lavoro              Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banco Bilbao Vizcaya                    Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banco Extrenadura                       Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banco Centra Hispana                    Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Banco Popular                           Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Bancato                                 Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Maofre                                  Charge over assets of WWY Spain
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

NationsBank                             Charge over assets of Standard Commercial Tobacco Inc.
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

National Bank of Australia              Charge over assets of Standard Wool Australia
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Bank West                               Charge over assets of Standard Wool Australia
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

BHF Bank                                Charge over assets of Standard Wool Germany
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Bremer Bank                             Charge over assets of Standard Wool Germany
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Bremer Landesbank Girozentrale          Charge over assets of Standard Wool Germany
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Commerzbank A.G.                        Charge over assets of Standard Wood Germany
--------------------------------------- ==========================================================================
--------------------------------------- ==========================================================================

Westdeutsche Landesbank Girozentrale    Charge over assets of Standard Wool Germany
--------------------------------------- ==========================================================================

                                   SCHEDULE V

                               SECURITY DOCUMENTS

1. Pledge by SCTC Inc. to MeesPierson NV as Security Agent of its shares in Werkhof dated 2 May 1995.

2. Pledge by SCTC Inc. to MeesPierson NV of its shares in SCTC of Canada Limited dated 5 May 1995.

3. Share Pledge Agreement relating to 75% of the shares in Standard Wool France SA and made between SCTC (UK), Advhus Gestion SNC, the Steering Committee, the Lead Bank, the Security Agent and the Banks dated 5 May 1995.

4. Share Pledge Agreement relating to 25% of the shares in Standard Wool France SA and made between Standard Wool, Inc., the Steering Committee, the Lead Bank, the Security Agent and the Banks dated 5 May 1995.

5. Guarantee and Debenture by TCLTC in favour of MeesPierson NV as Security Agent dated 5 May 1995.

6. Pledge by SCTC Inc. to MeesPierson NV as Security Agent of its shares in Spierer dated 5 May 1995.

7. Guarantee and Debenture by SCTC (UK) in favour of MeesPierson NV as Security Agent dated 5 May 1995.

8.   Charge by SCC to  MeesPierson  NV as  Security  Agent of its shares in SCTC
     (UK) and SCTS (UK) dated 5 May 1995.

9. Guarantee and Debenture by SCTC (UK) in favour of MeesPierson NV as Security Agent dated 11 May 1995.

10. General Letter of Pledge by SCTC (UK) to MeesPierson NV as Security Agent dated 30 May 1995.

11. General Letter of Pledge by TCLTC to MeesPierson NV as Security Agent dated 30 May 1995.

12. Warehouse Locking Agreement between MeesPierson NV and SCTC (UK) and Tabaknatie dated 30 May 1995.

13. Warehouse Locking Agreement between MeesPierson NV and TCLTC and Tabaknatie dated 30 May 1995.

14. Pledge by TCLTC to MeesPierson NV of its shares in Transhellenic Tobacco SA dated 30 May 1995.

15. Second Equitable Mortgage of Shares in Tobacco Processors (Malawi) Limited by Stancom Tobacco (Malawi) Limited to MeesPierson NV as Security Agent dated 30 May 1995.

16. Charge by SCTC (UK) to MeesPierson NV of its shares in Stancom Tobacco Company (Malawi) Limited and Siemssen Threshie (Malawi) Limited dated 30 May 1995.

17. Security Agreement between TCLTC Limited and MeesPierson NV as Security Agent relating to receivables dated 30 May 1995.

18. Charge by TCLTC Limited to MeesPierson NV as Security Agent of its shares in Stancom Tobacco (Private) Limited dated 30 May 1995.

19. Pledge by SCTC Inc. to MeesPierson NV as Security Agent of its shares in TCLTC dated 17 July 1995.

20. Deed of Assignment relating to Philippine receivables by TCLTC in favour of MeesPierson NV as Security Agent dated 29 November 1995, including schedule of outstanding invoices payable by Philippine customers as at the same date.

21. Deed of Covenant by TCLTC Jersey, TCLTC and SCC in favour of MeesPierson NV as Security Agent in relation to TCLTC Jersey dated 26 February 1996.

22. Guarantee and Debenture by TCLTC Jersey in favour of MeesPierson NV as Security Agent dated 26 February 1996.

23. Security Agreement by TCLTC in respect of shares of TCLTC Jersey in favour of MeesPierson NV as Security Agent dated 26 February 1996.

24. Guaranty Agreement made jointly and severally by SCTC, Inc, General Processors, Inc and W.A. Adams Company (the "Companies") in favour of the Finance Parties and MeesPierson NV as Security Agent dated 12 July 1996.

25. Security Agreement made by the Companies in favour of MeesPierson NV as Security Agent dated 12 July 1996.

26. Hazardous Materials Indemnity Agreement by the Companies in favour of MeesPierson NV as Security Agent dated 12 July 1996.

27. Deed of Trust and Security Agreement by SCTC, Inc (Wilson County, North Carolina Property) dated 12 July 1996.

28. Deed of Trust and Security Agreement by General Processors, Inc (Granville County, North Carolina Property) dated 12 July 1996.

29. Deed of Trust and Security Agreement by W.A. Adams Company (Granville County, North Carolina Property) dated 12 July 1996.

30. Mortgage and Security Agreement by SCTC, Inc (Washington County, Kentucky Property) dated 12 July 1996.

                                   SCHEDULE VI

                          Form of Transfer Certificate


To:      (1)    [The Lead Bank]
                [*insert address*]
                Attention:***

         (2)    [The Borrowers]
                [*insert address*]
                Attention:***
                ("the Borrowers")                                   [Date]



                              Transfer Certificate

This Transfer Certificate relates to a Master Facilities Agreement ("the Agreement" which expression shall include any amendments to it in force from time to time) dated [*insert date*] between [* insert names of parties*]. Terms defined in the Agreement shall have the same meanings in this Transfer Certificate.

1. [insert name of Transferor Bank] (the "Transferor") (a) confirms that the details appearing in the attached Schedule are correct and (b) requests [*insert name of Transferee Bank*] (the "Transferee") to accept and procure the transfer to the Transferee of the obligations of the Transferor specified in the attached Schedule by countersigning and delivering this Transfer Certificate to the Lead Bank at its address for the service of notice specified in the Agreement.

2. The Transferee requests the Lead Bank to accept this Transfer Certificate as being delivered pursuant to and for the purposes of Clauses 21.4 (Transfer Certificate) and 21.5 (Effective Date) of the Agreement so as to take effect in accordance with the terms of such clauses on [*insert date of transfer*] (the "Transfer Date") or if applicable on such later date as may be determined in accordance with the terms thereof.

3. The Transferee undertakes to the Lead Bank, the Transferor and each of the other parties to the Agreement that it will:-

     (a) perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it after delivery of this Transfer Certificate to the Lead Bank and after satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect; and

     (b) comply with and be bound by the terms of the Agreement and each Finance Document to which the Transferor is a party as if it had been an original party to such Agreement and each such Finance Document in the capacity of [*specify capacities*].

4.   The Transferee confirms that:-

     (a) it has received copies of the Agreement and each such Finance Document and each Security Document and all other documentation and information required by the Transferee in connection with the transactions
          contemplated        by        this        Transfer        Certificate;

     (b) it has made and will continue to make its own assessmen of the adequacy, legality, enforceability and validity of the Finance Documents and this Transfer Certificate and has not relied and will not rely on the Lead Bank, the Security Agent or the Steering Committee or any statements made by any of them in that respect;

     (c) it has made and will continue to make its own credit assessment of SCC, the Borrowers, and the other parties to the Finance Documents and has not relied and will not rely on the Lead Bank, the Security Agent or the Steering Committee or any statements made by any of them in that respect; and

     (d) the Lead Bank, the Co-Lead Bank, the Security Agents or the Steering Committee shall not have any liability or responsibility to the Transferee in respect of any of the foregoing matters.

5. The Transferor makes no representation or warranty and assumes no responsibility with respect to the adequacy, legality, enforceability or validity of any Finance Document and assumes no responsibility for the financial condition of SCC, the Borrowers, or any other party to any Finance Document or for the performance and observance by SCC, the Borrowers, or any other such party of any of its obligations under any Finance Document and all such conditions and warranties, whether expressed or implied by law or otherwise, are excluded.

6. Nothing in this Transfer Certificate or any Finance Document obliges the Transferor to:-

     (a)  accept a re-transfer  from the  Transferee of any of the rights and/or
          obligations   assigned,   transferred   or  novated  under  Clause  21
          (Assignments and Transfers) of the Agreement; or

     (b) support any losses incurred by the Transferee by reason of the non-performance by any Borrower of any of its obligations under any Finance Document or otherwise.

7. The Transferee confirms that, in executing this Transfer Certificate, it acts as principal.

8. This Transfer Certificate and the rights and obligations of the parties under it shall be governed by and construed in accordance with English law.

Note:This Transfer Certificate is not a security, bond, note, debenture, investment or other similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                        SCHEDULE TO TRANSFER CERTIFICATE

Details of Obligations to be transferred



[All] obligations of the Transferor under or pursuant to each of the Finance Documents including, without limitation, the obligations of the Transferor in respect of its Commitment referred to below.


                                        Portion of Commitment
Transferor's Commitment under:          Transferred

[*details to     ] Facility             $[***]       $[***]
[  be inserted*] Facility               $[***]       $[***]


                      Administrative Details of Transferee


Name of Transferee:

Lending Office:

Address for service of notices (if different):

Account for payments:

Telephone:

Telex:

Attention:


Dated: ......................                 Dated: ......................

SIGNED by ...................                 SIGNED by ...................
for and on behalf of                            for and on behalf of
[Transferor Bank]                                 [Transferee Bank]

                                  SCHEDULE VII


                                 GROUP STRUCTURE

                                  SCHEDULE VIII


               DISTRIBUTION OF RECOVERIES BETWEEN FINANCE PARTIES

                                  (Clause 25.2)

5. Each Security Agent shall hold the Recoveries received by it on trust for distribution in accordance with the provision of this Schedule. Each other Finance Party shall, promptly on request from a Security Agent, pay to such Security Agent all Recoveries held by such Finance Party or apply the same as such Security Agent may direct.

6. Recoveries shall be distributed by each Security Agent between the Finance Parties in the following order of priority:-

     (1) FIRST, to pay to the Security Agents, the Co-Lead Bank and the Lead Bank the amount of any fees due from the Group Companies pursuant to Clause 18 (Fees) of this Agreement and to reimburse each of them for all costs (including legal costs) charges and expenses incurred by it in connection with the Finance Documents and in addition such sums as shall be sufficient to indemnify the Security Agents, the Co-Lead Bank, the Lead Bank and the Steering Committee fully against any obligations or liabilities incurred in their respective capacities as such (except if and insofar as incurred as a result of their own gross negligence or wilful misconduct);

     (2) SECOND, to pay to the Banks the amount of any losses incurred by them in respect of any foreign exchange transaction which the relevant Bank has agreed not to close out on the Enforcement Date at the request of a receiver of the relevant Group Company and with the approval of the Lead Bank (acting with the consent of all the Banks);

     (3) THIRD, to pay to the Banks pro rata pari passu all Principal Indebtedness then due, owing or incurred under the Facilities (up to the level of each Bank's Commitment) and to create Reserves for any such indebtedness as is unmatured (as adjusted, where applicable, to take into account any Equalisation Payments made under Clause 26
          (Equalisation)), together with all Interest Indebtedness accrued thereon, until all such matured indebtedness has been repaid and full Reserves have been made for all such unmatured liabilities;

     (4) FOURTH, to pay to the Banks pro rata pari passu all other money and liabilities (if any) due, owing or incurred by the Obligors to the Finance Parties under or in connection with the Facilities and/or the Finance Documents and to create Reserves for any such liabilities as are unmatured, until all such matured liabilities have been paid in full and full Reserves have been created for all such unmatured liabilities;

     (5)  FIFTH, to pay any surplus to whomsoever is entitled to it;

          where the expression "pro rata" means: -

          (i) in relation to paragraph 2(c) above, the proportion which a Bank's Outstandings as at the Enforcement Date bears to the aggregate amount of all Outstandings of the Banks as at the Enforcement Date; and

          (ii) in relation to paragraph 2(d) above, the proportion which the amount of indebtedness of the Obligors to each Finance Party under or in connection with the Facilities and/or the Finance Documents at such time bears to the aggregate amount of indebtedness of the Obligors to all Finance Parties under or in connection with the Facilities and/or the Finance Documents at such time; and

          (iii)in relation to paragraph 2(e) above, the proportion which the amount of the Indebtedness described in paragraph 2(e) above of the Obligors to each Finance Party at such time bears to the aggregate amount of such Indebtedness of the Obligors to all Finance Parties at such time.

     For the purpose of this Schedule there shall be no double counting. Where there are two claims for the same debt (for example a guarantee of a Facility) only one such claim shall be taken into account.

7. For the purposes of calculating the claim of each Finance Party under this Schedule and calculating the amount of Indebtedness outstanding to each of them for the purposes of this Schedule:-

     (1) the provisions of Clause 26 (Equalisation) shall be applied, where applicable, before establishing Indebtedness for such purpose;

     (2) any claim made by a Bank in respect of any foreign exchange transaction shall be limited to the amount of the loss which that Bank would have incurred on that transaction if it had closed out that transaction on the Enforcement Date or (if that is not a Business Day) on the next succeeding Business Day, or on such other basis as may be approved by the Lead Bank (acting with all Bank consent) if such Bank is asked by a receiver of the relevant Group Company not to close out the transaction or not to do so immediately;

     (3) sums received by a Finance Party and passed or to be passed to a Security Agent pursuant to Clauses 29.1 (Further Security, Set-Off and Excess Cash Cover) or 30 (Third Party Security) shall be disregarded, so that as between the Finance Parties for such purpose, the outstanding Indebtedness of the Group Companies to a Finance Party shall be deemed to be the amount of the indebtedness of the Group
          Companies to such Finance Party before the sums to be passed to a Security Agent are received by such Finance Party.

8. Where any Finance Party receives funds pursuant to this Schedule it shall (unless required by law) apply such funds in or towards satisfaction of the relevant debt or liability or (if so directed by a Security Agent with the consent of the Majority Banks) instead place the funds on an interest-earning suspense account until otherwise specified by a Security Agent.

9. If any calculation or estimate made by a Security Agent (or any other person) in order to determine directly or indirectly the distributions hereunder shall prove to be inaccurate when made or becomes inaccurate, whether through the passage of time or otherwise, then the amounts received by each Finance Party shall be adjusted to take account of such inaccuracy and such Finance Party shall forthwith upon notice by a Security Agent pay to such Security Agent such funds as may be required to achieve such correction.

10. If requested by a Security Agent, a Finance Party shall purchase for cash such portion of the monetary amounts and claims owing to one or more of the other Finance Parties from the Group Companies, or to sell for cash such portion of the monetary amounts and claims owing to it from Group Companies, or adopt such alternative method as a Security Agent may reasonably require (on the basis of legal advice received by it) to give effect to the provisions of Clauses 26 (Equalisation), 27 (Interim
     Distributions of Recoveries and Creation of Reserves), 29 (Further Security, Set-Off and Excess Cash Cover) or 30 (Third Party Security), having regard to the law applicable in the relevant jurisdiction.

11. Where the amount of any unmatured liability is to be estimated for the purpose of this Schedule, the Finance Party to which such liability is owing shall provide such information to each of the Security Agents as it may reasonably require to agree or determine the amount of such estimate and the amount so agreed or determined by the Security Agents shall apply for such purpose.

                                   SCHEDULE IX



                        EXISTING INTRA-GROUP INDEBTEDNESS

                                (Clause 13.1(v))

                                   SCHEDULE X

                         DETAILS OF GROUP JOINT VENTURES

                                (Clause 13.1(r))

                                   SCHEDULE XI

                              WOOL GROUP COMPANIES

                                  SCHEDULE XII

                  NEW GLOBAL FACILITY - PROFORMA BORROWING BASE

Amounts show as of 31 March 1997

----------------------------- ------------------- --------------------- ------------------ =====================
      (US $ millions)             SCTC Inc.              TCLTC              SCTC(UK)              TOTAL

----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Inventory                            66.2                 35.7                 3.3                105.2
Receivables                          34.0                 40.6                  13                 87.6
Less: ineligibles                    N/A                  N/A                  N/A                 N/A
Sub Total                           100.2                 76.3                16.3                192.8
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Eligible InterCompany Loans           0.3                  9.2                 1.8                 11.3
Less payables
Sub Total                             0.6                  7.2                 1.3                  9.1
(cap $40,000,000)                    (0.3)                 2.0                 0.5                  2.2
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Supplier Advances and                 3.8                 11.4                11.8                 27.0
Affiliates Advances (cap
$40,000,000)                        (2.0)                (52.3)               (7.3)               (61.6)
Less Trade Payables                 101.7                 37.4                21.3                160.4
Total Cur Assets
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Availability                         81.4                 29.9                17.0                128.3
@ 80%
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Fixed Assets                         21.0
Availability                         10.5
@ 50%
Total                                91.9                                                         138.8
Borrowing Base
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

-Borrowings (less all                23.7                 21.3                15.7                 60.7
guarantees and letters of
credit)
-plus all guarantees and             25.7                 11.3                                     36.5
letters of credit
-less back to back,
prepayment secured and
undrawn documentary letters
of credit
-less cash                            0.4                 13.4                  3.5                17.3
Net Borrowings                       48.5                 19.2                12.2                 79.9
----------------------------- ------------------- --------------------- ------------------ =====================
----------------------------- ------------------- --------------------- ------------------ =====================

Availability                         43.4                 10.7                 4.8                 58.9
----------------------------- ------------------- --------------------- ------------------ =====================
N.B. all figures set out above are illustrative only.

                                  SCHEDULE XIII


                    GRANDFATHERED BORROWINGS AND ENCUMBRANCES



Borrowing          Guarantor of      Nature of                                 Type of            Amount Currently
Company            Encumbrance       Encumbrances        Lender                Credit Facility    Secured
---------------------------------------------------------------------------------------------------------------------
----------------  -----------------  -----------------   -------------------   ----------------   -------------------
Stancom Tanzania   Stancom Tanzania  Trading Assets,     Bank syndicate led    Seasonal credit    $37.5 million,
(Jersey) Limited   (Jersey) Limited  SCC's shares in     by AGN-Amro.          lines renewed       amounts will vary
                                     the local company                         annually.           depending on crop
                                     or land and buildings                                         size and sales plan.
                                     depending on the                          Term Loan for
                                     final joint venture                       purchase of shares  $5-15 million,
                                     arrangements.                             and construction     depending on final
                                                                               of new tobacco       joint venture
                                                                               storage in Tabora.   arrangements.
----------------   ----------------  ----------------     -------------------  ----------------    ------------------
Standard Brazil    Standard Brazil   Inventory and        Bank syndicate led   Seasonal credit     Up to $50 million,
Limited            Limited           Receivables          AGN-Amro             lines.              amounts will vary
                                                                                                   depending on crop size
                                                                                                   and sales plan.
----------------   ----------------  ----------------     ------------------   ----------------   -------------------
Standard's joint   Standard's joint  Inventory and        Local Indian banks   Seasonal credit     To be determined
venture in         venture in        Receivables.                              lines.
Gunthur, India     Gunthur, India
(name to be        (name to be
determined).       determined).

----------------   ----------------  ----------------     --------------       ----------------    ------------------
Seakins Limited    Seakins Limited   Inventory and        United Overseas      Seasonal credit     Up to $50 million.
                                     Receivables          Bank
----------------   ----------------  ----------------     --------------       ----------------     -----------------
Various SCC        Various SCC       Trading Assets       Local Banks          Ring-Fenced          Varies by country
Subsidiaries and   Subsidiaries and  and local fixed                           Financing            and season
Affiliates in      Affiliates in     assets                                    Arrangements as
tobacco sourcing   tobacco sourcing                                            defined in the
countries          countries                                                   MFA
---------------    ----------------  -----------------    ---------------      -----------------   ------------------
Various Wool       Various Wool      Trading Assets and   Local Banks          Seasonal credit      Varies by country
Group companies    Group companies   local fixed assets                        lines                and season

Standard Wool      Standard Wool     Land and buildings   Royal Bank           Seasonal credit      $5,395,000
(UK) Ltd           (UK) Ltd                               of Scotland          lines
---------------    ----------------  -----------------    ---------------      ------------------   -----------------
Standard           Standard          Land, buildings      Branch Banking       Industrial Revenue   $2,940,000
Commercial         Commercial        and machinery        and Trust             Bonds
Tobacco Co,        Tobacco Co,       in Springfield,
Ltd                Ltd               Kentucky, USA
----------------   ----------------  -----------------    ---------------      ------------------   -----------------
Carolina Tobacco   CRES Tobacco      CRES factory land    Bank of America      Term Loan            $3,102,000
Inc                Inc and Standard  and buildings
                   Commercial Tobacco
                   Co, Inc

                                  SCHEDULE XIV


                              ADDITIONAL COSTS RATE

* Subject to review by the Banks *

The Additional Cost Rate to compensate each of the Banks for the cost attributable to the Facilities, or other sum for any period for which such cost is to be computed under this Agreement resulting from the imposition from time to time by the Bank of England (or other governmental authorities or agencies) of a requirement or request to place non-interest-bearing deposits with the Bank of England, for the payment of special deposits and the maintenance of secured money with certain financial institutions (recognised for this purpose by the Bank of England) will be the rate determined by the Bank (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) on the first day of the relevant period and for the duration of such period (or, if for a period longer than three Months, the average of the rates (rounded upwards as aforesaid) computed on a three Monthly basis during such period) in accordance with the following formula:

              rate      = XL+ B(L-C) + S(L-D) 100 -
                          (X + S)

Where:

                    "X" is the amount required to be maintained by the Bank as non-interest-bearing balances with the Bank of England expressed as a percentage of eligible liabilities fixed by the Bank of England (or other governmental authorities or agencies).

                    "L" is the average of the offered quotations in the London Interbank Market for Sterling deposits for the period for which the formula is being applied in the London Interbank Market at or about 11.00 am on the first day of that period.

                    "B" is the average level of secured deposits expressed as a percentage of eligible liabilities which the Bank is required by the Bank of England to maintain with certain financial institutions (recognised for this purpose by the Bank of England).

                    "C" is the average of the rates at which certain financial institutions (recognised for this purpose by the Bank of England) bid for Sterling deposits for the period for which the formula is being applied from the Bank at or about 11.00 am on the first day of that period.

                    "S" is the amount of special deposits required to be maintained by the Bank expressed as a percentage of eligible liabilities fixed by the Bank of England (or other governmental authorities or agencies).

                    "D" is the rate of interest paid by the Bank of England on special deposits.

In the application of the above formula X, L, B, C, S and D will each be expressed as a number and not as a percentage rate per annum.

In the event of any change in circumstances (including the imposition of alternative or additional official requirements) which renders the above formula inapplicable, any relevant Bank shall notify SCTC Inc. in reasonable detail of the manner (including the basis and computation) in which the Additional Cost Rate shall be determined thereafter and, if appropriate, substitute a new formula for that set out above.

If the above formula does not represent the cost to any relevant Bank of such compliance as mentioned earlier, the Borrowers will on demand by such Bank indemnify the Bank for any such cost of compliance demonstrated by such Bank to the Borrowers in reasonable detail and certified by such Bank as not being otherwise covered by such formula. A certificate as to such further cost signed on behalf of such Bank shall be conclusive in the absence of manifest error.

                                   SCHEDULE XV

                    STANDARD FORM BI-LATERAL FACILITY LETTER



To:  Standard  Commercial Tobacco Co., Inc. Standard  Commercial Tobacco Company
     (UK) Limited Trans-Continental Leaf Tobacco Corporation Limited


     [date]


Dear Sirs,

We are pleased to offer to make available to you (the "Borrowers" and each is a "Borrower") the following facilities (the "Facilities") subject to the terms and conditions set out in this letter and the MFA (as defined below). [This letter supplements and amends our existing facility letter dated [*] as amended and in force on the date of this letter.] This letter is a Facility Letter as defined in the MFA.

          1.   Facility Amount

               Up to a maximum of $[*] in aggregate of which up to $[*] may be drawn by way of revolving credit advances for periods of up to [*] days and up to $[*] by way of the issuance of Letters of Credit. [state any other forms of permitted utilisations].

          2.   Purpose

               The Facilities may be used for the general corporate purposes of the Borrowers (excluding hostile acquisitions).

          3.   Interest and Commissions

               Interest on advances shall be payable in accordance with clause [6] of the MFA. Commissions and fees on Letters of Credit and [state any other permitted utilisations] shall be payable as follows:

               [State amounts and times]

          4.   Letter of Credit Documentation

               If any Borrower requests us at any time to issue a Letter of Credit on its behalf, such Borrower shall deliver to us a copy of our standard form application for the issue of a letter of credit and counterindemnity duly executed on behalf of such Borrower together with any other documentation referred to in that application and any fees then payable. All Letters of Credit proposed to be issued by us shall be in a form acceptable to us. Where a Borrower requests the issue of a Letter of Credit in connection with the acquisition of tobacco by that Borrower, such Borrower shall also deliver to us duly executed pledge documentation in our standard form in respect of such tobacco and deliver to us the documents of title to such tobacco. Each Borrower agrees that it will execute such trust receipts and other documents and give such instructions to warehouses as may be necessary to give effect to any such pledge.


          5.   Other utilisations

               All utilisations of the Facilities shall, except to the extent expressly provided in this letter or in the MFA, be made on our standard terms and conditions which shall be deemed to be incorporated in this letter. To the extent that there is any inconsistency between the terms of this letter and/or our standard terms and the terms of the MFA, the provisions of the MFA shall prevail.

          6.   Repayment

               The Facilities shall be repayable at the times and in the manner stated in the MFA.

          7.   Security

               The obligations of the Borrowers under or pursuant to this letter and the Finance Documents from time to time shall be secured by:

               (a)  [list existing security held by that Bank];

               (b)  the Security Documents; and

               (c) any express or implied rights of security to which we may, now or hereafter, be entitled as a matter of law or contract.

          8.   Other Terms

               [state any other terms applicable to the Facilities]

          9.   Interpretation

               In this letter "MFA" means the Master Facilities Agreement dated 5 May 1996 as supplemented and amended on [*] 1997 and made between the Borrowers (1) Standard Commercial Corporation (2) the Steering Committee (3) Deutsche Bank AG in Hamburg as Lead Bank
               (4) Bankers Trust Company as Co-Lead Bank and Documentation Agent
               (5) MeesPierson NV as International Security Agent (6) Bankers Trust Company as the US Security Agent (7) and the Banks (8).

               Expressions defined in the MFA and not otherwise defined in this letter shall have the respective meanings given to those terms in the MFA and principles of interpretation applicable to the MFA shall also apply to this letter.

          10.  Governing Law

               This letter shall be governed by and construed in accordance with [*] law.

Each of the Borrowers should countersign and return the enclosed copy of this letter to indicate its agreement to its terms together with a copy of a resolution of its board of directors approving this letter and authorising a named individual to countersign this letter on its behalf. This letter shall remain open for acceptance until [*] after which time it shall lapse.

Yours faithfully,


For [Bank]

[On copy only]

We agree to and accept the terms of the above facility letter


 ...........................................          Date

 ...........................................          Date

 ...........................................          Date


[NB/ All Borrowers to sign]

THE BORROWERS

TRANS-CONTINENTAL LEAF TOBACCO CORPORATION LIMITED
FL-9490 Vaduz,
Liechtenstein

Facsimile No:         (0)75 236 5555
Attention:            The Finance Director

By:


STANDARD COMMERCIAL TOBACCO COMPANY (UK) LIMITED
Standard House
Weyside Park
Godalming
Surrey GU7 1XE
England

Facsimile No:         01483 860176
Attention:            The Finance Director

By:


STANDARD COMMERCIAL TOBACCO CO., INC.
C/o C.T. Corporation Systems
225 Hillsborough Street
Raleigh
North Carolina 27603, USA

Facsimile No:
Attention:     The Finance Director



SCC

STANDARD COMMERCIAL CORPORATION

2201 Miller Road, P O Box 450,
Wilson NC 27894-0450, USA

Facsimile No:         00 1 919 237 1109
Attention:            The Finance Director

By:

THE LEAD BANK

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:         00 49 40 3701 4684
Attention:  Michael Ziesenitz

By:


THE CO-LEAD BANK AND DOCUMENTATION AGENT

BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
NY 10005
USA

Facsimile No:         00 1 212 618 2630
Attention:  Maureen Reilly

By:


THE INTERNATIONAL SECURITY AGENT

MEESPIERSON N.V.
Camomile Court
23 Camomile Street
London EC3A 7PP

Facsimile No:         0171 444 8810
Attention:            Iain Lappin-Smith

By:



THE US SECURITY AGENT

BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:         00 1 212 618 2630
Attention:  Maureen Reilly

By:

THE STEERING COMMITTEE

DEUTSCHE BANK A.G. IN HAMBURG
Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:         00 49 40 3701 4684
Attention:            Michael Zietsenitz

By:


MEESPIERSON N.V.

Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:         0031 10 4016558
Attention:            Jaap Van Beveren

By:


BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:         00 1 212 618 2630
Attention:  Maureen Reilly

By:


NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No: 00 49 40 3765 5304
Attention: Mrs Glindmeyer

By:

WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No: 00 49 40 339 68265
Attention: Mr T Richter

By:


THE BANKS

DEUTSCHE BANK A.G. IN HAMBURG

Firmen und Institutionen
Konzernbetreuung II
Adolphsplatz 7
20079 Hamburg, Germany

Facsimile No:         00 49 40 3701 4684
Attention:            Michael Ziesenitz

By:


MEESPIERSON N.V.

Coolsingel 93
PO Box 749
3000 AS Rotterdam
Netherlands

Facsimile No:         0031 10 401 6558
Attention:            Jaap Van Beveren

By:


BANKERS TRUST COMPANY
14 Wall Street - 3rd Floor
New York
NY 10005
USA

Facsimile No:         00 1 212 618 2630
Attention:  Maureen Reilly

By:

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Brodschrangen 4
20457 Hamburg
Germany

Facsimile No: 00 49 40 3765 5304
Attention: Mrs Glindmeyer

By:


WESTDEUTSCHE LANDESBANK GIROZENTRALE
Domstrasse 10
20095 Hamburg
Germany

Facsimile No: 00 49 40 339 68265
Attention: Mr T Richter

By:


BERENBERG BANK
Neuer Jungfernstieg 20
20354 Hamburg
Germany

Facsimile No:  00 49 40 354 248
Attention: Mr Schroder

By:


BHF-BANK AKTIENGESELLSCHAFT
Paulstrasse 5
20095 Hamburg
Germany

Facsimile No:  00 49 40 3200 9203
Attention:  Mr Theodore Budde

By:

BERLINER BANK AKTIENGESELLSCHAFT
Niederlassung Hamburg
Domstrasse 21
20095 Hamburg
Germany

Facsimile No:  00 49 40 3020 5319
Attention:  Mr Gubel

By:

COMMERZBANK A.G.
Ness 7-9
20457 Hamburg
Germany

Facsimile No:  00 49 40 368 33305
Attention:  Mr Weidner

By:


ABN AMRO BANK
Frankrijklei 121
B-2000 Antwerpen
Belgium
Tel:                            +32 3 2220425
Fax:                            +32 3 2311031
Attention: Mr. Paul Lenaerts/Mr. Rudolf Oldeman


By:

CRESTAR BANK
919 East Main Street
Richmond, VA 23219
USA
Tel:                            +1 804 782 5237
Fax:                            +1 804 782 5413
Attention:                      Mr. C Gray Key

By:

KREDIETBANK N.V.
5th Floor, Earl Place
15 Appold Street
London EC2A 2AA
England
Tel:                            +44 171 256 4891
Fax:                            +44 171 256 4870
Attention:                      Mr. Kevin Giles

By:

STANDARD CHARTERED BANK
37 Gracechurch Street
London EC3V OBX
England

Tel:                            +44 171 280 7585
Fax:                            +44 171 280 7598
Attention:                      Mr. Robert Dean

By:

                                   APPENDIX A

                                   THE BUDGET

                                   APPENDIX B

                             THE CASH FLOW FORECAST



                                    APPENDIX


                                DATED 5 May 1995



             Trans-Continental Leaf Tobacco Corporation Limited, (1)
                Standard Commercial Tobacco Company (UK) Limited
                                       and
                    Standard Commercial Tobacco Company, Inc.
                                 (as Borrowers)

                       Standard Commercial Corporation (2)
                                 (as Guarantor)

                           The Steering Committee (3)

                        Deutsche Bank A.G. in Hamburg (4)
                                 (as Lead Bank)

                            Bankers Trust Company (5)
                    (as Co-Lead Bank and Documentation Agent)

                              MeesPierson N.V. (6)
                        (as International Security Agent)

                            Bankers Trust Company (7)
                             (as US Security Agent)

                                      -and-

                                  The Banks (8)


                  ---------------------------------------------

                           MASTER FACILITIES AGREEMENT
                           AS AMENDED AND RESTATED ON
                                 1st AUGUST 1997

                  ---------------------------------------------



                              *DRAFT 23 July 1997*



                              LOVELL WHITE DURRANT
                               65 Holborn Viaduct
                                 London EC1A 2DY
                                 A1/KB/105079-4

                        *Subject to the Banks' comments*

                                    CONTENTS

                                  Heading Page

               Parties

               Recitals

                                     PART I

1.             Definitions and Interpretation

                                     PART II

2.             Facilities
3.             Letters of Credit
4.             Bills

                                    PART III

5.             Master Facilities Arrangements

                                     PART IV

6.             Interest and Commission


                                     PART V

7.             Repayment
8.             Prepayment

                                     PART VI

9.             No deductions
10.            Change in Law or Regulations
11.            Cancellation

                                    PART VII


12.            Guarantee

                                    PART VIII

13.            Representations and Warranties



                                     PART IX

14.            General Covenants
15.            Information Covenants
16.            Financial Covenants



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                                     PART X

17.  Termination in Case of Default


                                     PART XI

18.  Fees 19. Expenses 20. Stamp Duty

                                    PART XII

21.  Assignments and Transfers

                                    PART XIII

22. Lead Bank, Co-Lead Bank, Security Agents and Steering Committee 23 Amendments and Decisions 24. Retirement of Lead Bank, Co-Lead Bank, Security Agents and Steering Committee


                                    PART XIV


25. Enforcement of Security and Distribution of Recoveries 26. Equalisation 27. Interim Distributions of Recoveries and Creation of Reserves 28. Calculation of Outstandings 29 Further Security, Set-Off and Excess Cash Cover 30. Third Party Security 31. Closing out of Foreign Exchange Transactions

                                     PART XV

32.  Notices 33. Indemnities 34. Certificates, Calculations and Evidence of Debt
     35. Set-Off 36. Forbearance and Partial Invalidity 37. Authority of SCTC Inc. 38. Counterparts 39. Finance Parties 40. Governing Law and Jurisdiction


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                                    SCHEDULES


Schedule I                 :        The Borrowers
Schedule II                :        The Banks
Schedule III               :        The Obligors
Schedule IV                :        Existing Security Documents
Schedule V                 :        Security Documents
Schedule VI                :        Form of Transfer Certificate
Schedule VII               :        Group Structure
Schedule VIII              :        Distribution of Recoveries
Schedule IX                :        Existing Intra-Group Indebtedness
Schedule X                 :        Details of Group Joint Ventures
Schedule XI                :        Wool Group Companies
Schedule XII               :        Borrowing Base Certificate
Schedule XIII              :        Grandfathered Borrowings and Encumbrances
Schedule XIV               :        Additional Costs Rate
Schedule XV                :        Standard Form Bi-Lateral Facility Letter
Signing Pages

Appendix A                 :        The Budget
Appendix B                 :        The Cash Flow Forecast